Exhibit 4.29
Private & Confidential

Dated 1 March 2010

SECOND SUPPLEMENTAL AGREEMENT relating to an Overdraft Facility of up to (originally) US$20,000,000 to MILOS I MARITIME INC. BALDWIN MANAGEMENT CO. and VERA NAVIGATION S.A.
provided by PIRAEUS BANK A.E.

Contents

Clause		Page
1	Definitions	2

2	Agreement of the Bank	7

3	Amendments to Principal Agreement and Principal Corporate Guarantee	7

4	Representations and warranties	8

5	Conditions	9

6	Relevant Parties' confirmation	10

7	Fees and expenses	10

8	Miscellaneous and notices	11

9	Applicable law	11

THIS SECOND SUPPLEMENTAL AGREEMENT is dated 1 March 2010 and made BETWEEN:

(1)
MILOS I MARITIME INC., a company incorporated under the laws of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of Marshall Islands MH96960 (the "Hope Borrower");

(2)	VERA NAVIGATION S.A., a company incorporated under the laws of the Republic of Liberia having its registered office at 80 Broad Street, Monrovia, Republic of Liberia (the "Vera Borrower");

(3)
BALDWIN MANAGEMENT CO., a company incorporated under the laws of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of Marshall Islands MH96960 (the "Baldwin Borrower");

(4)	AEGEAN BUNKERS AT SEA, a company incorporated under the laws of Belgium having its registered office at B-2000 Antwerpen, Vlasmarkt 11, Belgium (the "Aegean Bunkers Guarantor");

(5)	AEGEAN ACE MARITIME COMPANY, a company incorporated under the laws of the Hellenic Republic having its registered office at 44 Hatzikiriakou Avenue, Piraeus, Greece (the "Aegean Ace Guarantor");

(6)	AMP MARITIME S.A., a company incorporated under the laws of the Republic of Liberia having its registered office at 80 Broad Street, Monrovia, Republic of Liberia (the "Aegean Champion Guarantor");

(7)	SILVER SEA SHIPPING S.A., a company incorporated under the laws of the Republic of Liberia having its registered office at 80 Broad Street, Monrovia, Republic of Liberia (the "Aegean Star Guarantor");

(8)
AEGEAN MANAGEMENT SERVICES M.C., a company incorporated under the laws of the Hellenic Republic having its registered office at 44 Hatzikiriakou Avenue, Piraeus, Greece (the "Aegean Management Guarantor");

(9)
AEGEAN BUNKERING SERVICES INC., a company incorporated under the laws of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of Marshall Islands MH96960 in its capacity as manager and in its capacity as corporate guarantor (the "Aegean Bunkering Guarantor");

(10)
AEGEAN MARINE PETROLEUM NETWORK INC. a company incorporated under the laws of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of Marshall Islands MH96960 (the "AMPNI Guarantor"); and

(11)
PIRAEUS BANK A.E., a company incorporated under the laws of Greece having its registered office at 4 Amerikis, 105 64 Athens, Greece and acting for the purposes of this Agreement through its branch at 47-49 Akti Miaouli, Piraeus 185 36, Greece (the "Bank").

WHEREAS:

(A)	this Agreement is supplemental to:

(a)
a facility agreement dated 11 March 2008 (the "Original Agreement") as amended and supplemented by a first supplemental agreement dated 22 December 2008 (the "First Supplemental Agreement" and, together with the Original Agreement, the "Principal Agreement") made between the Bank as lender and the Borrowers as joint and several borrowers, pursuant to which the Bank agreed to make available (and has made available) to the Borrowers an overdraft facility of up to Twenty million Dollars ($20,000,000), for the purposes stated therein; and

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(b)
a corporate guarantee dated 11 March 2008 (the "Principal Corporate Guarantee") made between the AMPNI Guarantor and the Bank in respect of the obligations of the Borrowers to the Bank under the Principal Agreement;

(B)	the Borrowers have requested that (inter alia):

(i)	the Facility Amount is increased from Twenty million Dollars ($20,000,000) to Thirty million Dollars ($30,000,000);

(ii)	the Maturity Date is extended to 1 March 2011; and

(iii)	the definition of "Consolidated Liquid Funds" of the Principal Corporate Guarantee is amended;

(C)
it is a condition for the Bank giving its consent to (inter alia) the increase of the Facility Amount, the extension of the Maturity Date and the amendment of the Principal Corporate Guarantee, each as mentioned in Recital (B) that:

(i)	each of the New Corporate Guarantors executes in favour of the Bank a corporate guarantee; and

(ii)	certain of the Owners executes other security of, or in relation to, their Ships,

as security for the payment of any moneys owing by the Borrowers to the Bank under the Loan Agreement and the other Security Documents; and

(D)	this Agreement sets out the terms and conditions upon which the Bank shall, at the request of the Borrowers, provide its consent to the above amendments and other arrangements.

NOW IT IS HEREBY AGREED as follows:

1	Definitions

1.1	Defined expressions

Words and expressions defined in the Principal Agreement shall unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Agreement.

1.2	Definitions

In this Agreement, unless the context otherwise requires:

"Aegean Ace" means the motor vessel Aegean Ace, a 1992-built, (approximately) 1,615 dwt double-hull tanker registered under the name and in the ownership of the Aegean Ace Guarantor under the laws and flag of the Hellenic Republic with IMO Number 9038232;

"Aegean Ace General Assignment" means the first priority general assignment in respect of Aegean Ace executed or (as the context may require) to be executed by the Aegean Ace Guarantor in favour of the Bank in the form set out in schedule 4;

"Aegean Ace Guarantee" means the corporate guarantee executed or (as the context may require) to be executed by the Aegean Ace Guarantor in favour of the Bank in the form set out in schedule 5;

"Aegean Ace Management Agreement" means the management agreement made or (as the context may require) to be made between the Bareboat Charterer as disponent owner and Aegean Management Services M.C. as Manager, providing for (inter alia) the Manager to manage Aegean Ace;

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"Aegean Ace Manager's Undertaking" means the first priority manager's undertaking and assignment executed or (as the context may require) to be executed by the Manager for that Ship in the form set out in schedule 7, providing for (inter alia) the Manager to manage Aegean Ace;

"Aegean Ace Mortgage" means the first preferred Greek mortgage in respect of Aegean Ace executed or (as the context may require) to be executed by the Aegean Ace Guarantor in favour of the Bank in such form as the Bank may require in its sole discretion;

"Aegean Ace Operating Account" means the interest bearing Dollar account of the Aegean Ace Guarantor opened or (as the context may require) to be opened by Aegean Ace Guarantor with the Bank and includes any sub-accounts thereof and any other bank account as may be specified by the Bank to be an Aegean Ace Operating Account for the purposes of this Agreement;

"Aegean Ace Operating Account Pledge" means the pledge agreement in respect of the Aegean Ace Operating Account executed or (as the context may require) to be executed by the Aegean Ace Guarantor in favour of the Bank in such form as the Bank may require in its sole discretion;

"Aegean Ace Tripartite General Assignment" means the first priority tripartite general assignment executed or (as the context may require) to be executed by the Aegean Ace Guarantor and the Bareboat Charterer in favour of the Bank in the form set out in schedule 8;

"Aegean Champion" means the motor vessel Aegean Champion, a 1991-built, (approximately) 23,400 dwt double-hull tanker registered under the name and in the ownership of the Aegean Champion Guarantor under the laws and flag of the Republic of Liberia with IMO Number 9010802;

"Aegean Champion General Assignment" means the first priority general assignment in respect of Aegean Champion executed or (as the context may require) to be executed by the Aegean Champion Guarantor in favour of the Bank in the form set out in schedule 4;

"Aegean Champion Guarantee" means the corporate guarantee executed or (as the context may require) to be executed by the Aegean Champion Guarantor in favour of the Bank in the form set out in schedule 5;

"Aegean Champion Management Agreement" means the management agreement made or (as the context may require) to be made between the Aegean Champion Guarantor and either Manager, providing for (inter alia) the Manager to manage Aegean Champion;

"Aegean Champion Manager's Undertaking" means the first priority manager's undertaking and assignment executed or (as the context may require) to be executed by the Manager for that Ship in the form set out in schedule 7, providing for (inter alia) the Manager to manage Aegean Champion;

"Aegean Champion Mortgage" means the first preferred Liberian mortgage in respect of Aegean Champion executed or (as the context may require) to be executed by the Aegean Champion Guarantor in favour of the Bank in the form set out in schedule 3;

"Aegean Champion Operating Account" means the interest bearing Dollar account of the Aegean Champion Guarantor opened or (as the context may require) to be opened by the Aegean Champion Guarantor with the Bank and includes any sub-accounts thereof and any other bank account as may be specified by the Bank to be an Aegean Champion Operating Account for the purposes of this Agreement;

"Aegean Champion Operating Account Pledge" means the pledge agreement in respect of the Aegean Champion Operating Account executed or (as the context may require) to be executed by the Aegean Champion Guarantor in favour of the Bank in such form as the Bank may require in its sole discretion;

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"Aegean Management Guarantee" means the corporate guarantee executed or (as the context may require) to be executed by the Aegean Management Guarantor in favour of the Bank in the form set out in schedule 6;

"Aegean Star" means the motor vessel Aegean Star, a 1980-built, (approximately) 11,520 dwt double-hull tanker, registered under the name and in the ownership of the Aegean Star Guarantor and under the laws and flag of the Republic of Liberia with IMO Number 7922295;

"Aegean Star General Assignment" means the first priority general assignment in respect of Aegean Star executed or (as the context may require) to be executed by the Aegean Star Guarantor in favour of the Bank in the form set out in schedule 4;

"Aegean Star Guarantee" means the corporate guarantee executed or (as the context may require) to be executed by the Aegean Star Guarantor in favour of the Bank in the form set out in schedule 5;

"Aegean Star Management Agreement" means the management agreement made or (as the context may require) to be made between the Aegean Star Guarantor and either Manager, providing for (inter alia) the Manager to manage Aegean Star,

"Aegean Star Manager's Undertaking" means the first priority manager's undertaking and assignment executed or (as the context may require) to be executed by the Manager for that Ship in the form set out in schedule 7, providing for (inter alia) the Manager to manage Aegean Star,

"Aegean Star Mortgage" means the first preferred Liberian mortgage in respect of Aegean Star executed or (as the context may require) to be executed by the Aegean Star Guarantor in favour of the Bank in the form set out in schedule 3;

"Aegean Star Operating Account" means the interest bearing Dollar account of the Aegean Star Guarantor opened or (as the context may require) to be opened by Aegean Star Guarantor with the Bank and includes any sub-accounts thereof and any other bank account as may be specified by the Bank to be an Aegean Star Operating Account for the purposes of this Agreement;

"Aegean Star Operating Account Pledge" means the pledge agreement in respect of the Aegean Star Operating Account executed or (as the context may require) to be executed by the Aegean Star Guarantor in favour of the Bank in such form as the Bank may require in its sole discretion;

"AMPNI Guarantee" means the Principal Corporate Guarantee as amended by this Agreement;

"Bareboat Charterer" means Aegean Oil S.A. of 42 Hatzikiriakou Street, 185 38 Piraeus, Greece and includes its successors in title;

"Borrowers" means, together, the Hope Borrower, the Vera Borrower and the Baldwin Borrower and "Borrower" means any of them;

"Corporate Guarantees" means, together, the New Corporate Guarantees, the AMPNI Guarantee, the Aegean Bunkering Guarantee and the Sara Guarantee and "Corporate Guarantee" means any of them;

"Corporate Guarantors" means, together, the New Corporate Guarantors, the Aegean Bunkers Guarantor and the AMPNI Guarantor and "Corporate Guarantor" means any of them;

"Effective Date" means the date, no later than 1 March 2010, on which the Bank notifies the Borrowers in writing that the Bank has received the documents and evidence specified in clause 6 and schedule 1 in a form and substance satisfactory to it;

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"Hope Mortgage Addendum" means an amendment to the Hope Mortgage executed or (as the context may require) to be executed by the Hope Borrower and the Bank in such form as the Bank may require in its sole discretion;

"Liberian Law Documents" means, together, the Aegean Star Mortgage, the Aegean Champion Mortgage, the Hope Mortgage Addendum and the Vera Mortgage Addendum;

"Loan Agreement" means the Principal Agreement as amended and restated by this Agreement;

"Manager" means, in relation to each Ship, Aegean Bunkering Services Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 or Aegean Management Services M.C. of 42 Hatzikiriakou Street, 185 38 Piraeus, Greece or any other person appointed by the Owner of such Ship, with the prior written consent of the Bank, as the manager of such Ship and, in each such case, includes their respective successors in title and "Managers" means any or all of them;

"Mortgage Addenda" means, together, the Hope Mortgage Addendum, the Sara Mortgage Addendum and the Vera Mortgage Addendum and "Mortgage Addendum" means any of them;

"New Corporate Guarantees" means, together, the Aegean Ace Guarantee, the Aegean Champion Guarantee, the Aegean Star Guarantee and the Aegean Management Guarantee and "New Corporate Guarantee" means any of them;

"New Corporate Guarantors" means, together, the Aegean Ace Guarantor, the Aegean Champion Guarantor, the Aegean Star Guarantor and the Aegean Management Guarantor and "New Corporate Guarantor" means any of them;

"New General Assignments" means, together, the Aegean Ace General Assignment, the Aegean Star General Assignment and the Aegean Champion General Assignment;

"New Management Agreements" means, together, the Aegean Ace Management Agreement, the Aegean Champion Management Agreement and the Aegean Star Management Agreement;

"New Manager's Undertakings" means, together, the Aegean Ace Manager's Undertaking, the Aegean Champion Manager's Undertaking and the Aegean Star Manager's Undertaking;

"New Mortgages" means, together, the Aegean Ace Mortgage, the Aegean Star Mortgage and the Aegean Champion Mortgage;

"New Operating Account Pledges" means, together, the Aegean Ace Operating Account Pledge, the Aegean Champion Operating Account Pledge and the Aegean Star Operating Account Pledge;

"New Security Documents" means the Mortgage Addenda, the New Corporate Guarantees, the New Mortgages, the New General Assignments, the New Operating Account Pledges, the New Manager's Undertakings and the Aegean Ace Tripartite General Assignment;

"Owners" means:

(a)	in relation to Aegean Ace, the Aegean Ace Guarantor;

(b)	in relation to Aegean Champion, the Aegean Champion Guarantor;

(c)	in relation to Aegean Star, the Aegean' Star Guarantor;

(d)	in relation to Hope, the Hope Borrower;

(e)	in relation Sara, the Aegean Bunkers Guarantor;

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(f)	in relation to Vera, the Vera Borrower,

and "Owner" means any of them;

"Register" means:

(a)	in relation to Aegean Ace, the Department of Mercantile Marine at the Port of Piraeus, Greece;

(b)	in relation to Aegean Star, Aegean Champion, Hope and Vera, the offices of the Deputy Commissioner for Maritime Affairs of the Republic of Liberia in Piraeus, Greece; and

(c)	in relation to Sara, the register of ships of the Port of Valletta, Malta;

"Relevant Documents" means this Agreement, the New Security Documents and the New Management Agreements;

"Relevant Parties" means the Borrowers, the Corporate Guarantors, the Bareboat Charterer and the Managers or, where the context so requires or permits, means any or all of them;

"Sara Guarantee" means the corporate guarantee dated 22 December 2008 executed by the Aegean Bunkers Guarantor in favour of the Bank;

"Sara Mortgage" means the first priority statutory Maltese mortgage in respect of Sara dated 29 December 2008 executed by the Aegean Bunkers Guarantor in favour of the Bank;

"Sara Mortgage Addendum" means an amendment to the Sara Mortgage executed or (as the context may require) to be executed by the Aegean Bunkers Guarantor in favour of the Bank in such form as the Bank may require in its sole discretion;

"Ships" means:

(a)	in relation to the Aegean Ace Guarantor, Aegean Ace;

(b)	in relation to the. Aegean Champion Guarantor, Aegean Champion;

(c)	in relation to the Aegean Star Guarantor, Aegean Star,

(d)	in relation to the Hope Borrower, Hope;

(e)	in relation to the Aegean Bunkers Guarantor, Sara; or

(f)	in relation to the Vera Borrower, Vera,

and "Ship" means any of them; and

"Vera Mortgage Addendum" means an amendment to the Vera Mortgage executed or (as the context may require) to be executed by the Vera Borrower and the Bank in such form as the Bank may require in its sole discretion.

1.3	Principal Agreement and Principal Corporate Guarantee

1.3.1
References in the Principal Agreement to "this Agreement" shall, with effect from the Effective Date and unless the context otherwise requires, be references to the Principal Agreement as amended by this Agreement and words such as "herein", "hereof", "hereunder", "hereafter", "hereby" and "hereto", where they appear in the Principal Agreement, shall be construed accordingly.

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1.3.2
References in the Principal Corporate Guarantee to "this Guarantee", shall with effect from the Effective Date and unless the context otherwise requires, be references to the Principal Corporate Guarantee as amended by this Agreement and words such as "herein", "hereof, "hereunder", "hereafter", "hereby" and "hereto", where they appear in the Principal Corporate Guarantee, shall be construed accordingly.

1.4	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.5	Construction of certain terms

Clause 1.4 of the Principal Agreement shall apply to this agreement (mutatis mutandis) as if set out herein and as if references therein to "this Agreement' were references to this Agreement.

1.6	Third Party Rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

2	Agreement of the Bank

2.1	Agreement

The Bank, relying upon the representations and warranties on the part of Relevant Parties contained in clause 4, agrees with the Borrowers that, subject to the terms and conditions of this Agreement and in particular, but without prejudice to the generality of the foregoing, fulfilment on or before 1 March 2010 of the conditions contained in clause 5 and schedule 1, the Bank agrees to:

(a)	the increase of the Facility Amount from Twenty million Dollars ($20,000,000) to Thirty million Dollars ($30,000,000);

(b)	the extension of the Maturity Date to 1 March 2011;

(c)	the amendment of the Principal Agreement in accordance with clause 3; and

(d)	the amendment of the Principal Corporate Guarantee in accordance with clause 3;

2.2	Release of the Baldwin Borrower

The Bank hereby agrees that, with effect on and from the Effective Date, the Baldwin Borrower be (and it is hereby) released from its obligations arising under the Principal Agreement and the other Security Documents to which it is a party (insofar as any such Security Document has not been discharged already).

3	Amendments to Principal Agreement and Principal Corporate Guarantee

3.1	Amendments to the Principal Agreement

The Principal Agreement shall, with effect on and from the Effective Date, be (and it is hereby) amended so as to read in accordance with the form of the amended and restated Agreement set out in schedule 2 and (as so amended) will continue to be binding upon the Bank and the Borrowers upon such terms as so amended and restated.

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3.2	Amendments to Principal Corporate Guarantee

The Principal Corporate Guarantee shall with effect on and from the Effective Date be (and it is hereby) amended (and the Principal Corporate Guarantee (as so amended) will continue to be binding upon each of the parties hereto upon such terms as so amended) by deleting paragraph (a) in the definition of "Consolidated Liquid Funds" in its entirety and by inserting in its place the following new paragraph (a):

"(a) cash of any member of the Group which is:

(i)	standing to the credit of operating accounts held with any bank; or

(ii)	standing to the credit of any account other than operating accounts, held with any bank but which is free from any Encumbrances (other than Encumbrances created under the Security Documents);".

3.3	Continued force and effect

Save as amended by this Agreement, the provisions of the Principal Agreement and the Principal Corporate Guarantee shall continue in full force and effect and (a) the Principal Agreement and this Agreement shall be read and construed as one instrument and (b) the Principal Corporate Guarantee and this Agreement shall be read and construed as one instrument.

4	Representations and warranties

4.1	Primary representations and warranties

Each of the Relevant Parties represents and warrants to the Bank that:

4.1.1	Existing representations and warranties

the representations and warranties set out in clause 7 of the Principal Agreement and clause 4 of each Corporate Guarantee were true and correct on the date of the Principal Agreement and each Corporate Guarantee, respectively, and are true and correct, including to the extent that they may have been or shall be amended by this Agreement, as if made at the date of this Agreement with reference to the facts and circumstances existing at such date;

4.1.2	Corporate power

each of the Relevant Parties has power to execute, deliver and perform its obligations under the Relevant Documents to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken by each of the Relevant Parties to authorise the execution, delivery and performance of the Relevant Documents to which it is or is to be a party;

4.1.3	Binding obligations

the Relevant Documents to which it is or is to be a party constitute valid and legally binding obligations of each of the Relevant Parties enforceable in accordance with their terms;

4.1.4	No conflict with other obligations

the execution, delivery and performance of the Relevant Documents to which it is or is to be a party by each of the Relevant Parties will not (i) contravene any existing law, statute, rule or regulation or any judgment, decree or permit to which any of the Relevant Parties is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which any of the Relevant Parties is a party or is subject or by which it or any of its property is bound or (iii) contravene or conflict with any provision of the constitutional documents of any of the Relevant Parties or (iv) result in the creation or imposition

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of or oblige any of the Relevant Parties to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertaking, assets, rights or revenues of any of the Relevant Parties;

4.1.5	No filings required

save for the registration of the New Mortgages and the Mortgage Addenda with the relevant Register, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Relevant Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to the Relevant Documents and each of the Relevant Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

4.1.6	Choice of law

the choice of English law to govern the Relevant Documents (other than the New Mortgages, the New Operating Account Pledges and the Mortgage Addenda), the choice of Liberian law to govern the Liberian Law Documents, the choice of Greek law to govern the New Operating Account Pledges and the Aegean Ace Mortgage and the choice of Maltese law to govern the Sara Mortgage Addendum, and the submissions by the Relevant Parties to the non-exclusive jurisdiction of the English courts or (as the case may be) the courts of Piraeus, are valid and binding; and

4.1.7	Consents obtained

every consent, authorisation, licence or approval of, or registration or declaration to, governmental or public bodies or authorities or courts required by any of the Relevant Parties in connection with the execution, delivery, validity, enforceability or admissibility in evidence of the Relevant Documents to which it is or will become a party or the performance by any of the Relevant Parties of their respective obligations under such documents has been obtained or made and is in full force and effect and there has been no default in the observance of any conditions or restrictions (if any) imposed in, or in connection with, any of the same.

4.2	Repetition of representations and warranties

Each of the representations and warranties contained in clause 4.1 of this Agreement, clause 7 of the Loan Agreement and clause 4 of each Corporate Guarantee shall be deemed to be repeated by the Relevant Parties, on the Effective Date, as if made with reference to the facts and circumstances existing on such day.

5	Conditions

5.1	Documents and evidence

The agreement of the Bank referred to in clause 2 shall be subject to the receipt by the Bank or its duly authorised representative of the documents and evidence specified in schedule 1 in form and substance satisfactory to the Bank.

5.2	General conditions precedent

The agreement of the Bank referred to in clause 2 shall be further subject to:

5.2.1	the representations and warranties in clause 4 being true and correct on the Effective Date as if each was made with respect to the facts and circumstances existing at such time; and

5.2.2	no Default having occurred and continuing at the time of the Effective Date.

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5.3	Waiver of conditions precedent

The conditions specified in this clause 5 are inserted solely for the benefit of the Bank and may be waived by the Bank in whole or in part with or without conditions.

6	Relevant Parties' confirmation

6.1	Security Documents

Each of the Relevant Parties hereby confirm their consent to the amendment of the Principal Agreement and the Principal Corporate Guarantee as set out in clause 3, and to the release of the Baldwin Borrower pursuant to clause 2.2 and agree that:

6.1.1
each of the Security Documents to which it is a party, and its obligations thereunder, shall remain and continue in full force and effect notwithstanding the said amendments to the Principal Agreement and the Principal Corporate Guarantee contained in this Agreement and to the release of the Baldwin Borrower pursuant to clause 2.2;

6.1.2
its obligations under the relevant Security Documents to which it is a party includes any and all amounts owing by the Borrowers under the Principal Agreement as amended and restated by this Agreement including, without limitation, any amounts of principal advanced by the Bank to the Borrowers as a result of the increase of the Facility Amount from $20,000,000 to $30,000,000, interest and commitment commission thereon and any other amounts whatsoever owing by the Borrowers under the Principal Agreement as amended and restated by this Agreement;

6.1.3
with effect from the Effective Date references to "the Agreement" or "the Loan Agreement" or the "Facility Agreement" in any of the Security Documents to which it is a party, shall henceforth be references to the Principal Agreement as amended and supplemented by this Agreement and as from time to time hereafter amended and shall also be deemed to include this Agreement and the obligations of the Borrowers hereunder; and

6.1.4
with effect from the Effective Date references to the "AMPNI Guarantee" in any of the Security Documents to which it is a party, shall henceforth be references to the Principal Corporate Guarantee as amended and supplemented by this Agreement and as from time to time hereafter amended and shall also be deemed to include this Agreement and the obligations of the AMPNI Guarantor hereunder.

7	Fees and expenses

7.1	The Borrowers (other than the Baldwin Borrower) shall pay to the Bank a fee of $30,000 on the date of this Agreement. The fee referred to in this clause 7.1 is non-refundable.

7.2	The Borrowers agree to pay to the Bank on a full indemnity basis on demand all expenses (including legal and out-of-pocket expenses) incurred by the Bank:

7.2.1
in connection with the negotiation, preparation, execution and, where relevant, registration of this Agreement, the New Security Documents and any discharge or release documents required to be executed by the Bank pursuant to clause 2.2 and of any amendment or extension of or the granting of any waiver or consent under this Agreement, the New Security Documents or any such discharge or release documents;

7.2.2
in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under this Agreement or the New Security Documents or otherwise in respect of the monies owing and obligations incurred under this Agreement and the New Security Documents, together with interest at the rate referred to in clause 3.4 of the Principal Agreement from the date on which such expenses were incurred to the date of payment (as well after as before judgment).

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7.3	Value Added Tax

All payable pursuant to this clause 7 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon. Any value added tax chargeable in respect of any services supplied by the Bank under this agreement shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.

7.4	Stamp and other duties

The Borrowers agree to pay to the Bank on demand all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by the Bank) imposed on or in connection with this Agreement and the New Security Documents and shall indemnify the Bank against any liability arising by reason of any delay or omission by the Borrowers or any of them to pay such duties or taxes.

8	Miscellaneous and notices

8.1	Notices

The provisions of clause 16.1 of the Principal Agreement shall extend and apply to the giving or making of notices or demands hereunder as if the same were expressly stated herein and for this purpose any notices to be sent to the Relevant Parties or any of them hereunder shall be sent to the same address as the address indicated for the "Borrowers" in the said clause 16.1 save that any notices to be sent to the AMPNI Guarantor hereunder shall be sent to the address of the AMPNI Guarantor referred to in clause 8.1 of the Principal Corporate Guarantee.

8.2	Counterparts

This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument.

8.3	Borrowers' obligations

Notwithstanding anything to the contrary contained in this Agreement, the agreements, obligations and liabilities of the Borrowers herein contained are joint and several and shall be construed accordingly. Each of the Borrowers agrees and consents to be bound by this Agreement notwithstanding that the other Borrowers which were intended to sign or be bound may not do so or be effectually bound and notwithstanding that this Agreement may be invalid or unenforceable against the Borrowers whether or not the deficiency is known to the Bank. The Bank shall be at liberty to release any of the Borrowers from this Agreement and to compound with or otherwise vary the liability or to grant time and indulgence to make other arrangements with any of the Borrowers without prejudicing or affecting the rights and remedies of the Bank against the Borrowers.

9	Applicable law

9.1	Law

This Agreement and any non-contractual obligations in connection with this Agreement are governed by, and shall be construed in accordance with, English law.

9.2	Submission to jurisdiction

Each of the Relevant Parties agrees, for the benefit of the Bank, that any legal action or proceedings arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement) against any of the Relevant Parties or any of its assets may be brought in the English courts. Each of the Relevant Parties irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints

11

and empowers Riches Consulting at present of Old Jarretts Farmhouse, Brantridge Lane, Balcombe, West Sussex RH17 6JR, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Bank to take proceedings against any of the Relevant Parties in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The parties further agree that only the Courts of England and not those of any other State shall have jurisdiction to determine any claim which any of the Relevant Parties may have against the Bank arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement).

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

12

Schedule 1
Documents and evidence required as conditions precedent

(referred to in clause 5.1)

1	Corporate authorisation

In relation to each of the Relevant Parties (other than the Baldwin Borrower):

(a)	Constitutional documents

copies certified by an officer of each of the Relevant Parties, as a true, complete and up to date copies, of all documents which contain or establish or relate to the constitution of that party or a secretary's certificate confirming that there have been no changes or amendments to the constitutional documents certified copies of which were previously delivered to the Bank pursuant to the Principal Agreement;

(b)	Resolutions

copies of resolutions of each of its board of directors and its shareholders approving such of the Relevant Documents to which it is or is to be a party and the terms and conditions hereof and thereof and authorising the signature, delivery and performance of each such party's obligations thereunder, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Relevant Party as:

(A)	being true and correct;

(B)	being duly passed at meetings of the directors of such Relevant Party and of the shareholders of such Relevant Party each duly convened and held;

(C)	not having been amended, modified or revoked; and

(D)	being in full force and effect,

together with originals or certified copies of any powers of attorney issued by such Relevant Party pursuant to such resolutions; and

(c)	Certificate of incumbency

a list of directors and officers of each Relevant Party specifying the names and positions of such persons, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Relevant Party to be true, complete and up to date;

2	Ship conditions

evidence that each Ship (other than Hope, Sara and Vera):

(i)	Registration and encumbrances

is registered in the name of the relevant New Corporate Guarantor in the relevant Register and that each such Ship and its Earnings, Insurances and Requisition Compensation (each as defined in the relevant New General Assignment) are free from Encumbrances other than Permitted Encumbrances;

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(i)	Insurance

is insured in accordance with the provisions of the relevant New Mortgage and all requirements of the Loan Agreement and the relevant New Mortgage in respect of such insurances have been complied with; and

(iii)	Classification

maintains the relevant Classification free of all requirements and recommendations of the relevant Classification Society;

3	New Security Documents

the New Mortgages, the Mortgage Addenda, the New General Assignments, the New Corporate Guarantees, the New Manager's Undertakings, the Aegean Ace Tripartite General Assignment and the New Operating Account Pledges, each duly executed;

4	Mortgages registration

evidence that each New Mortgage has been registered against the relevant Ship through the relevant Register;

5	Consents

a certificate (dated no earlier than five (5) Banking Days prior to the date of this Agreement) from an officer of each of the Relevant Parties (other than the Baldwin Borrower) stating that no consents, authorisations, licences or approvals are necessary for such Relevant Party to authorise, or are required by each of the Relevant Parties (other than the Baldwin Borrower) or any other party (other than the Bank and the Baldwin Borrower) in connection with, the execution, delivery, and performance of the Relevant Documents to which they are or will be a party;

6	Liberian and Marshall Islands opinion

an opinion of Messrs Reeder & Simpson, special legal advisers on matters of Liberian and Marshall Islands law to the Bank;

7	Maltese opinion

an opinion of Messrs Ganado & Associates, special legal advisers on matters of Maltese law to the Bank;

8	Belgian opinion

an opinion of Messrs Koan, special legal advisers on matters of Belgian law to the Bank;

9	Greek opinion

an opinion of Mr. John Charalampides, special legal adviser on matters of Greek law to the Bank;

10	Process agent

an original or certified true copy of a letter from the Relevant Parties' agent for receipt of service of proceedings accepting its appointment under this Agreement and each of the New Security Documents in which it is or is to be appointed as the Relevant Parties' agent;

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11	Insurance notices

a notice of assignment of insurances in six (6) originals signed by each New Corporate Guarantor, each in the form prescribed by the relevant New General Assignment;

12	Valuations

a valuation of each Ship made in the manner specified in clause 8.3.2 of the Loan Agreement at the expense of the Borrowers (other than the Baldwin Borrower) and demonstrating an aggregate market value of the Ships of no less than $37,500,000;

13	Light displacement

evidence of the light displacement tonnage of each Ship (other than Hope, Sara and Vera); and

14	Registration forms

such statutory forms duly signed by the Borrowers (other than the Baldwin Borrower) and any other Relevant Party to the Relevant Documents as may be required by the Bank to perfect the security contemplated by the New Security Documents.

15

Schedule 2
Form of Amended and Restated Facility Agreement

16

Private & Confidential

FACILITY AGREEMENT
for an Overdraft Facility of up to
US$30,000,000
to
MILOS 1 MARITIME INC.
and
VERA NAVIGATION S.A.

provided by
PIRAEUS BANK A.E.

Contents

Clause		Page

1	Purpose and definitions	1

2	Overdraft facility	15

3	Interest and Interest Periods	16

4	Repayment and Bank's option to extend	17

5	Fees and expenses	19

6	Payments and taxes; accounts and calculations	20

7	Representations and warranties	21

8	Undertakings	26

9	Conditions	30

10	Events of Default	31

11	Indemnities	35

12	Unlawfulness and increased costs	36

13	Security and set-off	37

14	Accounts	38

15	Assignment, transfer and lending office	39

16	Notices and other matters	40

17	Governing law and jurisdiction
		43

Schedule 1 Documents and evidence required as conditions precedent (referred to in clause 9.1)		44

THIS AGREEMENT is dated 11 March 2008 as amended and restated by a first supplemental agreement dated 22 December 2008 and as further amended and restated by a second supplemental agreement dated 1 March 2010 and made BETWEEN:

(1)	MILOS I MARITIME INC. and VERA NAVIGATION S.A. as joint and several Borrowers; and

(2)	PIRAEUS BANK A.E. as Bank.

IT IS AGREED as follows:

1	Purpose and definitions

1.1	Purpose

This Agreement sets out the terms and conditions upon and subject to which the Bank agrees to make available to the Borrowers jointly and severally a revolving overdraft facility of up to Thirty million Dollars ($30,000,000) to be used for the purpose of assisting the Borrowers to finance the working capital needs of the Borrowers and/or any other members of the Group.

1..2	Definitions

In this Agreement, unless the context otherwise requires:

"Accounts" means, together, the Aegean Ace Operating Account, the Aegean Champion Operating Account, the Aegean Star Operating Account, the Hope Operating Account, the Sara Operating Account, the Vera Operating Account and the Overdraft Accounts and:

(a)	in relation to Aegean Ace, it means the Aegean Ace Operating Account;

(b)	in relation to Aegean Champion, it means the Aegean Champion Operating Account;

(c)	in relation to Aegean Star, it means the Aegean Star Operating Account;

(d)	in relation to Hope, it means the Hope Operating Account;

(e)	in relation to Sara, it means the Sara Operating Account; or

(f)	in relation to Vera, it means the Vera Operating Account,

and "Account" means any of them;

"Aegean Ace" means the motor vessel Aegean Ace, a 1992-built, (approximately) 1,615 dwt double-hull tanker registered under the name and in the ownership of the Aegean Ace Guarantor under the laws and flag of the relevant Flag State with IMO Number 9038232;

"Aegean Ace General Assignment" means the first priority general assignment executed or (as the context may require) to be executed by the Aegean Ace Guarantor in favour of the Bank in the form set out in schedule 5 of the Second Supplemental Agreement;

"Aegean Ace Guarantee" means the corporate guarantee executed or (as the context may require) to be executed by the Aegean Ace Guarantor in favour of the Bank in the form set out in schedule 6 of the Second Supplemental Agreement;

"Aegean Ace Guarantor" means Aegean Ace Maritime Company of 44 Hatzikiriakou Street, Piraeus, Greece and includes its successors in title;

"Aegean Ace Management Agreement" means the management agreement dated 4 May 2009 made between the Bareboat Charterer as disponent owner and Aegean Management Services M.C. as Manager or any other agreement previously approved in writing by the Bank between

1

 the Aegean Ace Guarantor and either Manager, providing for the relevant Manager to manage Aegean Ace;

"Aegean Ace Manager's Undertaking" means the undertaking and assignment in respect of Aegean Ace executed or (as the context may require) to be executed by the relevant Manager in favour of the Bank in the form set out in schedule 8 of the Second Supplemental Agreement;

"Aegean Ace Mortgage" means the first preferred Greek mortgage over Aegean Ace executed or (as the context may require) to be executed by the Aegean Ace Guarantor in such form as the Bank may require in its sole discretion;

"Aegean Ace Operating Account" means the interest bearing euro account of the Aegean Ace Guarantor opened by the Aegean Ace Guarantor with the Bank with account number 5104- 045949-689 EUR and includes any sub-accounts thereof and any other account designated in writing by the Bank to be the Aegean Ace Operating Account for the purposes of this Agreement;

"Aegean Ace Operating Account Pledge" means a first priority pledge executed or (as the context may require) to be executed by the Aegean Ace Guarantor in favour of the Bank in respect of the Aegean Ace Operating Account in such form as the Bank may require in its sole discretion;

"Aegean Ace Tripartite General Assignment" means the first priority tripartite general assignment executed or (as the context may require) to be executed by the Aegean Ace Guarantor and the Bareboat Charterer in favour of the Bank in the form set out in schedule 8 of the Second Supplemental Agreement;

"Aegean Bunkering Guarantee" means the corporate guarantee dated 11 March 2008 executed by the Aegean Bunkering Guarantor in favour of the Bank;

"Aegean Bunkering Guarantor" means Aegean Bunkering Services Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Island MH96960 and includes its successors in title;

"Aegean Champion" means the motor vessel Aegean Champion, a 1991-built, (approximately) 23,400 dwt double-hull tanker registered under the name and in the ownership of the Aegean Champion Guarantor under the laws and flag of the relevant Flag State with IMO Number 9010802;

"Aegean Champion General Assignment" means the first priority general assignment executed or (as the context may require) to be executed by the Aegean Champion Guarantor in favour of the Bank in the form set out in schedule 5 of the Second Supplemental Agreement;

"Aegean Champion Guarantee" means the corporate guarantee executed or (as the context may require) to be executed by the Aegean Champion Guarantor in favour of the Bank in the form set out in schedule 6 of the Second Supplemental Agreement;

"Aegean Champion Guarantor" means AMP Maritime S.A. of 80 Broad Street, Monrovia, Republic of Liberia and includes its successors in title;

"Aegean Champion Management Agreement" means the management agreement dated 6 April 2009 made between the Aegean Champion Guarantor and Aegean Bunkering Services Inc. as Manager or any other agreement previously approved in writing by the Bank between the Aegean Champion Guarantor and either Manager, providing for the relevant Manager to manage Aegean Champion;

"Aegean Champion Manager's Undertaking" means the undertaking and assignment in respect of Aegean Champion executed or (as the context may require) to be executed by the Manager in favour of the Bank in the form set out in schedule 8 of the Second Supplemental Agreement;

2

"Aegean Champion Mortgage" means the first preferred Liberian mortgage over Aegean Champion executed or (as the context may require) to be executed by the Aegean Champion Guarantor in favour of the Bank in the form set out in schedule 3 of the Second Supplemental Agreement;

"Aegean Champion Operating Account" means the interest bearing Dollar account of the Aegean Champion Guarantor opened by the Aegean Champion Guarantor with the Bank with account number 5104-046257-080 USD and includes any sub-accounts thereof and any other account designated in writing by the Bank to be the Aegean Champion Operating Account for the purposes of this Agreement;

"Aegean Champion Operating Account Pledge" means a first priority pledge executed or (as the context may require) to be executed by the Aegean Champion Guarantor in favour of the Bank in respect of the Aegean Champion Operating Account in such form as the Bank may require in its sole discretion;

"Aegean Management Guarantee" means the corporate guarantee executed or (as the context may require) to be executed by the Aegean Management Guarantor in the form set out in Schedule 7 of the Second Supplemental Agreement;

"Aegean Management Guarantor" means Aegean Management Services M.C. of 42 Hatzikiriakou Avenue, 185 38 Piraeus, Greece and includes its successors in title;

"Aegean Star" means the motor vessel Aegean Star, a 1980-built, (approximately) 11,520 dwt double-hull tanker, registered under the name and in the ownership of the Aegean Star Guarantor and under the laws and flag of the relevant Flag State with IMO Number 7922295;

"Aegean Star General Assignment" means the first priority general assignment executed or (as the context may require) to be executed by the Aegean Star Guarantor in favour of the Bank in the form set out in schedule 5 of the Second Supplemental Agreement;

"Aegean Star Guarantee" means the corporate guarantee executed or (as the context may require) to be executed by the Aegean Star Guarantor in favour of the Bank in the form set out in schedule 6 of the Second Supplemental Agreement;

"Aegean Star Guarantor" means Silver Sea Shipping S.A. of 80 Broad Street, Monrovia, Republic of Liberia and includes its successors in title;

"Aegean Star Management Agreement" means the management agreement dated 6 April 2009 made between the Aegean Star Guarantor and Aegean Bunkering Services Inc. as Manager or any other agreement previously approved in writing by the Bank between the Aegean Star Guarantor and either Manager, providing for the relevant Manager to manage Aegean Star,

"Aegean Star Manager's Undertaking" means the undertaking and assignment in respect of Aegean Star executed or (as the context may require) to be executed by the relevant Manager in favour of the Bank in the form set out in schedule 8 of the Second Supplemental Agreement;

"Aegean Star Mortgage" means the first preferred Liberian mortgage over Aegean Star executed or (as the context may require) to be executed by the Aegean Star Guarantor in favour of the Bank in the form set out in schedule 3 of the Second Supplemental Agreement;

"Aegean Star Operating Account" means the interest bearing Dollar account of the Aegean Star Guarantor opened by the Aegean Star Guarantor with the Bank with account number 5104046256-571 and includes any sub-accounts thereof and any other account designated in writing by the Bank to be the Aegean Star Operating Account for the purposes of this Agreement;

"Aegean Star Operating Account Pledge" means a first priority pledge executed or (as the context may require) to be executed by the Aegean Star Guarantor in favour of the Bank in

3

respect of the Aegean Star Operating Account in such form as the Bank may require in its sole discretion;

"AMPNI Guarantee" means the corporate guarantee dated 11 March 2008 executed by the AMPNI Guarantor in favour of the Bank as amended by the Second Supplemental Agreement;

"AMPNI Guarantor means Aegean Marine Petroleum Network Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Island MH96960 and includes its successors in title;

"Applicable Accounting Principles" means the most recent and up-to-date US GAAP at any relevant time;

"Assignee" has the meaning ascribed thereto in clause 15.3;

"Available Amount" means, at any relevant time, the Facility Amount minus the Overdraft at that time;

"Bank" means Piraeus Bank A.E. whose registered office is at 4 Amerikis, 105 64 Athens, Greece acting for the purposes of this Agreement through its branch at 47-49 Akti Miaouli, Piraeus 185 36, Greece (or of such other address as may fast have been notified to the Borrowers pursuant to clause 15.6) and includes its successors in title, Assignees and/or Transferees;

"Banking Day" means a day on which dealings in deposits in Dollars are carried on in the London Interbank Eurocurrency Market and (other than Saturday or Sunday) on which banks are open for business in London, Piraeus and New York City (or any other relevant place of payment under clause 6);

"Bareboat Charterer" means Aegean Oil S.A. of 42 Hatzikiriakou Street, 185 38 Piraeus, Greece and includes its successors in title;

"Basel 2 Accord" means the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement;

"Basel 2 Approach" means either the Standardised Approach or the relevant Internal Ratings Based Approach (each as defined in the Basel 2 Accord) adopted by the Bank (or its holding company) for the purposes of implementing or complying with the Basel 2 Accord;

"Basel 2 Regulation" means (a) any law or regulation implementing the Basel 2 Accord or (b) any Basel 2 Approach adopted by the Bank;

"Borrowed Money" means Indebtedness incurred in respect of (i) money borrowed or raised and debit balances at banks, (ii) any bond, note, loan stock, debenture or similar debt instrument, (iii) acceptance or documentary credit facilities, (iv) receivables sold or discounted (otherwise than on a non-recourse basis), (v) deferred payments for assets or services acquired, (vi) leases and hire purchase contracts, (vii) swaps, forward exchange contracts, futures and other derivatives, (viii) any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money or of any of (ii) to (vii) above and (ix) guarantees in respect of Indebtedness of any person falling within any of (i) to (vii) above;

"Borrowers" means, together, the Hope Borrower and the Vera Borrower and:

(a)	in relation to Hope, means the Hope Borrower; or

(b)	in relation to Vera, means the Vera Borrower,

4

and "Borrowers" means either or both of them;

"Borrowers' Security Documents" means, at any relevant time, such of the Security Documents as shall have been executed by the Borrowers or either of them at such time;

"Capital Adequacy Law" means any law or any regulation (whether or not having the force of law, but, if not having the force of law, with which the Bank or, as the case may be, its holding company habitually complies), including (without limitation) those relating to Taxation, capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits or other banking or monetary controls or requirements which affect the manner in which the Bank allocates capital resources to its obligations hereunder (including, without limitation, those resulting from the implementation or application of or compliance with the Basel 2 Accord or any Basel 2 Regulation);

"Classification" means, in relation to a Ship, the highest classification for a vessel of the same type as the relevant Ship with the relevant Classification Society or such other classification as the Bank shall, at the request of an Owner, have agreed in writing shall be treated as the Classification in relation to such Owner's Ship for the purposes of the Security Documents;

"Classification Society" means, in relation to each Ship, such classification society (being a member of the International Association of Classification Societies (IACS)) which the Bank shall, at the request of an Owner, have agreed in writing shall be treated as the Classification Society in relation to such Owner's Ship for the purposes of the Security Documents;

"Code" means the International Management Code for the Safe Operation of Ships and for Pollution Prevention constituted pursuant to Resolution A.741(18) of the International Maritime Organization and incorporated into the International Convention for the Safety of Life at Sea 1974 (as amended) and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

"Compulsory Acquisition" means requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of a Ship by any Government Entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title;

"Corporate Guarantees" means, together, the Aegean Ace Guarantee, the Aegean Champion Guarantee, the Aegean Management Guarantee, the Aegean Star Guarantee, the AMPNI Guarantee, the Aegean Bunkering Guarantee and the Sara Guarantee and 'Corporate Guarantee" means any of them;

"Corporate Guarantors" means, together, the Aegean Ace Guarantor, the Aegean Champion Guarantor, the Aegean Management Guarantor, the Aegean Star Guarantor, the Aegean Bunkering Guarantor, the AMPNI Guarantor and the Sara Guarantor and "Corporate Guarantor" means any of them;

"Deed of Covenant" means the first priority deed of covenant collateral to the Sara Mortgage dated 29 December 2008 executed by the Sara Guarantor in favour of the Bank;

"Default" means any Event of Default or any event or circumstance which with the giving of notice or lapse of time or the satisfaction of any other condition (or any combination thereof) would constitute an Event of Default;

"DOC" means a document of compliance issued to an Operator in accordance with rule 13 of the Code;

"Dollars" and "$" mean the lawful currency of the United States of America and in respect of all payments to be made under any of the Security Documents mean funds which are for same day settlement in the New York Clearing House Interbank Payments System (or such other U.S. dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in U.S. dollars);

5

"Drawdown Dates" means the dates upon which drawings in respect of the Overdraft are actually advanced to the Borrowers hereunder and "Drawdown Date" means any of them;

"Encumbrance" means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest or other encumbrance of any kind securing any obligation of any person or any type of preferential arrangement (including without limitation title transfer and/or retention arrangements having a similar effect);

"Environmental Affiliate" means any agent or employee of either Borrower, any Owner or any other Relevant Party or any person having a contractual relationship with either Borrower, any Owner or any other Relevant Party in connection with any Relevant Ship or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from any Relevant Ship;

"Environmental Approval" means any consent, authorisation, licence or approval of any governmental or public body or authorities or courts applicable to any Relevant Ship or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from any Relevant Ship required under any Environmental Law;

"Environmental Claim" means any and all enforcement, clean-up, removal or other governmental or regulatory actions or orders instituted or completed pursuant to any Environmental Law or any Environmental Approval together with claims made by any third party relating to damage, contribution, loss or injury, resulting from any actual or threatened emission, spill, release or discharge of a Material of Environmental Concern from any Relevant Ship;

"Environmental Laws" means all national, international and state laws, rules, regulations, treaties and conventions applicable to any Relevant Ship pertaining to the pollution or protection of human health or the environment including, without limitation, the carriage of Materials of Environmental Concern and actual or threatened emissions, spills, releases or discharges of Materials of Environmental Concern;

"Event of Default" means any of the events or circumstances described in clause 10.1;

"Facility" means the revolving overdraft facility made available by the Bank to the Borrowers pursuant to this Agreement;

"Facility Amount" means an amount of up to Thirty million Dollars ($30,000,000) or such other lower amount as the Bank may in its sole discretion determine and notify to the Borrowers in accordance with clause 2.6;

"First Supplemental Agreement" means the agreement dated 22 December 2008 supplemental to this Agreement made between (inter alias) the Borrowers and the Bank;

"Flag State" means:

(a)	in relation to Aegean Ace, the Hellenic Republic;

(b)	in relation to each of Aegean Champion, Aegean Star, Hope and Vera, the Republic of Liberia; or

(c)	in relation to Sara, the Republic of Malta,

or, in each such case, such other state or territory designated in writing by the Bank, at the request of an Owner, as being the Flag State of such Owner's Ship for the purposes of the Security Documents;

"General Assignment" means:

(a)	in relation to Aegean Ace, the Aegean Ace General Assignment;

6

(b)	in relation to Aegean Champion, the Aegean Champion General Assignment;

(c)	in relation to Aegean Star, the Aegean Star General Assignment;

(d)	in relation to Hope, the Hope General Assignment; or

(e)	in relation to Vera, the Vera General Assignment, and

"General Assignments" means all or any of them;

"Government Entity" means and includes (whether having a distinct legal personality or not) any national or local government authority, board, commission, department, division, organ, instrumentality, court or agency and any association, organisation or institution of which any of the foregoing is a member or to whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant;

"Group" means, together, the AMPNI Guarantor and its Subsidiaries from time to time (including, for the avoidance of doubt, each Manager, each Borrower and each Owner) and "member of the Group" shall be construed accordingly;

"Hope" means the motor vessel Hope, a 1980-built, (approximately) 11,910 dwt motor oil tanker registered under the name and in the ownership of the Hope Borrower under the laws and flag of the relevant Flag State with IMO Number 8014186;

"Hope Borrower" means Milos I Maritime Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island P.O. Box 1405, Majuro, Marshall Islands and includes its successors in title;

"Hope General Assignment" means the first priority general assignment collateral to the Hope Mortgage dated 12 March 2008 executed by the Hope Borrower in favour of the Bank;

"Hope Management Agreement" means the management agreement dated 24 August 2007 made between the Hope Borrower and Aegean Bunkering Services Inc. as Manager or any other agreement previously approved in writing by the Bank between the Hope Borrower and either Manager, providing for the relevant Manager to manage Hope;

"Hope Manager's Undertaking" means the undertaking and assignment in respect of Hope dated 12 March 2008 executed by Aegean Bunkering Services Inc. as Manager in favour of the Bank;

"Hope Mortgage" means the first preferred Liberian mortgage over Hope dated 12 March 2008 executed by the Hope Borrower in favour of the Bank as amended by the Hope Mortgage Addendum;

"Hope Mortgage Addendum" means the addendum executed or (as the context may require) to be executed by the Hope Borrower in favour of the Bank in such form as the Bank may require in its sole discretion and supplemental to the Hope Mortgage;

"Hope Operating Account" means the interest bearing Dollar account of the Hope Borrower opened by the Hope Borrower with the Bank with account number 5104-035767-582 and includes any sub-accounts thereof and any other account designated in writing by the Bank to be the Hope Operating Account for the purposes of this Agreement;

"Hope Operating Account Pledger means a first priority pledge dated 11 March 2008 executed by the Hope Borrower in favour of the Bank in respect of the Hope Operating Account;

"Indebtedness" means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

7

"ISPS Code" means the International Ship and Port Facility Security Code constituted pursuant to resolution A924(22) of the International Maritime Organization now set out in Chapter XI-2 of the International Convention for the Safety of Life at Sea 1974 (as amended) as adopted by a Diplomatic Conference of the International Maritime Organisation on Maritime Security in December 2002 and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

"ISSC" means, in relation to any Ship, an International Ship Security Certificate issued in respect of such Ship pursuant to the ISPS Code;

"LIBOR" means, on any day and in relation to any amount, the offered rate (if any) for deposits of Dollars for such amount which is:

(a)
(subject to paragraphs (b) and (c) below) the rate for three (3) months and for comparable amounts appearing on page LIBOR01 of the Reuters screen at or about 11:00 a.m. on such day (or such other page as may replace such page on such service); or

(b)
(subject to paragraph (c) below) if the Bank has advised the Borrowers that the rate referred to in paragraph (a) above is not displayed on the Reuters screen on that day or that such rate does not accurately reflect the cost to the Bank of obtaining such deposits on that day for the purpose of funding the Overdraft, then LIBOR shall be:

(i)
the rate determined by the Bank to be the arithmetic mean of the rates offered in the London Interbank Market for three (3) months for deposits in Dollars on that day, as the same are published by the British Bankers' Association at or about 11.00 am. on the Reuters screen on the corresponding electronic pages of KLIEMM (Carl Kliem GmgH), USDDEPO=ICAP (Icap Plc) and USDDEPO=TTKL (Tullett Prebon Plc). If on any day only two such pages or only one such page publish such rate, then the rate applicable shall be the rate determined by the Bank to be the arithmetic mean of such two published rates or, in the event that only one such rate is published, such rate; or

(ii)	in the event that the rate referred to in paragraph (a) above is displayed on the Reuters screen and is higher than the rate referred to in paragraph (1) above, such higher rate; or

(c)
if the Bank has advised the Borrowers that none of the rates referred to in paragraph (b) above are displayed on the Reuters screen on that day or that the rate referred to in paragraph (b) above does not accurately reflect the cost to the Bank of obtaining such deposits on that day for the purpose of funding the Overdraft, then LIBOR shall be the rate (rounded upwards to four decimal places) determined by the Bank to be the rate for three (3) months at which deposits of Dollars are being offered by the Bank to banks in the London Interbank Market at or about 11.00 am. on such day.

If any of the agreed pages above is replaced or the service ceases to be available, the Bank may specify another page or service displaying the appropriate rate after consultation with the Borrowers. Any determinations made by the Bank under and for the purposes of this definition of "LIBOR" shall be made in its absolute discretion and in the absence of manifest error shall be binding and conclusive on the Borrowers;

"Loan" or "Overdraft" means, from time to time and at any relevant time, the aggregate outstanding debit balances on the Overdraft Accounts;

"Management Agreement" means:

(a)	in relation to Aegean Ace, the Aegean Ace Management Agreement;

(b)	in relation to Aegean Champion, the Aegean Champion Management Agreement;

(c)	in relation to Aegean Star, the Aegean Star Management Agreement;

8

(d)	in relation to Hope, the Hope Management Agreement;

(e)	in relation to Sara, the Sara Management Agreement; or

(f)	in relation to Vera, the Vera Management Agreement, and

"Management Agreements" means any or all of them;

"Manager means, in relation to each Ship, Aegean Bunkering Services Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 or Aegean Management Services M.C. of 42 Hatzikiriakou Avenue, 185 38 Piraeus, Greece, as each may be appointed as the manager of that Ship under a Management Agreement, or any other person appointed by the Owner of such Ship, with the prior written consent of the Bank, as the manager of such Ship and, in each such case, includes their respective successors in title and "Managers" means any or all of them;

"Manager's Undertaking" means:

(a)	in relation to Aegean Ace, the Aegean Ace Manager's Undertaking;

(b)	in relation to Aegean Champion, the Aegean Champion Manager's Undertaking;

(c)	in relation to Aegean Star, the Aegean Star Manager's Undertaking;

(d)	in relation to Hope, the Hope Manager's Undertaking;

(e)	in relation to Sara, the Sara Manager's Undertaking; or

(f)	in relation to Vera, the Vera Manager's Undertaking, and

"Manager's Undertakings" means any or all of them;

"Margin" means:

(a)	from the date of this Agreement until 10 March 2009, two point five per cent (2.5%) per annum;

(b)	from 11 March 2009 and at all times thereafter:

(i)	in respect of the first $10,000,000 of the Overdraft outstanding at any relevant time, two point five per cent (2.5%) per annum; and

(ii)	in respect of any part of the Overdraft outstanding at any relevant time in excess of the first $10,000,000 thereof outstanding at such time, three point five per cent (3.5%) per annum;

"Material of Environmental Concern" means and includes pollutants, contaminants, toxic substances, oil as defined in the United States Oil Pollution Act of 1990 and all hazardous substances as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act 1980;

"Maturity Date" means the date falling three hundred and sixty four (364) days after the date of this Agreement (being for the avoidance of doubt 1 March 2011) or such later date as the Bank may agree in its absolute discretion and notify to the Borrowers pursuant to clause 4.3;

"Ministerial Decision" means the Joint Decision of the Ministers of National Economy, Finance and Mercantile Marine of the Hellenic Republic relating to Aegean Ace;

9

"month" means a period beginning in one calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month on which it started, provided that (i) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such next calendar month and (ii) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in the same calendar month but if there is no such Banking Day it shall end on the preceding Banking Day and "months" and "monthly" shall be construed accordingly;

"Mortgage" means:

(a)	in relation to Aegean Ace, the Aegean Ace Mortgage;

(b)	in relation to Aegean Champion, the Aegean Champion Mortgage;

(c)	in relation to Aegean Star, the Aegean Star Mortgage;

(d)	in relation to Hope, the Hope Mortgage;

(e)	in relation to Sara, the Sara Mortgage; or

(f)	in relation to Vera, the Vera Mortgage, and

"Mortgages" means any or all of them;

"Mortgage Addenda" means, together, the Hope Mortgage Addendum, the Sara Mortgage Addendum and the Vera Mortgage Addendum;

"Mortgaged Ship" means, at any relevant time, a Ship which is at such time subject to a Mortgage and/or the Earnings, Insurances and Requisition Compensation (each as defined in the relevant Ship Security Documents) of which are subject to an Encumbrance pursuant to the relevant Security Documents and a Ship shall for the purposes of this Agreement be deemed to be a Mortgaged Ship as from whichever shall be the earlier of (a) the first Drawdown Date under this Agreement and (b) the date that the Mortgage of that Ship shall have been executed and registered in accordance with this Agreement until whichever shall be the earlier of (i) the payment in full of the amount required to be paid to the Bank pursuant to clause 4.4 following the sale or Total Loss of such Ship and (ii) the date on which all moneys owing under the Security Documents have been repaid in full;

"Operating Account Pledges" means, together, the Aegean Ace Operating Account Pledge, the Aegean Champion Operating Account Pledge, the Aegean Star Operating Account Pledge, the Hope Operating Account Pledge, the Sara Operating Account Pledge and the Vera Operating Account Pledge and "Operating Account Pledge" means any of them;

"Operating Accounts" means, together the Aegean Ace Operating Account, the Aegean Champion Operating Account, the Aegean Star Operating Account, the Hope Operating Account, the Sara Operating Account and the Vera Operating Account and "Operating Account" means any of them;

"Operator" means any person who is from time to time during the Security Period (as defined in the relevant Ship Security Documents) concerned in the operation of a Ship and falls within the definition of "Company" set out in rule 1.1.2 of the Code;

"Overdraft Account" means each of:

(a)	the interest bearing Dollar account of the Borrowers opened jointly with the Bank with account number 5104-035766-845; and

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(b)	the interest bearing Dollar account of the Borrowers opened jointly with the Bank with account number 5104-041156-323,

and, in each case, includes any sub-accounts thereof and any other account designated in writing by the Bank to be an Overdraft Account for the purposes of this Agreement and "Overdraft Accounts" means either or both of them;

"Overdraft" or "Loan" means, from time to time and at any relevant time, the aggregate outstanding debit balances on the Overdraft Accounts;

"Owners" means, together, the Aegean Ace Guarantor, the Aegean Champion Guarantor, the Aegean Star Guarantor, the Hope Borrower, the Sara Guarantor and the Vera Borrower and:

(a)	in relation to Aegean Ace, it means the Aegean Ace Guarantor;

(b)	in relation to Aegean Champion, it means the Aegean Champion Guarantor;

(c)	in relation to Aegean Star, it means the Aegean Star Guarantor;

(d)	in relation to Hope, it means the Hope Borrower;

(e)	in relation to Sara, it means the Sara Guarantor; or

(f)	in relation to Vera, it means the Vera Borrower,

and "Owner" means any of them;

"Permitted Encumbrance" means any Encumbrance in favour of the Bank created pursuant to the Security Documents and Permitted Liens:

"Permitted Liens" means, in relation to a Ship, any lien on such Ship for master's, officer's or crew's wages outstanding in the ordinary course of trading, any lien for salvage and any ship repairer's or outfitter's possessory lien for a sum not (except with the prior written consent of the Bank) exceeding the Casualty Amount (as defined in the relevant Ship Security Documents) for such Ship;

"Registry" means, in relation to each Ship, such registrar, commissioner or representative of the relevant Flag State who is duly authorised and empowered to register such Ship, the relevant Owner's title to such Ship and the relevant Mortgage under the laws and flag of the relevant Flag State;

"Related Company" of a person means any Subsidiary of such person, any company or other entity of which such person is a Subsidiary and any Subsidiary of any such company or entity;

"Relevant Jurisdiction" means any jurisdiction in which or where any Security Party is incorporated, resident, domiciled, has a permanent establishment, carries on, or has a place of business or is otherwise effectively connected;

"Relevant Party" means the Borrowers, the Owners, any other Security Party and every member of the Group;

"Relevant Ship" means the Ships and any other vessel from time to time (whether before or after the date of this Agreement) owned, managed or crewed by, or chartered to, any Relevant Party;

"Sara" means the motor vessel Sara, a 1990-built, (approximately) 7,389 dwt motor oil tanker registered under the name and in the ownership of the Sara Guarantor under the laws and flag of the relevant Flag State with IMO Number 8814861;

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"Sara Guarantee" means the corporate guarantee dated 22 December 2008 executed by the Sara Guarantor in favour of the Bank;

"Sara Guarantor" means Aegean Bunkers at Sea of B-2000 Antwerpen, Vlasmarkt 11, Belgium and includes its successors in title;

"Sara Management Agreement" means the management agreement dated 15 December 2008 made between the Sara Guarantor and Aegean Bunkering Services inc. as Manager or any other agreement previously approved in writing by the Bank between the Sara Guarantor and either Manager, providing for the relevant Manager to manage Sara;

"Sara Manager's Undertaking" means the undertaking and assignment in respect of Sara dated 29 December 2008 executed by the relevant Manager in favour of the Bank;

"Sara Mortgage" means the first priority statutory Maltese mortgage over Sara dated 29 December 2008 executed by the Sara Guarantor in favour of the Bank as amended by the Sara Mortgage Addendum;

"Sara Mortgage Addendum" means the addendum executed or (as the context may require) to be executed by the Sara Guarantor in favour of the Bank in such form at the Bank may require in its sole discretion and supplemental to the Sara Mortgage;

"Sara Operating Account" means the interest bearing Dollar account of the Sara Guarantor opened by the Sara Guarantor with the Bank with account number 5104-039923-872 and includes any sub-accounts thereof and any other account designated in writing by the Bank to be the Sara Operating Account for the purposes of this Agreement;

"Sara Operating Account Pledge" means a first priority pledge dated 22 December 2008 executed by the Sara Guarantor in favour of the Bank;

"Second Supplemental Agreement" means the agreement dated 1 March 2010 supplemental to this Agreement made between (inter alios) the Borrowers and the Bank;

"Security Documents" means this Agreement, the First Supplemental Agreement, the Second Supplemental Agreement, the Mortgages, the Mortgage Addenda, the Deed of Covenant, the General Assignments, the Corporate Guarantees, the Operating Account Pledges, -the Manager's Undertakings, the Aegean Ace Tripartite General Assignment and any- other documents as may have been or shall from time to time after the date of this Agreement be executed to secure all or any part of the Overdraft, interest thereon and other moneys from time to time owing by the Borrowers or either of them pursuant to this Agreement or by any other Security Party pursuant to any such document (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement);

"Security Party" means each of the Borrowers, the Corporate Guarantors, the Owners, the Manager, the Bareboat Charterer or any other person who may at any time be a party to any of the Security Documents (other than the Bank);

"Security Requirement" means the amount in Dollars (as certified by the Bank whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrowers and the Bank) which is, at any relevant time, one hundred and twenty five per cent (125%) of the aggregate of (a) the Overdraft and (b) the Available Amount at such time;

"Security Value" means the amount in Dollars (as certified by the Bank whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrowers and the Bank) which is, at any relevant time, the aggregate of (a) the market value of the Mortgaged Ships as most recently determined in accordance with clause 8.3.2 and (b) the market value of any additional security for the time being actually provided to the Bank pursuant to clause 8.3;

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"Ship" means:

(a)	in relation to the Aegean Ace Guarantor, Aegean Ace;

(b)	in relation to the Aegean Champion Guarantor, Aegean Champion;

(c)	in relation to the Aegean Star Guarantor, Aegean Star,

(d)	in relation to the Hope Borrower, Hope;

(e)	in relation to the Sara Guarantor, Sara; or

(f)	in relation to the Vera Borrower, Vera,

and "Ships" means any or all of them;

"Ship Security Documents":

(a)	in relation to Aegean Ace, means the Aegean Ace Mortgage, the Aegean Ace General Assignment, the Aegean Ace Manager's Undertaking and the Aegean Ace Tripartite General Assignment;

(b)	in relation to Aegean Champion, means the Aegean Champion Mortgage, the Aegean Champion General Assignment and the Aegean Champion Manager's Undertaking;

(c)	in relation to Aegean Star, means the Aegean Star Mortgage, the Aegean Star General

Assignment and the Aegean Star Manager's Undertaking;

(d)	in relation to Hope, means the Hope Mortgage, the Hope General Assignment and the Hope Manager's Undertaking;

(e)	in relation to Sara, means the Sara Mortgage, the Deed of Covenant and the Sara

Manager's Undertaking; or

(f)	in relation to Vera, means the Vera Mortgage, the Vera General Assignment and the Vera Manager's Undertaking;

"SMC" means, in relation to a Ship, a safety management certificate issued in respect of- such Ship in accordance with rule 13 of the Code;

"Subsidiary" of a person means any company or entity directly or indirectly controlled by such person, and for this purpose "control" means either the ownership of more than fifty per cent of the voting share capital (or equivalent rights of ownership) of such company or entity or the power to direct its policies and management, whether by contract or otherwise;

"Taxes" includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof and "Taxation" shall be construed accordingly;

"Termination Date" means the earlier of (a) the Maturity Date and (b) the date on which, or with effect from which, the Facility is cancelled pursuant to the terms of this Agreement;

"Total Loss" means, in relation to a Ship:

(a)	actual, constructive, compromised or arranged total loss of such Ship; or

(b)	the Compulsory Acquisition of such Ship; or

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(c)
the hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of such Ship (other than where the same amounts to the Compulsory Acquisition of such Ship) by any Government Entity, or by persons acting or purporting to act on behalf of any Government Entity, unless such Ship be released and restored to the relevant Owner from such hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation within sixty (60) days after the occurrence thereof;

"Transferee" has the meaning ascribed thereto in clause 15.4;

"Vera" means the motor vessel Vera, a 1985-built, (approximately) 3,720 dwt product tanker, registered under the name and in the ownership of the Vera Borrower and under the laws and flag of the relevant Flag State with IMO Number 8302698;

"Vera Borrower means Vera Navigation S.A. of 80 Broad Street, Monrovia, Liberia and includes its successors in title;

"Vera General Assignment" means the first priority general assignment collateral to the Vera Mortgage dated 12 March 2008 executed by the Vera Borrower in favour of the Bank;

"Vera Management Agreement" means the management agreement dated 9 October 2007 made between the Vera Borrower and Aegean Bunkering Services Inc. as Manager or any other agreement previously approved in writing by the Bank between the Vera Borrower and either Manager, providing for the relevant Manager to manage Vera;

"Vera Manager's Undertaking" means the undertaking and assignment in respect of Vera dated 12 March 2008 executed by the Manager in favour of the Bank;

"Vera Mortgage" means the first preferred Liberian mortgage over Vera dated 12 March 2008 executed by the Vera Borrower in favour of the Bank as amended by the Vera Mortgage Addendum;

"Vera Mortgage Addendum" means the addendum executed or (as the context may require) to be executed by the Vera Borrower in favour of the Bank in such form at the Bank may require in its sole discretion and supplemental to the Vera Mortgage;

"Vera Operating Account" means an interest bearing Dollar account of the Vera Borrower opened by the Vera Borrower with the Bank and with account number 5104-035767-361 and includes any sub-accounts thereof and any other account designated in writing by the Bank to be the Vera Operating Account for the purposes of this Agreement; and

"Vera Operating Account Pledge" means a first priority pledge dated 11 March 2008 executed by the Vera Borrower in favour of the Bank in respect of the Vera Operating Account.

1.3	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.4	Construction of certain terms

In this Agreement, unless the context otherwise requires:

1.4.1	references to clauses and schedules are to be construed as references to clauses of, and schedules to, this Agreement and references to this Agreement include its schedules;

1.4.2
references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended in accordance with terms thereof, or, as the case may be, with the agreement of the relevant parties;

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1.4.3
references to a "regulation" include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority and, for the avoidance of doubt, shall include any Basel 2 Regulation;

1.4.4	words importing the plural shall include the singular and vice versa;

1.4.5	references to a time of day are to London time;

1.4.6	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.4.7
references to a "guarantee" include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and "guaranteed" shall be construed accordingly; and

1.4.8	references to any enactment shall be deemed to include references to such enactment as reenacted, amended or extended.

2	Overdraft facility

2.1	Agreement to make facility available

The Bank, relying upon each of the representations and warranties in clause 7, agrees to make available to the Borrowers jointly and severally, upon and subject to the terms of this Agreement, an overdraft facility for the purposes described in clause 1.1 in an amount not exceeding at any time the applicable Facility Amount.

2.2	Authorisations

Each drawing under the Facility may be made only upon receipt by the Bank of a written request (either in the form of a cheque or any other written (including electronic) form agreed between the Bank and the Borrowers) by the Borrowers, duly signed by a person authorised by the Borrowers to request drawings under this Agreement.

2.3	Drawdown

Subject to the terms and conditions of this Agreement, the Bank shall advance each drawing under the Facility to the Borrowers, jointly and severally, on the relevant Drawdown Date by (a) debiting the amount thereof to either Overdraft Account and (b) paying the proceeds thereof in accordance with the Borrowers' written instructions.

2.4	Availability

Drawings shall only be made on a Banking Day. The Facility shall cease to be available on the Termination Date and no drawings may be made hereunder on or after the Termination Date.

2.5	Application of proceeds

Without prejudice to the Borrowers' obligations under clause 8.1.3, the Bank shall have no responsibility for the application of the proceeds of the Overdraft or any part thereof by the Borrowers or either of them.

2.6	Facility Amount

2.6.1	If the Maturity Date is extended in accordance with clause 4.3.1, the Bank shall notify the Borrowers of the Facility Amount that shall be applicable to, and available under, the Facility

15

for the period until the extended Maturity Date which Facility Amount, in any event, shall not exceed 125% of the aggregate of the Security Value.

2.6.2	Any such notification by the Bank shall be sent to the Borrowers together with the Bank's agreement (if any) to extend the Maturity Date pursuant to clause 4.3.1.

2.6.3
For the purposes of this clause 2.6, the Bank shall be entitled to obtain any valuations of the Ships in accordance with clause 8.3.2 for the purpose of determining the Security Value and the Facility Amount that will apply until the extended Maturity Date.

2.6.4
The amount notified by the Bank to the Borrowers under this clause 2.6 shall be binding on the Borrowers and the Bank and shall constitute the applicable Facility Amount for the purposes of this Agreement from the day the notification is sent to the Borrowers until the extended Maturity Date agreed to by the Bank pursuant to clause 4.3.1 and advised in the same notice to the Borrowers, and until any further notification by the Bank under this clause 2.6.

2.6.5
If as a result of a notification by the Bank pursuant to this clause 2.6, the applicable Facility Amount is reduced, the Borrowers shall prepay forthwith after the relevant notification such part of the Overdraft as shall ensure that the Overdraft does not exceed the reduced Facility Amount notified by the Bank to be applicable.

2.6.6	The Facility Amount shall in any event be reduced to zero (0) on the Termination Date.

3	Interest and Interest Periods

3.1	Normal interest rate

The Borrowers shall pay interest in respect of the Overdraft at the rate per annum determined by the Bank to be the aggregate of (a) Margin and (b) LIBOR applicable to borrowings denominated in Dollars on each day. Such interest shall be calculated and accrue on a daily basis by reference to the amount of the Overdraft outstanding on a daily basis.

3.2	Dates of payment

Notwithstanding the accrual of interest on a daily basis the Borrowers shall pay interest in respect of the Overdraft on 30 June and on 31 December of each calendar year up to, and  including, the Termination Date.

3.3	Method of payment

Interest payments due hereunder shall be made by way of debit to the Overdraft Accounts or either of them provided that such debit shall not cause the Overdraft to exceed the applicable Facility Amount. If for any reason whatsoever interest payments due hereunder are not debited to an Overdraft Account as permitted by the preceding sentence, the Borrowers shall pay the amount thereof to the Bank in cash.

3.4	Default interest

If the Borrowers fail to pay on its due date any sum due under this Agreement, the Borrowers shall pay interest on such sum to the Bank on demand from and including the due date therefor until the date of actual payment (as well after as before judgment) at the rate specified in clause 3.1 or, in the event of application of clause 3.6, at the rate specified in clause 3.6 (as the case may be), increased by an additional two per cent (2%) per annum. Any such interest which is not paid shall be compounded monthly from any such due date.

3.5	Notification of rates

The Bank shall advise the Borrowers of the interest rates applied to the Overdraft by bank account statements in respect of the Overdraft Accounts, sent by the Bank to the Borrowers at

16

the times and in the manner specified in the terms and conditions of the Overdraft Accounts as agreed between the Bank and the Borrowers from time to time.

3.6	Market disruption; non-availability

3.6.1	If and whenever at any time the Bank shall have determined in its absolute discretion (which determination shall, in the absence of manifest error, be conclusive):

(a)	that adequate and fair means do not exist for ascertaining LIBOR; or

(b)	that by reason of circumstances affecting the London Interbank Market generally it is impracticable for the Bank to continue to fund the Overdraft; or

(c)
that deposits in Dollars are not available to the Bank in the London Interbank Market in the ordinary course of business in sufficient amounts to fund the Overdraft or that LIBOR does not accurately reflect the cost to the Bank of obtaining such deposits, the Bank shall forthwith give notice (a "Determination Notice") thereof to the Borrowers. A Determination Notice shall contain particulars of the relevant circumstances giving rise to its issue. After the giving of any Determination Notice, the Bank shall be entitled to decline the drawing of the Available Amount until notice to the contrary is given to the Borrowers by the Bank.

3.6.2
During the period of ten (10) days after any Determination Notice has been given by the Bank under clause 3.6.1, the Bank shall certify an alternative basis (the "Alternative Basis") for funding the Facility Amount or maintaining the Overdraft. The Alternative Basis may, at the Bank's sole unfettered discretion include (without limitation) alternative interest periods, alternative currencies or alternative rates of interest but shall include a margin above the cost of funds to the Bank equivalent to the Margin. The Alternative Basis so certified shall be binding upon the Borrowers and shall take effect in accordance with its terms from the date specified in the Determination Notice until such time as the Bank notifies the Borrowers that none of the circumstances specified in clause 3.6.1 continues to exist whereupon the normal interest rate fixing provisions of this Agreement shall apply.

4	Repayment and Bank's option to extend

4.1	Repayment

The Borrowers shall repay the Overdraft to the Bank in full together with accrued interest thereon and any other amounts owing under this Agreement and the other Security Documents on the Termination Date by placing funds to the credit of the Overdraft Accounts or either of them.

4.2	Revolving facility

The overdraft facility hereby constituted shall be revolving, so that sums repaid may be re-borrowed provided that the Overdraft shall not exceed the applicable Facility Amount at any time.

4.3	Bank's option to extend

4.3.1
The Bank shall, in its discretion, have the right to extend the Maturity Date for such period (which shall in any event not exceed three hundred and sixty four (364) days) as the Borrowers may request and the Bank may agree in its discretion, provided that the Borrowers send to the Bank a request in writing to that effect not later than thirty (30) days prior to the then current Maturity Date. The Bank shall not unreasonably withhold its agreement to grant such extension. If at any time following such request the Bank agrees to extend the then current Maturity Date, it shall notify the Borrowers in writing of the new Maturity Date not later than three (3) days prior to the then current Maturity Date and the Borrowers shall, at their cost and expense, enter into and deliver to the Bank such documentation as the Bank may

17

require in its absolute discretion, in relation to such extension (including, without limitation, amendments of the Mortgages and documents and evidence of the type referred to in schedule 2 in connection with any such amendments).

4.3.2
If and each time the Maturity Date is extended in accordance with clause 4.3.1 the Bank shall have the right each time on the expiration of the then current Maturity Date to extend the then current Maturity Date for such period as the Borrowers may request and the Bank may agree in its discretion, and, in each such case, the provisions of clause 4.3.1 shall apply to each such option to extend mutatis mutandis.

4.4	Prepayment on Total Loss or sale

4.4.1	Before first drawdown

On a Ship becoming a Total Loss (or suffering damage or being involved in an incident which, in the opinion of the Bank, may result in such Ship subsequently being determined to be a Total Loss) or sold, before any drawing is made under this Agreement the Facility Amount shall be reduced by such amount as the Bank may require in its sole discretion.

4.4.2	Thereafter

If a Mortgaged Ship is sold (with the prior consent of the Bank pursuant to the relevant Ship Security Documents) or becomes a Total Loss after any drawing is made under this Agreement, then, on the Disposal Reduction Date for such Mortgaged Ship (a) the Facility Amount shall be reduced to such amount as determined by the Bank to be equal to 125% of the Security Value without taking into account the market value of the relevant Mortgaged Ship sold or lost and (b) the Borrowers shall prepay such part of the Overdraft as shall ensure that, immediately after the relevant reduction of the Facility Amount referred to above, the Overdraft does not exceed the then applicable Facility Amount (taking into account the reduction thereof referred to above).

4.4.3	Defined terms

For the purposes of this clause 4.3:

(a)	"Disposal Reduction Date" means:

(i)	in relation to a Mortgaged Ship which has become a Total Loss, its Total Loss Reduction Date; and

(ii)
in relation to a Mortgaged Ship which is sold in accordance with the provisions of the relevant Ship Security Documents, the date of completion of such sale (but immediately prior to such completion) by the transfer of title to such Mortgaged Ship to the purchaser in exchange for payment of the relevant purchase price;

(b)	"Total Loss Reduction Date" means, in relation to a Mortgaged Ship which has become a Total Loss, the date which is the earlier of:

(i)	the date falling one hundred and twenty (120) days after that on which such Mortgaged Ship became a Total Loss; and

(ii)
the date upon which the relevant insurance proceeds are or Requisition Compensation (as defined in the relevant Ship Security Documents) is, received by the relevant Owner (or the Bank as such Owner's assignee pursuant to the relevant Ship Security Documents).

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4.4.4	For the purpose of this Agreement, a Total Loss in respect of a Ship shall be deemed to have occurred:

(a)	in the case of an actual total loss of a Ship, on the actual date and at the time such Ship was lost or, if such date is not known, on the date on which such Ship was last reported;

(b)	in the case of a constructive total loss of a Ship, upon the date and at the time notice of abandonment of such Ship is given to the insurers of such Ship for the time being;

(c)
in the case of a compromised or arranged total loss of a Ship, on the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the insurers of such Ship;

(d)	in the case of Compulsory Acquisition of a Ship, on the date upon which the relevant requisition of title or other compulsory acquisition occurs; and

(e)
in the case of hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of a Ship (other than where the same amounts to Compulsory Acquisition of such Ship) by any Government Entity, or by persons purporting to act on behalf of any Government Entity, which deprives the relevant Owner of the use of such Ship for more than sixty (60) days, upon the expiry of the period of thirty (30) days after the date upon which the relevant hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation occurred.

4.5	Amounts payable on prepayment

Any prepayment of all or part of the Overdraft under clauses 4.4, 8.3.1(a), 10.2 or 12 of this Agreement shall be made together with (a) accrued interest on the amount to be prepaid to the date of such prepayment, (b) any additional amount payable under clauses 6.6 or 12.2 and (c) all other sums payable by the Borrowers to the Bank under this Agreement or any of the other Security Documents including, without limitation, any amounts payable under clause 11.

5	Fees and expenses

5.1	Fees

The Borrowers shall pay to the Bank:

5.1.1	on 11 March 2008, an arrangement fee of Thirty five thousand Dollars ($35,000);

5.1.2	on the date of the Second Supplemental Agreement, an arrangement fee of Thirty thousand Dollars ($30,000); and

5.1.3
on each of the dates falling at three (3) monthly intervals after the date of this Agreement until the last day of the Termination Date, and on such day, commitment commission computed from the date of this Agreement (in the case of the first payment of commission) and from the due date of the preceding payment of commission (in the case of each subsequent payment) at the rate of zero point six two five per cent (0.625%) per annum on the daily undrawn amount of the applicable Facility Amount.

The fees referred to in this clause 5.1 shall be non-refundable and shall be payable whether or not any drawings are made under this Agreement.

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5.2	Expenses

The Borrowers shall pay to the Bank on a full indemnity basis on demand all expenses (including legal, printing and out-of-pocket expenses incurred by the Bank (whether or not any drawing has been made under this Agreement):

5.2.1
in connection with the negotiation, preparation, execution and, where relevant, registration of the Security Documents and of any amendment or extension of or the granting of any waiver or consent under, any of the Security Documents; and

5.2.2
in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under, any of the Security Documents or otherwise in respect of the moneys owing under any of the Security Documents, together with interest at the rate referred to in clause 3.4 from the date on which such expenses were incurred to the date of payment (as well after as before judgement).

5.3	Value added tax

All fees and expenses payable pursuant to this clause 5 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon. Any value added tax chargeable in respect of any services supplied by the Bank under this Agreement shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.

5.4	Stamp and other duties

The Borrowers shall pay all stamp, documentary, registration or other like duties or taxes (including any such duties or taxes payable by the Bank) imposed on or in connection with any of the Security Documents, the Management Agreements or the Facility and shall indemnify the Bank against any liability arising by reason of any delay or omission by the Borrowers to pay such duties or taxes.

6	Payments and taxes; accounts and calculations

6.1	No set-off or counterclaim

The Borrowers acknowledge that in performing its obligations under this Agreement, the Bank will be incurring liabilities to third parties in relation to the funding of amounts to the Borrowers, such liabilities matching the liabilities of the Borrowers to the Bank and that it is reasonable for the Bank to be entitled to receive payments from the Borrowers gross on the due date in order that the Bank is put in a position to perform its matching obligations to the relevant third parties. Accordingly, all payments to be made by the Borrowers or either of them under any of the Security Documents shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 6.6, free and clear of any deductions or withholdings, in Dollars on the due date to such account of the Bank at such bank in such place as the Bank may from time to time specify for this purpose. All payments applied by the Bank in reduction of the Overdraft shall be deemed to be credited to an Overdraft Account.

6.2	Payment by the Bank

All sums to be advanced by the Bank to the Borrowers under this Agreement in respect of the Overdraft shall be remitted in Dollars on the relevant Drawdown Date pursuant to clauses 2.2 and 2.3.

6.3	Non-Banking Days

When any payment under any of the Security Documents would otherwise be due on a day which is not a Banking Day, the due date for payment shall be extended to the next following

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Banking Day unless such Banking Day falls in the next calendar month in which case payment shall be made on the immediately preceding Banking Day.

6.4	Calculations

An interest and other payments of an annual nature under any of the Security Documents shall accrue from day to day and be calculated on the basis of actual days elapsed and a 360 day year.

6.5	Certificates conclusive

Any certificate or determination of the Bank as to any rate of interest or any other amount pursuant to and for the purposes of any of the Security Documents shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

6.6	Grossing-up for Taxes

If at any time the Borrowers are required to make any deduction or withholding in respect of Taxes from any payment due under any of the Security Documents, the sum due from the Borrowers in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Bank receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding), a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Borrowers shall indemnify the Bank against any losses or costs incurred by it by reason of any failure of the Borrowers to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The Borrowers shall promptly deliver to the Bank any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

6.7	Loan account

The Bank shall maintain, in accordance with its usual practice, an account or accounts (which, in the case of Sara only, shall be the "Account Current" referred to in the Sara Mortgage and the Deed of Covenant) evidencing the amounts from time to time lent by, owing to and paid to it under the Security Documents. Such account or accounts shall, in the absence of manifest error, be conclusive as to the amount from time to time owing by the Borrowers under the Security Documents.

7	Representations and warranties

7.1	Continuing representations and warranties

The Borrowers represent and warrant to the Bank that:

7.1.1	Due incorporation

the Borrowers and each of the other Security Parties are duly incorporated and validly existing in good standing under the laws of their respective countries of incorporation as limited liability companies or (as the case may be) corporations, have no centre of main interests, permanent establishment or place of business outside the jurisdiction in which each of which is incorporated and have power to carry on their respective businesses as they are now being conducted and to own their respective property and other assets;

7.1.2	Corporate power

each of the Borrowers has power to execute, deliver and perform its obligations under the relevant Management Agreements and the Security Documents to which it is a party and to borrow the Overdraft under this Agreement and each of the other Security Parties has power to execute and deliver and perform its obligations under the Security Documents and the

21

Management Agreements to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of the Borrowers to borrow will be exceeded as a result of borrowing the Overdraft under this Agreement;

7.1.3	Binding obligations

the Security Documents and the Management Agreements constitute or will, when executed, constitute valid and legally binding obligations of the relevant Security Parties enforceable in accordance with their respective terms;

7.1.4	No conflict with other obligations

the execution and delivery of, the performance of their respective obligations under, and compliance with the provisions of the relevant Management Agreements and the Security Documents by the relevant Security Parties will not (i) contravene any existing applicable law, statute, rule or regulation or any judgement, decree or permit to which either of the Borrowers or any other Security Party is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which either of the Borrowers or any other Security Party is a party or is subject or by which it or any of its property is bound, (iii) contravene or conflict with any provision of the memorandum and articles of association/articles of incorporation/by-laws/statutes or other constitutional documents of either of the Borrowers or any other Security Party or (iv) result in the creation or imposition of or oblige either of the Borrowers or any other Security Party or any other member of the Group to create any Encumbrance (other than a Permitted Encumbrance) on the undertakings, assets, rights or revenues of either of the Borrowers or any other Security Party or any other member of the Group;

7.1.5	No litigation

no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of the officers of either of the Borrowers, threatened against either of the Borrowers or any other Security Party or any other member of the Group which could have a material adverse effect on the business, assets or financial condition of such Borrower or any other Security Party or any other member of the Group or the Group as a whole;

7.1.6	No filings required

save for the registration of the Mortgages with the relevant Registry, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Management Agreements or any of the Security Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to the Management Agreements or the Security Documents and the Management Agreements and each of the Security Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

7.1.7	Choice of law

the choice of English law to govern the Management Agreements and the Security Documents (other than the Mortgages and the Operating Account Pledges), the choice of Maltese law to govern the Sara Mortgage, the choice of Liberian law to govern the Aegean Champion Mortgage, the Aegean Star Mortgage, the Hope Mortgage and the Vera Mortgage and the choice of Greek law to govern the Aegean Ace Mortgage and the Operating Account Pledges, and the submissions by the Security Parties in the Security Documents to the non-exclusive jurisdiction of the English courts, are valid and binding;

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7.1.8	No immunity

neither of the Borrowers nor any other Security Party nor any of their respective assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgement, execution or other enforcement);

7.1.9	Consents obtained

every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by any Security Party to authorise, or required by any Security Party in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of each of the Management Agreements and each of the Security Documents or the performance by each Security Party of its obligations under the Management Agreements and the Security Documents to which it is a party has been obtained or made and is in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in, or in connection with, any of the same;

7.1.10	Shareholdings

(a)	each of the Borrowers, each of the Corporate Guarantors (other than the AMPNI Guarantor) and each Manager are wholly-owned direct or indirect Subsidiaries of the AMPNI Guarantor; and

(b)	no less than 20% of the total issued voting share capital of the AMPNI Guarantor is ultimately beneficially owned by Mr Dimitrios Melissanidis;

7.1.11	Financial statements correct and complete

the unaudited consolidated financial statements of the Group in respect of the financial half-year ended on 30 June 2008 as delivered to the Bank have been prepared in accordance with the Applicable Accounting Principles and present fairly and accurately the consolidated financial position of the Group as at such date and the consolidated results of the operations of the Group for the financial year ended on such date and, as at such date neither the AMPNI Guarantor nor any member of the Group had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements; and

7.1.12	No material adverse change

there has been no material adverse change in the financial position or the operations of the Borrowers or the Owners or the Corporate Guarantors or either Manager or any other member of the Group or the Group as a whole, from that described by the Borrowers or any other Security Party to the Bank in the negotiation of this Agreement and/or the First Supplemental Agreement and/or the Second Supplemental Agreement.

7.2	Initial representations and warranties

The Borrowers further represent and warrant to the Bank that:

7.2.1	Pari passu

the obligations of the Borrowers under this Agreement are direct, general and unconditional obligations of the Borrowers and rank at least pari passu with all other present and future unsecured and unsubordinated Indebtedness of the Borrowers except for obligations which are mandatorily preferred by law and not by contract;

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7.2.2	No default under other Indebtedness

neither of the Borrowers nor any of their Related Companies nor any other Security Party is (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or combination thereof be) in breach of or in default under any agreement relating to Indebtedness to which it is a party or by which it may be bound;

7.2.3	Information

the information, exhibits and reports furnished by any Security Party to the Bank in connection with the negotiation and preparation of each of the Security Documents are true and accurate in all material respects and not misleading, do not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained therein; there are no other facts the omission of which would make any fact or statement therein misleading;

7.2.4	No withholding Taxes

no Taxes are imposed by withholding or otherwise on any payment to be made by any Security Party under the Management Agreements or the Security Documents or are imposed on or by virtue of the execution or delivery by the Security Parties of the Management Agreements or the Security Documents or any other document or instrument to be executed or delivered under any of the Security Documents;

7.2.5	No Default

no Default has occurred and is continuing;

7.2.6	The Ships

each Ship is and will, on the Drawdown Date of the first drawing to be made under this Agreement, be:

(a)	in the absolute ownership of the relevant Owner who will, on and after such Drawdown Date, be the sole, legal and beneficial owner of such Ship;

(b)	registered in the name of the relevant Owner through the offices of the relevant Registry as a ship under the laws and flag of the relevant Flag State;

(c)	operationally seaworthy and in every way fit for service; and

(d)	classed with the relevant Classification free of all conditions, requirements or recommendations of the relevant Classification Society;

7.2.7	Ships' employment

(save as otherwise disclosed by the Borrowers and accepted by the Bank) none of the Ships is nor will, on or before the Drawdown Date of the first drawing to be made under this Agreement, be subject to any charter or contract or to any agreement to enter into any charter or contract which, if entered into after the date of the relevant Ship Security Documents would have required the consent of the Bank and, on or before such Drawdown Date, there will not be any agreement or arrangement whereby the Earnings of such Ship (as defined in the relevant Ship Security Documents) may be shared with any other person;

7.2.8	Freedom from Encumbrances

none of the Ships, nor her Earnings, Insurances or Requisition Compensation (each as defined in the relevant Ship Security Documents) nor any of the Accounts nor any other properties or rights relating to such Ship which are, or are to be, the subject of any of the

24

Security Documents nor any part thereof will be, on the Drawdown Date of the first drawing to be made under this Agreement, subject to any Encumbrance;

7.2.9	Compliance with Environmental Laws and Approvals

except as may already have been disclosed by the Borrowers in writing to, and acknowledged in writing by, the Bank:

(a)
the Borrowers and the other Relevant Parties and, to the best of the Borrowers' knowledge and belief (having made due enquiry), their respective Environmental Affiliates have complied with the provisions of all Environmental Laws;

(b)
the Borrowers and the other Relevant Parties and, to the best of the Borrowers' knowledge and belief (having made due enquiry), their respective Environmental Affiliates have obtained all Environmental Approvals and are in compliance with all such Environmental Approvals; and

(c)
neither of the Borrowers nor any other Relevant Party nor, to the best of the Borrowers' knowledge and belief (having made due enquiry), any of their respective Environmental Affiliates has received notice of any Environmental Claim that either of the Borrowers or any other Relevant Party or any such Environmental Affiliate is not in compliance with any Environmental Law or any Environmental Approval;

7.2.10	No Environmental Claims

except as may already have been disclosed by the Borrowers in writing to, and acknowledged in writing by, the Bank, there is no Environmental Claim pending or, to the best of the Borrowers' knowledge and belief, threatened against either Borrower or any Owner or any Ship or any other Relevant Party or any other Relevant Ship or to the best of the Borrowers' knowledge and belief (having made due enquiry) any of their respective Environmental Affiliates;

7.2.11	No potential Environmental Claims

except as may already have been disclosed by the Borrowers in writing to, and acknowledged in writing by, the Bank, there has been no emission, spill, release or discharge of a Material of Environmental Concern from the Ship or any other Relevant Ship owned by, managed or crewed by or chartered to the Borrowers nor, (having made due enquiry) to the best of the Borrowers' knowledge and belief, from any Relevant Ship owned by, managed or crewed by or chartered to any other Relevant Party which could give rise to an Environmental Claim;

7.2.12	ISM Code and ISPS Code

on the first Drawdown Date under this Agreement, each Owner shall have a valid and current ISSC and SMC in respect of its Ship and each such Ship shall be in compliance with the Code and the ISPS Code; and

7.2.13	Copies true and complete

the copies of the Management Agreements delivered or to be delivered to the Bank pursuant to clause 9.1 are, or will when delivered be, true and complete copies of such documents; such documents constitute valid and binding obligations of the parties thereto enforceable in accordance with their respective terms and there will have been no amendments or variations thereof or defaults thereunder.

7.3	Repetition of representations and warranties

On and as of the date of this Agreement and so long as monies are owing (actually or contingently) by the Borrowers under this Agreement or while the Facility is available and (except

25

in relation to the representations and warranties in clause 7.2) the Borrowers shall (a) be deemed to repeat the representations and warranties in clauses 7.1 and 7.2 as if made with reference to the facts and circumstances existing on such day and (b) be deemed to further represent and warrant to the Bank that the then latest audited consolidated financial statements of the Group delivered to the Bank (if any) have been prepared in accordance with the Applicable Accounting Principles which have been consistently applied and present fairly and accurately the consolidated financial position of Group as at the end of the financial period to which the same relate and the consolidated results of the operations of the Group for the financial period to which the same relate and, as at the end of such financial period, neither the AMPNI Guarantor nor any other member of the Group had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements.

8	Undertakings

8.1	General

The Borrowers hereby jointly and severally undertake with the Bank that, from the date of this Agreement and so long as any moneys are owing under any of the Security Documents, whether actually or contingently, and while the Facility remains available, each Borrower will:

8.1.1	Notice of Default

promptly inform the Bank of any occurrence of which it becomes aware which might adversely affect the ability of any Security Party to perform its obligations under any of the Security Documents or the Management Agreements and, without limiting the generality of the foregoing, will inform the Bank of any Default forthwith upon becoming aware thereof and will from time to time, if so requested by the Bank, confirm to the Bank in writing that, save as otherwise stated in such confirmation, no Default has occurred and is continuing;

8.1.2	Consents and licences

without prejudice to clauses 7.1 and 9, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary or desirable under applicable law for the continued due performance of all the obligations of the Security Parties under each of the Security Documents and the Management Agreements;

8.1.3	Use of proceeds

use the Facility exclusively for the purposes specified in clause 1.1;

8.1.4	Pari passu

ensure that its obligations under this Agreement shall, without prejudice to clause 8.2 and the security intended to be created by the Security Documents, at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract;

8.1.5	Financial statements

prepare or cause to be prepared audited consolidated financial statements of the Group in accordance with the Applicable Accounting Principles consistently applied in respect of each financial year and cause the same to be reported on by the Group's auditors and prepare or cause to be prepared unaudited consolidated financial statements of the Group in respect of each financial half-year on the same basis as the annual financial statements, and deliver to the Bank as many copies of the same as the Bank may reasonably require as soon as

26

practicable but not later than one hundred and eighty (180) days (in the case of audited financial statements) or sixty (60) days (in the case of unaudited financial statements) after the end of the financial period to which they relate;

8.1.6	Delivery of reports

deliver to the Bank as many copies as the Bank may reasonably require at the time of issue thereof of every report, circular, notice or like document issued by it to its creditors or shareholders in general;

8.1.7	Provision of further information

provide the Bank with such financial and other information concerning the Group, the Borrowers, the other Security Parties, the other members of the Group and their respective affairs as the Bank may from time to time reasonably require;

8.1.8	Obligations under Security Documents

duly and punctually perform each of the obligations expressed to be assumed by it under the Security Documents;

8.1.9	Compliance with Code

and will procure that any Operator and each Owner will, comply with and ensure that each Ship and any Operator comply with the requirements of the Code, including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto Throughout the Security Period (as defined in the relevant Ship Security Documents for such Ship);

8.1.10	Withdrawal of DOC and SMC

and will procure that any Operator and each Owner will, immediately inform the Bank if there is any threatened or actual withdrawal of its Operator's DOC or the SMC in respect of any Ship;

8.1.11	Issuance of DOC and SMC

and will procure that any Operator and each Owner will, promptly inform the Bank upon the issue to any Owner or any Operator of a DOC and to each Ship of an SMC or the receipt by any Owner or any Operator of notification that its application for the same has been refused; and

8.1.12	1SPS Code compliance

and will procure that each Manager or any Operator and each Owner will, following the first Drawdown Date under this Agreement:

(a)	maintain at all times a valid and current ISSC for each Ship;

(b)	immediately notify the Bank in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC for each Ship; and

(c)	procure that each Ship will comply at all times with the ISPS Code.

8.2	Negative undertakings

The Borrowers hereby jointly and severally undertake with the Bank that, from the date of this Agreement and so long as any moneys are owing under the Security Documents, whether

27

actually or contingently, and while all or any part of the Facility remains available, neither of the Borrowers will, without the prior written consent of the Bank:

8.2.1	Negative pledge

permit any Encumbrance (other than a Permitted Encumbrance) by it to subsist, arise or be created or extended over all or any part of its present or future undertaking, assets, rights or revenues to secure or prefer any present or future Indebtedness of any Security Party or any other person;

8.2.2	No merger

merge or consolidate with any other person or enter into any demerger, amalgamation, corporate reconstruction or corporate redomiciliation of any type;

8.2.3	Disposals

sell, transfer, abandon lend or otherwise dispose of or cease to exercise direct control over any part (being either alone or, when aggregated with all other disposals falling to be taken into account pursuant to this clause 8.2.3, material in the opinion of the Bank in relation to the undertaking, assets, rights and revenues of such Borrower taken as a whole) of its present or future undertaking, assets, rights or revenues (otherwise than by transfers, sales or disposals for full consideration in the ordinary course of trading, but excluding in any event its Ship or any other rights or assets which are subject to security created by the Security Documents) whether by one or a series of transactions related or not;

8.2.4	Other business

undertake any business other than the ownership and operation of its Ship and the chartering of such Ship to third parties and will procure that no other Security Party undertakes, without the prior written consent of the Bank, any business other than that conducted by such Security Party on the date of this Agreement;

8.2.5	Acquisitions

acquire any further assets other than its Ship and rights arising under contracts entered into by or on behalf of such Borrower in the ordinary course of its business of owning, operating and chartering such Ship;

8.2.6	Other obligations

incur any obligations except for obligations arising under the Management Agreements or the Security Documents to which it is a party or contracts entered into in the ordinary course of its business of owning, operating and chartering its Ship;

8.2.7	No borrowing

incur any Borrowed Money except for Borrowed Money pursuant to the Security Documents;

8.2.8	Repayment of borrowings

repay the principal of, or pay interest on, or any other sum in connection with, any of its Borrowed Money except for Borrowed Money pursuant to the Security Documents;

8.2.9	Guarantees

issue any guarantees or indemnities or otherwise become directly or contingently liable for the obligations of any person, firm, or corporation except pursuant to the Security Documents (except for guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which its Ship is entered, guarantees

28

required to procure the release of its Ship from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of its Ship);

8.2.10	Loans

make any loans or grant any credit (save for normal trade credit in the ordinary course of business) to any person or agree to do so;

8.2.11	Sureties

permit any of its Indebtedness to be guaranteed or otherwise assured against financial loss by any person (save for guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which such Borrower's Ship is entered, guarantees required to procure the release of such Ship from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of such Ship);

8.2.12	Share capital and distribution

(a)	purchase or otherwise acquire for value any shares of its capital; or

(b)
declare or pay any dividends or distribute any of its present or future assets, undertakings, rights or revenues to any of its shareholders, if an Event of Default has occurred or will or, in the opinion of the Bank, is likely to occur as a result of, or following, the declaration or payment of dividends;

8.2.13	Subsidiaries

form or acquire any Subsidiaries;

8.2.14	Shareholdings

(a)
change, cause or permit any change in, the legal and/or ultimate beneficial ownership of any of the shares in the AMPNI Guarantor which would result in Mr Dimitrios Melissanidis being at any time the ultimate beneficial owner of less than 20% of the total issued voting share capital of the AMPNI Guarantor; or

(b)
change, cause or permit any change in, the legal and/or beneficial ownership of any of the shares in either Borrower or any Corporate Guarantor (other than the AMPNI Guarantor) or either Manager which would result in any such Security Party ceasing to be a wholly-owned direct or indirect Subsidiary of the AMPNI Guarantor; or

8.2.15	Constitutional documents

permit, cause or agree to any material amendments or variation of its constitutional documents or any change of its corporate name.

8.3	Security value maintenance

8.3.1	Security shortfall

If at any time the Security Value shall be less than the Security Requirement, the Bank may give notice to the Borrowers requiring that such deficiency be remedied and then the Borrowers shall either:

(a)
prepay within a period of fourteen (14) days of the date of receipt by the Borrowers of the Bank's said notice such sum in Dollars as will result in the Security Requirement after such prepayment being equal to the Security Value; or

29

(b)
within fourteen (14) days of the date of receipt by the Borrowers of the Bank's said notice constitute to the satisfaction of the Bank such further security for the Overdraft as shall be acceptable to the Bank having a value for security purposes (as determined by the Bank in its absolute discretion) at the date upon which such further security shall be constituted which, when added to the Security Value, shall not be less than the Security Requirement as at such date.

The provisions of clause 4.5 shall apply to prepayments made under clause 8.3.1(a).

8.3.2	Valuation of Mortgaged Ships

Each of the Mortgaged Ships shall, for the purposes of this clause 8.3, be valued as and when the Bank shall in its absolute discretion require, by an independent firm of shipbrokers nominated by the Borrowers and approved by the Bank in its sole discretion or, failing such nomination or approval, appointed by the Bank in its sole discretion. Each such valuation shall be made without, unless required by the Bank, physical inspection and on the basis of a sale for prompt delivery, for cash at arm's length, on normal commercial terms as between a willing buyer and a willing seller, without taking into account the benefit of any charterparty or other engagement concerning such Mortgaged Ship.

The value of each Mortgaged Ship determined in accordance with the provisions of this clause 8.3 shall be binding upon the parties hereto until such time as any further such valuations shall be obtained for such Mortgaged Ship.

8.3.3	Information

The Borrowers undertake to the Bank to supply to the Bank and to any such shipbrokers such information concerning the Mortgaged Ships and their condition as such shipbrokers may reasonably require for the purpose of making any such valuations.

8.3.4	Costs

All costs in connection with the Bank obtaining any valuation of the Mortgaged Ships referred to in clause 8.3.2 and in schedule 2, and any valuation either of any additional security for the purposes of ascertaining the Security Value at any time or necessitated by the Borrowers electing to constitute additional security pursuant to clause 8.3.1(b), shall be borne by the Borrowers.

8.3.5	Valuation of additional security

For the purpose of this clause 8.3, the market value of any additional security provided or to be provided to the Bank shall be determined by the Bank in its absolute discretion without any necessity for the Bank assigning any reason thereto.

8.3.6	Documents and evidence

In connection with any additional security provided in accordance with this clause 8.3, the Bank shall be entitled to receive such evidence and documents of the kind referred to in schedule 2 as may in the Bank's opinion, be appropriate and such favourable legal opinions as the Bank shall in its absolute discretion require.

9	Conditions

9.1	Documents and evidence

The obligation of the Bank to make the Facility available shall be subject to the condition that the Bank, or its duly authorised representatives, shall have received, on or prior to the first drawing under this Agreement, the documents and evidence specified in schedule 1, in form and substance satisfactory to the Bank.

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9.2	General conditions precedent

The obligation of the Bank to make any drawing available under this Agreement shall be subject to the further conditions that, at the time of the giving of a drawing request and at the time of making a drawing:

9.2.1
the representations and warranties contained in clauses 7.1, 7.2 and 7.3(b) and clause 4 of each Corporate Guarantee, are true and correct on and as of each such time as if each was made with respect to the facts and circumstances existing at such time; and

9.2.2	no Default shall have occurred and be continuing or would result from the making of the relevant drawing.

9.3	Waiver of conditions precedent

The conditions specified in this clause 9 are inserted solely for the benefit of the Bank and may be waived by the Bank in whole or in part and with or without conditions.

9.4	Further conditions precedent

Not later than five (5) Banking Days prior to each Drawdown Date, the Bank may request and the Borrowers shall, not later than two (2) Banking Days prior to such date, deliver to the Bank on such request further favourable certificates and/or opinions as to any or all of the matters which are the subject of clauses 7, 8, 9 and 10 of this Agreement and clauses 4 and 5 of the Corporate Guarantees.

10	Events of Default

10.1	Events

There shall be an Event of Default if:

10.1.1
Non-payment: either of the Borrowers or any other Security Party fails to pay any sum payable by it under any of the Security Documents at the time, in the currency and in the manner stipulated in the Security Documents (and so that, for this purpose, sums payable on demand shall be treated as having been paid at the stipulated time if paid within three (3) Banking Days of demand); or

10.1.2
Breach of insurance obligations and certain other obligations: any of the Owners or the Managers or any other person fails to obtain and/or maintain the Insurances (as defined in, and in accordance with the requirements of, the Ship Security Documents) for any of the Mortgaged Ships or if any insurer in respect of such Insurances cancels such insurances or disclaims liability by reason, in either case, of mis-statement in any proposal for such insurances or for any other failure or default on the part of the Owners or any of them or any other person or the Borrowers or either of them commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under clauses 8.2 or 8.3 of this Agreement or any Corporate Guarantor commits any breach or omits or fails to observe any of the undertakings expressed to be assumed by it under clause 5.2 or clause 5.3 of the Corporate Guarantee to which it is a party; or

10.1.3
Breach of other obligations: either of the Borrowers or any other Security Party commits any breach of or omits to observe any of its obligations or undertakings expressed to be assumed by it under any of the Security Documents (other than those referred to in clauses 10.1.1 and 10.1.2 above) and, in respect of any such breach or omission which in the opinion of the Bank is capable of remedy, such action as the Bank may require shall not have been taken within fourteen (14) days of the Bank notifying the relevant Security Party of such default and of such required action; or

10.1.4	Misrepresentation: any representation or warranty made or deemed to be made or repeated by or in respect of the Borrowers or any other Security Party in or pursuant to any of the

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Security Documents or in any notice, certificate or statement referred to in or delivered under any of the Security Documents is or proves to have been incorrect or misleading in any material respect; or

10.1.5
Cross-default: any Indebtedness of any Security Party or any other Relevant Party is notpaid when due or any Indebtedness of any Security Party or any other Relevant Party becomes (whether by declaration or automatically in accordance with the relevant agreement or instrument constituting the same) due and payable prior to the date when it would otherwise have become due (unless as a result of the exercise by the relevant Security Party or, as the case may be, Relevant Party of a voluntary right of prepayment), or any creditor of any Security Party or any other Relevant Party becomes entitled to declare any such Indebtedness due and payable or any facility or commitment available to any Security Party or any other Relevant Party relating to Indebtedness is withdrawn, suspended or cancelled by reason of any default (however described) of the person concerned unless the relevant Security Party or, as the case may be, Relevant Party shall have satisfied the Bank that such withdrawal, suspension or cancellation will not affect or prejudice in any way the relevant Security Party's or Relevant Party's ability to pay its debts as they fall due and fund its commitments, or any guarantee given by any Security Party or any other Relevant Party in respect of Indebtedness is not honoured when due and called upon; or

10.1.6
Legal process: any judgement or order made against any Security Party or any other Relevant Party is not stayed or complied with within seven (7) days or a creditor attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any of the undertakings, assets, rights or revenues of any Security Party or any other Relevant Party and is not discharged within seven (7) days; or

10.1.7
Insolvency: any Security Party or any other Relevant Party is unable or admits inability to pay its debts as they fall due; suspends making payments on any of its debts or announces an intention to do so; becomes insolvent; has assets the value of which is less than the value of its liabilities (taking into account contingent and prospective liabilities); or suffers the declaration of a moratorium in respect of any of its Indebtedness; or

10.1.8
Reduction or loss of capital: a meeting is convened by any Security Party or any other Relevant Party for the purpose of passing any resolution to purchase, reduce or redeem any of its share capital; or

10.1.9
Winding up: any corporate action, legal proceedings or other procedure or step is taken for the purpose of winding up any Security Party or any other Relevant Party or an order is made or resolution passed for the winding up of any Security Party or any other Relevant Party or a notice is issued convening a meeting for the purpose of passing any such resolution; or

10.1.10
Administration: any petition is presented, notice given or other step is taken for the purpose of the appointment of an administrator of any Security Party or any other Relevant Party or the Bank believes that any such petition or other step is imminent or an administration order is made in relation to any Security Party or any other Relevant Party; or

10.1.11
Appointment of receivers and managers: any administrative or other receiver is appointed of any Security Party or any other Relevant Party or any part of its assets and/or undertaking or any other steps are taken to enforce any Encumbrance over all or any part of the assets of any Security Party or any other Relevant Party; or

10.1.12
Compositions: any corporate action, legal proceedings or other procedures or steps are taken, or negotiations commenced, by any Security Party or any other Relevant Party or by any of its creditors with a view to the general readjustment or rescheduling of all or part of its indebtedness or to proposing any kind of composition, compromise or arrangement involving such company and any of its creditors; or

10.1.13
Analogous proceedings: there occurs, in relation to any Security Party or any other Relevant Party, in any country or territory in which any of them carries on business or to the jurisdiction of whose courts any part of their assets is subject, any event which, in the opinion

32

of the Bank, appears in that country or territory to correspond with, or have an effect equivalent or similar to, any of those mentioned in clauses 10.1.6 to 10.1.12 (inclusive) or any Security Party or any other Relevant Party otherwise becomes subject, in any such country or territory, to the operation of any law relating to insolvency, bankruptcy or liquidation; or

10.1.14	Cessation of business: any Security Party or any other Relevant Party suspends or ceases or threatens to suspend or cease to carry on its business; or

10.1.15
Invalidity: any of the Security Documents shall at any time and for any reason become invalid or unenforceable or otherwise cease to remain in full force and effect, or if the validity or enforceability of any of the Security Documents shall at any time and for any reason be contested by any Security Party which is a party thereto, or if any Security Party shall deny that it has any, or any further, liability thereunder; or

10.1.16
Seizure: all or a material part of the undertakings, assets, rights or revenues of, or shares or other ownership interests in, any Security Party or any other Relevant Party are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any Government Entity; or

10.1.17
Unlawfulness: it becomes impossible or unlawful at any time for any Security Party, to fulfil any of the covenants and obligations expressed to be assumed by it in any of the Security Documents or for the Bank to exercise the rights or any of them vested in it under any of the Security Documents or otherwise; or

10.1.18	Repudiation: any Security Party repudiates any of the Security Documents or does or causes or permits to be done any act or thing evidencing an intention to repudiate any of the Security Documents; or

10.1.19	Encumbrances enforceable: any Encumbrance in respect of any of the property (or part thereof) which is the subject of any of the Security Documents becomes enforceable; or

10.1.20
Material adverse change: there occurs, in the opinion of the Bank, a material adverse change in the financial condition or the operations of either of the Borrowers or any other Security Party or any other member of the Group or the Group as a whole, in each case by reference to their respective financial position and operations as described by the Borrowers or any other Security Party to the Bank in the negotiation of this Agreement; or

10.1.21
Flag State: the Flag State of a Ship becomes involved in hostilities or civil war or there is a seizure of civil power in the Flag State of a Ship by unconstitutional means if, in any such case such event could in the opinion of the Bank reasonably be expected to have a material adverse effect on the security constituted by any of the Security Documents; or

10.1.22
Environmental Claim: either of the Borrowers and/or any other Relevant Party and/or any of their respective Environmental Affiliates fails to comply with any Environmental Law or any Environmental Approval or any Ship or any other Relevant Ship is involved in any incident which gives rise or which may give rise to an Environmental Claim, if in any such case, such non compliance or incident or the consequences thereof could (in the opinion of the Bank) reasonably be expected to have a material adverse effect on the business, assets, operations, property or financial condition of either of the Borrowers or any other Security Party or on the security created by any of the Security Documents; or

10.1.23
P&L any of the Owners, the Managers or any other person fails or omits to comply with any requirements of the protection and indemnity association or other insurer with which any Ship is entered for insurance or insured against protection and indemnity risks (including oil pollution risks) to the effect that any cover (including, without limitation, liability for Environmental Claims arising in jurisdictions where the relevant Ship operates or trades) is or may be liable to cancellation, qualification or exclusion at any time; or

10.1.24	Arrest: any Ship is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in the exercise or purported exercise of any possessory lien or other claim or

33

otherwise taken from the possession of the relevant Owner and such Owner shall fail to procure the release of its Ship within a period of seven (7) days; or

10.1.25	Registration: the registration of any Ship under the laws and flag of the relevant Flag State is cancelled or terminated; or

10.1.26	Shareholdings:

(a)
there is any change in the legal and/or ultimate beneficial ownership of any of the shares in the AMPNI Guarantor which results in Mr Dimitrios Melissanidis being at any time the ultimate beneficial owner of less than 20% of the total issued voting share capital of the AMPNI Guarantor; or

(b)
there is any change in the legal and/or ultimate beneficial ownership of any of the shares in the AMPNI Guarantor which results in any person or persons acting in concert (other than Mr Dimitrios Melissanidis) becoming at any time the ultimate beneficial owners of more than 50% of the total issued voting share capital of the AMPNI Guarantor or having the control of the AMPNI Guarantor or of its board of directors (and "control" shall have the meaning given to it in the definition of "Subsidiary" in clause 1.2) and the Bank has notified the Borrowers in writing of any changes of the terms of this Agreement and the other Security Documents which the Bank in its discretion wishes to effect, and the Borrowers fail within ten (10) Banking Days following such notification, to agree to such changes and to execute and deliver to the Bank such documents as the Bank may then require in order to effect such changes; or

(c)
in the legal and/or beneficial ownership of any of the shares in either of the Borrowers or either Manager or any of the Corporate Guarantors (other than the AMPNI Guarantor) which results in any such Security Party ceasing to be a wholly-owned direct or indirect Subsidiary of the AMPNI Guarantor; or

10.1.27
Accounts: any moneys are withdrawn from any Account other than in accordance with clause 14 or clause 5 of each of the Aegean Ace Guarantee, the Aegean Champion Guarantee, the Aegean Star Guarantee and the Sara Guarantee; or

10.1.28	Listing: the shares of the AMPNI Guarantor are de-listed or suspended from, or cease to trade (whether temporarily or permanently) on, the New York Stock Exchange; or

10.1.29
Consents and authorisations: any consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by either of the Borrowers or any other Security Party to authorise, or required by either of the Borrowers or any other Security Party in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of any of the Security Documents or the performance by either of the Borrowers or any such Security Party of its obligations under any of the Security Documents is modified in a manner unacceptable to the Bank or is not granted or is revoked or terminated or expires and is not renewed or otherwise ceases to be in full force and effect; or

10.1.30
Breach of Ministerial Decision: the Aegean Ace Guarantor at any time commits any breach of or varies or cancels the Ministerial Decision without the previous written consent of the Bank (which consent the Bank shall have the full liberty to withhold); or

10.1.31
Material events: any other event occurs or circumstance arises which, in the opinion of the Bank, is likely materially and adversely to affect either (i) the ability of any Security Party to perform all or any of their respective obligations under or otherwise to comply with the terms of any of the Security Documents or (ii) the security created by any of the Security Documents.

34

10.2	Acceleration

The Bank may, without prejudice to any other rights of the Bank, at any time after the happening of an Event of Default by notice to the Borrowers declare that:

10.2.1	the obligation of the Bank to make the Facility available shall be terminated, whereupon the Facility shall be reduced to zero forthwith; and/or

10.2.2
the Overdraft and all interest accrued and all other sums payable under the Security Documents have become due and payable, whereupon the same shall, immediately or in accordance with the terms of such notice, become due and payable.

10.3	Demand basis

If, pursuant to clause 10.2.2, the Bank declares the Overdraft to be due and payable on demand, the Bank may by written notice to the Borrowers (a) call for repayment of the Overdraft on such date as may be specified, whereupon the Overdraft shall become due and payable on the date so specified together with all interest accrued and all other sums payable under this Agreement or (b) withdraw such declaration with effect from the date specified in such notice.

11	Indemnities

11.1	Miscellaneous indemnities

The Borrowers shall on demand indemnify the Bank, without prejudice to any of the Bank's other rights under any of the Security Documents against any loss (including loss of Margin) or expense which the Bank shall certify as sustained or incurred by it as a consequence of:

11.1.1	any default in payment by the Borrowers of any sum under any of the Security Documents when due; or

11.1.2	the occurrence of any other Event of Default,

including, in any such case, but not limited to, any loss or expense sustained or incurred in maintaining or funding the Overdraft or any part thereof or in liquidating or re-employing deposits from third parties acquired to effect or maintain the Overdraft or any part thereof.

11.2	Currency indemnity

If any sum due from the Borrowers or either of them under any of the Security Documents or any order or judgement given or made in relation thereto has to be converted from the currency (the "first currency") in which the same is payable under the relevant Security Document or under such order or judgement into another currency (the "second currency") for the purpose of (a) making or filing a claim or proof against the Borrowers or either of them, (b) obtaining an order or judgement in any court or other tribunal or (c) enforcing any order or judgement given or made in relation to any of the Security Documents, the Borrowers shall indemnify and hold harmless the Bank from and against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which the Bank may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgement, claim or proof. Any amount due from the Borrowers or either of them under this clause 11.2 shall be due as a separate debt and shall not be affected by judgement being obtained for any other sums due under or in respect of any of the Security Documents and the term "rate of exchange" includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

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11.3	Environmental indemnity

The Borrowers shall indemnify the Bank on demand and hold the Bank harmless from and against all costs, expenses, payments, charges, losses, demands, liabilities, actions, proceedings (whether civil or criminal), penalties, fines, damages, judgements, orders, sanctions or other outgoings of whatever nature which may be suffered, incurred or paid by, or made or asserted against the Bank at any time, whether before or after the repayment in full of principal and interest under this Agreement, relating to, or arising directly or indirectly in any manner or for any cause or reason whatsoever out of an Environmental Claim made or asserted against the Bank if such Environmental Claim would not have been, or been capable of being, made or asserted against the Bank if it had not entered into any of the Security Documents and/or exercised any of its rights, powers and discretions thereby conferred and/or performed any of its obligations thereunder and/or been involved in any of the transactions contemplated by the Security Documents.

11.4	Central Bank or European Central Bank reserve requirements indemnity

The Borrowers shall on demand promptly indemnify the Bank against any cost incurred or loss suffered by it as a result of its complying with the minimum reserve requirements of the European Central Bank and/or with respect to maintaining required reserves with the relevant national Central Bank to the extent that such compliance relates to the Facility or the Overdraft or deposits obtained by it to fund or maintain the whole or part of the Overdraft and such cost or loss is not recoverable by the Bank under clause 12.2.

12	Unlawfulness and increased costs

12.1	Unlawfulness

If it is or becomes contrary to any law or regulation for the Bank to make the Facility available or to maintain the Facility or fund the Overdraft or any part thereof, the Bank shall promptly give notice to the Borrowers whereupon (a) the Facility Amount shall be reduced to zero, (b) the obligation of the Bank to make the Facility available shall be terminated and (c) the Borrowers shall be obliged to prepay the Overdraft either (i) forthwith or (ii) on a future specified date not being earlier than the latest date permitted by the relevant law or regulation together with interest accrued to the date of prepayment and all other sums payable by the Borrowers under this Agreement.

12.2	Increased costs

If the result of any change in, or in the interpretation or application of, or the introduction of, any Capital Adequacy Law or of compliance by the Bank with any Capital Adequacy Law, is to:

12.2.1
subject the Bank to Taxes or change the basis of Taxation of the Bank with respect to any payment under any of the Security Documents (other than Taxes or Taxation on the overall net income, profits or gains of the Bank imposed in the jurisdiction in which its principal or lending office under this Agreement is located); and/or

12.2.2
increase the cost to, or impose an additional cost on, the Bank or its holding company in making or continuing to make the Facility available or maintaining or funding all or part of the Overdraft; and/or

12.2.3	reduce the amount payable or the effective return to the Bank under any of the Security Documents; and/or

12.2.4
reduce the Bank's or its holding company's rate of return on its overall capital by reason of a change in the manner in which it is required to allocate capital resources to the Bank's obligations under any of the Security Documents; and/or

36

12.2.5	require the Bank or its holding company to make a payment or forego a return on or calculated by reference to any amount received or receivable by the Bank under any of the Security Documents; and/or

12.2.6
require any Bank or its holding company to incur or sustain a loss (including a loss of future potential profits) by reason of being obliged to deduct all or part of the Facility Amount or the Overdraft from its capital for regulatory purposes; then and in each such case:

(a)	the Bank shall notify the Borrowers of such event promptly upon its becoming aware of the same; and

(b)
the Borrowers shall on demand pay to the Bank the amount which the Bank specifies (in a certificate setting forth the basis of the computation of such amount but not including any matters which the Bank or its holding company regards as confidential) is required to compensate the Bank and/or (as the case may be) its holding company for such liability to Taxes, cost, reduction, payment, foregone return or loss.

For the purposes of this clause 12.2 (a) the Bank may in good faith allocate or spread costs and/or losses among its assets and liabilities (or any class thereof) on such basis as it considers appropriate and (b) "holding company" means the company or entity (if any) which the consolidated supervision of which a Bank is included.

12.3	Exception

Nothing in clause 12.2 shall entitle the Bank to receive any amount in respect of compensation for any such liability to Taxes, increased or additional cost, reduction, payment, foregone return or loss to the extent that the same is the subject of an additional payment under clause 6.6.

13	Security and set-off

13.1	Application of moneys

All moneys received by the Bank under or pursuant to any of the Security Documents and expressed to be applicable in accordance with the provisions of this clause 13.1 shall be applied by the Bank in the following manner:

13.1.1	first in or toward payment of all unpaid costs, fees, commissions and expenses which may be owing to the Bank under any of the Security Documents;

13.1.2	secondly in or towards payment of any arrears of interest owing in respect of the Overdraft or any part thereof;

13.1.3	thirdly in or towards repayment of the Overdraft (whether the same is due and payable or not);

13.1.4	fourthly in or towards payment to the Bank of any other sums owing to it under any of the Security Documents; and

13.1.5	fifthly the surplus (if any) shall be paid to the Borrowers or to whomsoever else may be entitled to receive such surplus.

13.2	Set-off

Each Borrower authorises the Bank (without prejudice to any of the Bank's rights at law, in equity or otherwis-e),-at any time and without notice to the Borrowers, to apply any credit balance to which such Borrower is then entitled standing upon any account of that Borrower with any branch of the Bank in or towards satisfaction of any sum due and payable from the Borrowers or either of them to the Bank under any of the Security Documents. For this purpose, the Bank is

37

authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application. The Bank shall not be obliged to exercise any right given to it by this clause 13.2. The Bank shall notify the Borrowers forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto. Nothing in this clause 13.2 shall be effective to create a charge or other Encumbrance.

13.3	Further assurance

The Borrowers undertake that the Security Documents shall both at the date of execution and delivery thereof and so long as any moneys are owing under any of the Security Documents be valid and binding obligations of the respective parties thereto and rights of the Bank enforceable in accordance with their respective terms and that they will, at their expense, execute, sign, perfect and do, and will procure the execution, signing, perfecting and doing by each of the other Security Parties of, any and every such further assurance, document, act or thing as in the reasonable opinion of the Bank may be necessary or desirable for perfecting the security contemplated or constituted by the Security Documents.

13.4	Conflicts

In the event of any conflict between this Agreement and any of the other Borrowers' Security Documents, the provisions of this Agreement shall prevail.

14	Accounts

14.1	General

The Borrowers jointly and severally undertake with the Bank that they will:

14.1.1
on or before the first Drawdown Date, open the Overdraft Accounts and each of the Operating Accounts (other than the Aegean Ace Operating Account, the Aegean Champion Operating Account, the Aegean Star Operating Account and the Sara Operating Account) and procure that each of the Aegean Ace Guarantor, the Aegean Champion Guarantor, the Aegean Star Guarantor and the Sara Guarantor respectively will open its Operating Account as required by the First Supplemental Agreement or (as the case may be) the Second Supplemental Agreement; and

14.1.2
procure that all moneys payable to an Owner in respect of the Earnings of its Ship (as defined in the relevant Ship Security Documents) shall, unless and until the Bank directs to the contrary pursuant to the relevant Ship Security Documents, be paid to the Operating Account relating to such Ship Provided however that if any of the moneys paid to any of the Accounts are payable in a currency other than Dollars, the Bank shall convert such moneys into Dollars at the Bank's spot rate of exchange at the relevant time for the purchase of Dollars with such currency and the term "spot rate of exchange" shall include any premium and costs of exchange payable in connection with the purchase of Dollars with such currency.

14.2	Operating Accounts: withdrawals

Unless the Bank otherwise agrees in writing, neither of the Borrowers shall be entitled to withdraw any moneys from its Operating Account at any time from the date of this Agreement and so long as any moneys are owing under the Security Documents save that, unless and until a Default shall occur and the Bank shall direct to the contrary, each Owner may withdraw moneys from its Operating Account for the following purposes:

14.2.1	to pay any amount to the Bank in or towards payments of any instalments of interest or the instalment of principal or any other amounts then payable pursuant to the Security Documents;

14.2.2	to pay the proper and reasonable expenses of its Ship;

14.2.3	to pay the proper and reasonable expenses of administering its affairs; and

38

14.2.4	to make any payment of dividends if not prohibited by clause 8.2.12.

14.3	Overdraft Accounts: withdrawals

Unless an Event of Default shall occur and the Bank shall direct to the contrary, the Borrowers may withdraw moneys from an Overdraft Account (but, in the case of moneys so withdrawn under the Facility made available hereunder, subject to the applicable Facility Amount and the other provisions of this Agreement) at any time for the purposes specified in clause 1.1.

14.4	Application of Accounts

At any time after the occurrence of an Event of Default, the Bank may, without notice to the Borrowers, apply all moneys then standing to the credit of any Account (together with interest from time to time accruing or accrued thereon) in or towards satisfaction of any sums due to the Bank under the Security Documents in the manner specified in clause 13.1.

14.5	Deductions

The Bank shall be entitled (but not obliged) at any time to deduct from the balance for the time being standing to the credit of any Account all other moneys which may fall due to be paid to the Bank under the terms of this Agreement and/or the other Security Documents or otherwise howsoever in connection with the Overdraft.

14.6	Pledging of Operating Accounts

The Operating Accounts and all amounts from time to time standing to the credit thereof shall be subject to the security constituted, and the rights conferred by, the Operating Account Pledges.

15	Assignment, transfer and lending office

15.1	Benefit and burden

This Agreement shall be binding upon, and shall enure for the benefit of, the Bank and the Borrowers and their respective successors in title.

15.2	No assignment by Borrowers

The Borrowers may not assign or transfer any of their respective rights or obligations under this Agreement.

15.3	Assignment by Bank

The Bank may assign all or any part of its rights under this Agreement or under any of the other Security Documents to any third party whatsoever (an "Assignee") without the prior consent of the Borrowers (the Borrowers consenting to any such assignment by their execution of this Agreement).

15.4	Transfer

The Bank may transfer all or any part of its rights, benefits and/or obligations under this Agreement and/or any of the other Security Documents to any one or more banks or other financial institutions (a "Transferee") without the prior consent of the Borrowers (the Borrowers consenting to any such transfer by their execution of this Agreement), if the Transferee, by delivery of such undertaking as the Bank may approve, becomes bound by the terms of this Agreement and agrees to perform all or, as the case may be, part of the Bank's obligations under this Agreement.

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15.5	Documenting assignments and transfers

If the Bank assigns all or any part of its rights or transfers all or any part of its rights, benefits and/or obligations as provided in clause 15.3 or 15.4, the Borrowers undertake, immediately on being requested to do so by the Bank and at the cost of the Bank, to enter into, and procure that the other Security Parties shall enter into, such documents as may be necessary or desirable to transfer to the Assignee or Transferee all or the relevant part of the Bank's interest in the Security Documents and all relevant references in this Agreement to the Bank shall thereafter be construed as a reference to the Bank and/or its Assignee or Transferee (as the case may be) to the extent of their respective interests.

15.6	Lending office

The Bank shall lend through its office at the address specified in the definition of "Bank" in clause 1.2 or through any other office of the Bank selected from time to time by it through which the Bank wishes to lend for the purposes of this Agreement. If the office through which the Bank is lending is changed pursuant to this clause 15.6, the Bank shall notify the Borrowers promptly of such change.

15.7	Disclosure of information

The Bank may disclose to a prospective assignee, transferee or to any other person who may propose entering into contractual relations with the Bank in relation to this Agreement such information about the Borrowers as the Bank shall consider appropriate.

16	Notices and other matters

16.1	Notices

Every notice, request, demand or other communication under this Agreement or (unless otherwise provided therein) under any of the other Security Documents shall:

16.1.1	be in writing delivered personally or by first-class prepaid letter (airmail if available) or facsimile transmission or other means of telecommunication in permanent written form;

16.1.2
be deemed to have been received, subject as otherwise provided in the relevant Security Document, in the case of a letter, when delivered personally or three (3) days after it has been put in the post and, in the case of a facsimile transmission or other means of telecommunication in permanent written form, at the time of despatch (provided that if the date of despatch is not a business day in the country of the addressee or if the time of despatch is after the close of business in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day); and

16.1.3	be sent:

(a)	if to the Borrowers or either of them at: c/o Aegean Bunkering Services Inc. 42 Hatzikiriakou Street 185 38 Piraeus Greece Fax no: +30 210 458 6243 Attention: Mrs Theodora Papadogianni

40

(b)	if to the Bank at: Piraeus Bank A.E. 47-49 Akti Miaouli Piraeus 185 36 Greece Fax No: +30 210 429 2601 Attention: Relationship Manager

or to such other address and/or numbers as is notified by one party to the other party under this Agreement.

16.2	No implied waivers, remedies cumulative

No failure or delay on the part of the Bank to exercise any power, right or remedy under any of the Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in the Security Documents are cumulative and are not exclusive of any remedies provided by law.

16.3	English language

All certificates, instruments and other documents to be delivered under or supplied in connection with any of the Security Documents shall be in the English language or shall be accompanied by a certified English translation upon which the Bank shall be entitled to rely.

16.4	Borrowers' obligations

16.4.1	Joint and several

Notwithstanding anything to the contrary contained in any of the Security Documents, the agreements, obligations and liabilities of the Borrowers herein contained are joint and several and shall be construed accordingly. Each of the Borrowers agrees and consents to be bound by the Security Documents to which it is, or is to be, a party notwithstanding that the other Borrower which is intended to sign or to be bound may not do so or may not be effectually bound and notwithstanding that any of the Security Documents may be invalid or unenforceable against the other Borrower, whether or not the deficiency is known to the Bank.

16.4.2	Borrowers as principal debtors

Each Borrower acknowledges and confirms that it is a principal and original debtor in respect of all amounts which may become payable by the Borrowers in accordance with the terms of this Agreement or any of the other Security Documents and agrees that the Bank may also continue to treat it as such, whether or not the Bank is or becomes aware that such Borrower is or has become a surety for the other Borrower.

16.4.3	Indemnity

The Borrowers hereby agree jointly and severally to keep the Bank fully indemnified on demand against all damages, losses, costs and expenses arising from any failure of either Borrower to perform or discharge any purported obligation or liability of a Borrower which would have been the subject of this Agreement had it been valid and enforceable and which is not or ceases to be valid and enforceable against a Borrower on any ground whatsoever, whether or not known to the Bank (including, without limitation, any irregular exercise or absence of any corporate power or lack of authority of, or breach of duty by, any person purporting to act on behalf of a Borrower (or any legal or other limitation, whether under the Limitation Acts or otherwise or any disability or death, bankruptcy, unsoundness of mind, insolvency, liquidation, dissolution, winding up, administration, receivership, amalgamation,

41

reconstruction or any other incapacity of any person whatsoever (including, in the case of a partnership, a termination or change in the composition of the partnership) or any change of name or style or constitution of any Security Party)).

16.4.4	Liability unconditional

None of the obligations or liabilities of the Borrowers under this Agreement or any other Security Document shall be discharged or reduced by reason of

(a)
the death, bankruptcy, unsoundness of mind, insolvency, liquidation, dissolution, winding-up, administration, receivership, amalgamation, reconstruction or other incapacity of any person whatsoever (including, in the case of a partnership, a termination or change in the composition of the partnership) or any change of name or style or constitution of a Borrower or any other person liable; or

(b)
the Bank granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of, a Borrower or any other person liable or renewing, determining, varying or increasing any accommodation, facility or transaction or otherwise dealing with the same in any manner whatsoever or concurring in, accepting, varying any compromise, arrangement or settlement or omitting to claim or enforce payment from a Borrower or any other person liable; or

(c)	anything done or omitted which but for this provision might operate to exonerate the Borrowers or either of them.

16.4.5	Recourse to other security

The Bank shall not be obliged to make any claim or demand or to resort to any Security Document or other means of payment now or hereafter held by or available to it for enforcing this Agreement or any of the other Security Documents against a Borrower or any other person liable and no action taken or omitted by the Bank in connection with any such Security Document or other means of payment will discharge, reduce, prejudice or affect the liability of the Borrowers under this Agreement and the other Security Documents to which any of them is, or is to be, a party.

16.4.6	Waiver of Borrowers' rights

Each Borrower agrees with the Bank that, from the date of this Agreement and so long as any moneys are owing under any of the Security Documents and while the Facility is available, it will not, without the prior written consent of the Bank:

(a)	exercise any right of subrogation, reimbursement and indemnity against the other Borrower or any other person liable; or

(b)
demand or accept repayment in whole or in part of any Indebtedness now or hereafter due to such Borrower from the other Borrower or from any other person liable or demand or accept any guarantee, indemnity or other assurance against financial loss or any document or instrument created or evidencing an Encumbrance in respect of the same or dispose of the same; or

(c)	take any steps to enforce any right against the other Borrower or any other person liable in respect of any such moneys; or

(d)
claim any set-off or counterclaim against the other Borrower or any other person liable or claiming or proving in competition with the Bank in the liquidation of the other Borrower or any other person liable or have the benefit of, or share in, any payment from or composition with, the other Borrower or any other person liable or any other Security Document now or hereafter held by the Bank for any moneys owing under any of the Security Documents or for the obligations or liabilities of any other person liable but so that, if so directed by the Bank, it will prove for the whole or any part of its claim in the

42

liquidation of the other Borrower or other person liable on terms that the benefit of such proof and all money received by it in respect thereof shall be held on trust for the Bank and applied in or towards discharge of any moneys owing under any of the Security Documents in such manner as the Bank shall deem appropriate.

17	Governing law and jurisdiction

17.1	Law

This Agreement and any non-contractual obligations in connection with this Agreement are governed by, and shall be construed in accordance with, English law.

17.2	Submission to jurisdiction

The Borrowers agree, for the benefit of the Bank, that any legal action or proceedings arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement) against the Borrowers or either of them or any of their assets may be brought in the English courts. Each of the Borrowers irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Riches Consulting presently of Old Jarretts Farmhouse, Brantridge Lane, Balcombe, West Sussex RH17 6JR, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Bank to take proceedings against the Borrowers or either of them in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The parties further agree that only the Courts of England and not those of any other State shall have jurisdiction to determine any claim which the Borrowers or either of them may have against the Bank arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement).

17.3	Contracts (Rights of Third Parties) Act 1999

No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

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Schedule 1
Documents and evidence required as conditions precedent
(referred to in clause 9.1)

1	Constitutional documents

Copies, certified by an officer of each Security Party as true, complete and up to date copies of all documents which contain or establish or relate to the constitution of that Security Party;

2	Corporate authorisations

copies of resolutions of the directors and stockholders of each Security Party approving such of the Management Agreements and the Security Documents to which such Security Party is, or is to be, a party and authorising the signature, delivery and performance of such Security Party's obligations thereunder, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Security Party as:

2.1	being true and correct;

2.2	being duly passed at meetings of the directors of such Security Party and of the stockholders of such Security Party each duly convened and held;

2.3	not having been amended, modified or revoked; and

2.4	being in full force and effect,

together with originals or certified copies of any powers of attorney issued by any Security Party pursuant to such resolutions;

3	Specimen signatures

copies of the signatures of the persons who have been authorised on behalf of each Security Party to sign such of the Management Agreements and the Security Documents to which such Security Party is, or is to be, party and to give notices and communications, including notices of drawing, under or in connection with the Security Documents, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Security Party as being the true signatures of such persons;

4	Certificate of incumbency

a list of directors and officers of each Security Party specifying the names and positions of such persons, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Security Party to be true, complete and up to date;

5	Borrowers' consents and approvals

a certificate (dated no earlier than five (5) Banking Days prior to the date of this Agreement) from an officer of each of the Borrowers that no consents, authorisations, licences or approvals are necessary for the Borrowers to authorise or are required by the Borrowers in connection with the borrowing by the Borrowers jointly and severally of the Overdraft pursuant to this Agreement or the execution, delivery and performance by the Borrowers of the other Borrowers' Security Documents;

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6	Other consents and approvals

a certificate (dated no earlier than five (5) Banking Days prior to the date of this Agreement) from an officer of each Security Party (other than the Borrowers) that no consents, authorisations, licences or approvals are necessary for such Security Party to guarantee and/or grant security for the borrowing by the Borrowers of the Overdraft pursuant to this Agreement and execute, deliver and perform the Security Documents insofar as such Security Party is a party thereto;

7	Security Documents

the Corporate Guarantees and the Operating Account Pledges, each duly executed;

8	Management Agreements

a copy, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) as a true and complete copy by an officer of the relevant Borrower of the Management Agreements;

9	Accounts

evidence that the Accounts have been opened and duly completed mandate forms in respect thereof have been delivered to the Bank and that the amount of $10 is standing to the credit of each Account (other than the Overdraft Accounts);

10	Arrangement fee

evidence that any part of the arrangement fees due under clauses 5.1.1 and 5.1.2 has been paid;

11	Borrowers' process agent

a letter from the Borrowers' agent for receipt of service of proceedings referred to in clause 17.2 accepting its appointment under the said clause and under each of the other Security Documents in which it is or is to be appointed as the Borrowers' agent;

12	Security Parties' process agent

a letter from each Security Party's agent. for receipt of service of proceedings accepting its appointment under each of the Security Documents in which it is or is to be appointed as such Security Party's agent;

13	Maltese legal opinion

an opinion of Messrs Ganados & Associates, special legal advisers on matters of Maltese law to the Bank;

14	Liberian and Marshall Islands legal opinion

an opinion of Messrs Reeder & Simpson, special legal adviser on matters of Liberian and Marshall Islands law to the Bank;

15	Valuations

a valuation of each Ship made in the manner specified in clause 8.3.2 at the expense of the Borrowers and demonstrating an aggregate market value of the Ships of no less than $20,000,000;

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16	Further matters or opinions

any such other matter or further opinion as may be required by the Bank;

17	Ship conditions

evidence that each Ship:

17.1	Registration and Encumbrances

is registered in the name of the relevant Owner through the relevant Registry under the laws and flag of the relevant Flag State and that each Ship and its Earnings, Insurances and Requisition Compensation (each such term as defined in the relevant Ship Security Documents) are free of Encumbrances;

17.2	Classification

maintains the relevant Classification free of all requirements and recommendations of the relevant Classification Society; and

17.3	Insurance

is insured in accordance with the provisions of the relevant Ship Security Documents and all requirements of such Ship Security Documents in respect of such insurance have been complied with (including without limitation, confirmation from the protection and indemnity association or other insurer with which each Ship is, or is to be, entered for insurance or insured against protection and indemnity risks (including oil pollution risks) that any necessary declarations required by the association or insurer for the removal of any oil pollution exclusion have been made and that any such exclusion does not apply to any Ship);

18	Ship Security Documents

the Ship Security Documents for each Ship duly executed;

19	Mortgage registration

evidence that the relevant Mortgage has been registered against each Ship through the relevant Registry under the laws and flag of the relevant Flag State;

20	Notices of assignment

copies of duly executed notices of assignment required by the terms of the Ship Security Documents in respect of each Ship and in the forms prescribed by each such Ship Security Documents;

21	Insurance opinion

an opinion from insurance consultants to the Bank, on the insurances effected or to be effected in respect of each Ship;

22	DOC and application for SMC

a copy, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) as a true and complete copy by an officer of the relevant Owner of the DOC issued to the Operator of each Ship and a certified copy of the SMC for each Ship;

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23	ISPS Code compliance

23.1	evidence satisfactory to the Bank that each Ship is subject to a ship security plan which complies with the ISPS Code; and

23.2
a copy certified (in a certificate dated no earlier than five (5) Banking Days prior to the first Drawdown Date under this Agreement) as a true and complete copy by an officer of the relevant Owner of the ISSC for each Ship and the continuous synapsis record required by the ISPS Code in respect of each Ship; and

24	Light displacement

evidence of the light displacement tonnage of each Ship.

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Schedule 3
Form of Liberian Mortgage

48

Private & Confidential

Dated                          March 2010

[AMP MARITIME S.A.]
[SILVER SEA SHIPPING S.A.]	(1)
and
PIRAEUS BANK A.E.	(2)

FIRST PREFERRED LIBERIAN SHIP MORTGAGE on m.v. [Aegean Champion] [Aegean Star]

Contents

Clause		Page

1	Definitions	2

2	Grant, conveyance and mortgage	5

3	Covenants to pay and perform	5

4	Continuing security and other matters	6

5	Covenants	7

6	Powers of Mortgagee to protect security and remedy defaults	14

7	Powers of Mortgagee on Event of Default	14

8	Application of moneys	16

9	Remedies cumulative and other provisions	16

10	Costs and indemnity	17

11	Attorney	17

12	Further assurance	18

13	Total amount and maturity	18

14	Law, jurisdiction and other provisions	18

15	Other provisions	18

16	Notices	19

Schedule 1 The Loan Agreement	20

Schedule 2 The Corporate Guarantee	21

THIS FIRST PREFERRED SHIP MORTGAGE is made the           th day of March 2010.

BY:

(1)
[AMP MARITIME S.A.] [SILVER SEA SHIPPING S.A.], a company incorporated under the laws of the Republic of Liberia, whose registered office is at 80 Broad Street, Monrovia, Republic of Liberia (the "Owner");

IN FAVOUR OF

(2)
PIRAEUS BANK A.E., a company incorporated under the laws of Greece, whose registered office is at 4 Amerikis, 105 64 Athens, Greece acting for the purposes of this Mortgage through its office at 47-49 Akti Miaouli, 185 36 Piraeus, Greece (the "Mortgagee").

WHEREAS:

(A)
the Owner is the sole, absolute and unencumbered, legal and beneficial owner of the whole of the m.v. [Aegean Champion] [Aegean Star] documented under the laws and flag of the Republic of Liberia, Official Number [14289] [14288] of [8078] [3838] gross tons and [14332] [6972] net tons;

(B)
by a facility agreement dated 11 March 2008 (the "Principal Agreement") and made between (1) Vera Navigation S.A., Baldwin Management Co. ("Baldwin") and Milos I Maritime Inc. as joint and several borrowers (therein and (excluding Baldwin) herein together referred to as the "Borrowers") and (2) the Mortgagee as lender (therein referred to as the "Bank") as amended and restated by a first supplemental agreement dated 22 December 2008 (the "First Supplemental Agreement") and as further amended and restated by a second supplemental agreement (the "Second Supplemental Agreement" and together with the Principal Agreement and the First Supplemental Agreement the "Loan Agreement") (a copy of the form of which Loan Agreement without its schedules is annexed hereto as schedule 1), the Mortgagee agreed (inter alia) to make available to the Borrowers jointly and severally, upon the terms and conditions therein contained, a revolving overdraft facility of up to the maximum principle amount outstanding at any one time of Thirty million Dollars ($30,000,000);

(C)
pursuant to the Loan Agreement, the Mortgagee as of the date hereof advanced or will advance to the Borrowers (and the Borrowers are indebted to the Mortgagee in) a total principal amount of Thirty million Dollars ($30,000,000) repayable (together with interest (as provided in clause 3.1 of the Loan Agreement or as otherwise provided in the Loan Agreement) thereon) in accordance with the terms and conditions of the Loan Agreement;

(D)
by a corporate guarantee (the "Corporate Guarantee") dated                        March 2010 and executed by the Owner (therein referred to as "Guarantor") in favour of the Mortgagee (a copy of which Corporate Guarantee is annexed hereto as schedule 2), the Owner (inter alia) guaranteed the payment of any moneys owing by the Borrowers or either of them to the Mortgagee under the Loan Agreement and the other Security Documents;

(E)
the Owner in order to secure the repayment of the said principal amount and interest thereon, and all other sums of money from time to time owing to the Mortgagee under the Corporate Guarantee and the performance and observance of and compliance with all of the covenants, terms and conditions contained in this Mortgage, the Corporate Guarantee, the Loan Agreement and the other Security Documents has duly authorised the execution and delivery of this First Preferred Mortgage under and pursuant to Chapter 3 of Title 21 of the Liberian Code of Laws Revised as amended; and

(F)	this Mortgage is the [Aegean Champion] [Aegean Star] Mortgage referred to in the Loan Agreement.

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NOW THIS MORTGAGE WITNESSETH AND IT IS HEREBY AGREED as follows:

1	Definitions

1.1	Defined expressions

Words and expressions defined in the Loan Agreement shall, unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Mortgage.

1.2	Definitions

In this Mortgage unless the context otherwise requires:

"Approved Brokers" means such firm or firms of insurance brokers, appointed by the Owner, as may from time to time be approved in writing by the Mortgagee for the purposes of this Mortgage;

"Casualty Amount" means Two hundred and fifty thousand Dollars ($250,000) (or the equivalent in any other currency);

"Collateral Instruments" means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees, indemnities and other assurances against financial loss and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any indebtedness or liabilities of the Owner or any other person liable and includes any documents or instruments creating or evidencing a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest of any kind;

"Earnings" means all moneys whatsoever from time to time due or payable to the Owner during the Security Period arising out of the use or operation of the Ship including (but without limiting the generality of the foregoing) all freight, hire and passage moneys, income arising under pooling arrangements, compensation payable to the Owner in event of requisition of the Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys, and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship;

"Event of Default" means any of the events or circumstances defined in clause 10.1 of the Loan Agreement;

"Expenses" means the aggregate at any relevant time (to the extent that the same have not been received or recovered by the Mortgagee) of:

(a)
all losses, liabilities, costs, charges, expenses, damages and outgoings of whatever nature, (including, without limitation, Taxes, repair costs, registration fees and insurance premiums) suffered, incurred or paid by the Mortgagee in connection with the exercise of the powers referred to in or granted by the Corporate Guarantee, the Loan Agreement, this Mortgage, the General Assignment or any of the other Security Documents or otherwise payable by the Owner in accordance with clause 10 or clause 8 of the General Assignment; and

(b)
interest on all such losses, liabilities, costs, charges, expenses, damages and outgoings from the date on which the same were suffered, incurred or paid by the Mortgagee until the date of receipt or recovery thereof (whether before or after judgement) at a rate per annum calculated in accordance with clause 2.5 of the Corporate Guarantee (as conclusively certified by the Mortgagee);

2

"General Assignment" means the first priority deed of assignment bearing even date herewith made between the Owner and the Mortgagee whereby the Owner has assigned to the Mortgagee the Insurances, any Requisition Compensation and the Earnings of the Ship;

"Guaranteed Liabilities" has the meaning ascribed to it in the Corporate Guarantee;

"Insurances" means all policies and contracts of insurance (which expression includes all entries of the Ship in a protection and indemnity or war risks association) which are from time to time during the Security Period in place or taken out or entered into by or for the benefit of the Owner (whether in the sole name of the Owner or in the joint names of the Owner and the Mortgagee or otherwise) in respect of the Ship and her Earnings or otherwise howsoever in connection with the Ship and all benefits thereof (including claims of whatsoever nature and return of premiums);

"Loan Agreement" means the facility agreement dated 11 March 2008 as amended and restated by the First Supplemental Agreement and the Second Supplemental Agreement, each mentioned in Recital (B) hereto;

"Loss Payable Clauses" means the provisions regulating the manner of payment of sums receivable under the Insurances which are to be incorporated in the relevant insurance documents, such provisions to be in the forms set out in schedule 1 to the General Assignment or in such other forms as may from time to time be required or agreed in writing by the Mortgagee;

"Manager" means, (Aegean Management Services M.C. of 42 Hatzikiriakou Avenue, 185 38 Piraeus, Greece] [Aegean Bunkering Services Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960] or any other person appointed by the Owner, with the prior written consent of the Mortgagee, as the manager of the Ship and includes its successors in title;

"Mortgagee" includes the successors in title and the Assignees and/or Transferees of the Mortgagee;

"Notice of Assignment of Insurances" means a notice of assignment in the form set out in schedule 2 to the General Assignment or in such other form as may from time to time be required or agreed in writing by the Mortgagee;

"Outstanding Indebtedness" means the aggregate of the Guaranteed Liabilities and interest accrued and accruing thereon, the Expenses, the Overdraft and all other sums of money from time to time owing to the Mortgagee, whether actually or contingently, under the Corporate Guarantee, the Loan Agreement, this Mortgage and the other Security Documents or any of them;

"Overdraft" means, from time to time and at any relevant time, the aggregate outstanding debit balances on the Overdraft Account;

"Owner" includes the successors in title of the Owner;

"Requisition Compensation" means all moneys or other compensation from time to time payable during the Security Period by reason of the Compulsory Acquisition of the Ship;

"Security Documents" means the Corporate Guarantee, the Loan Agreement, this Mortgage, the General Assignment and any other such document as may have been or may hereafter be executed to guarantee and/or secure all or any part of the Guaranteed Liabilities and all or any part of the Overdraft, interest thereon and other moneys from time to time owing by the Borrowers or either of them and/or any other Security Party (including the Owner) pursuant to the Loan Agreement and/or the Corporate Guarantee and/or the other Security Documents (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement);

3

"Security Period" means the period commencing on the date hereof and terminating upon discharge of the security created by the Security Documents by payment of all moneys payable thereunder;

"Ship" means the vessel described in Recital (A) hereto and includes any interest therein and her engines, machinery, boats, tackle, outfit, spare gear, fuel, consumable or other stores, belongings and appurtenances whether on board or ashore and whether now owned or hereafter acquired and also any and all additions, improvements and replacements hereafter made in or to such vessel or any part thereof or in or to her equipment and appurtenances aforesaid; and

"Total Loss" means:

(a)	actual, constructive, compromised or arranged total loss of the Ship; or

(b)	the Compulsory Acquisition of the Ship; or

(c)
the hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of the Ship (other than where the same amounts to the Compulsory Acquisition of the Ship) by any Government Entity or by persons acting or purporting to act on behalf of any Government Entity unless the Ship be released and restored to the Owner from such hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation within sixty (60) days after the occurrence thereof.

1.3	Insurance terms

In clause 5.1.1:

1.3.1
"excess risks" means the proportion (if any) of claims for general average, salvage and salvage charges and under the ordinary collision clause not recoverable in consequence of the value at which a vessel is assessed for the purpose of such claims exceeding her insured value;

1.3.2
"protection and indemnity risks" means the usual risks (including oil pollution and freight, demurrage and defence cover) covered by a United Kingdom protection and indemnity association or a protection and indemnity association which is managed in London (including, without limitation, the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in such policies of clause 8 of the Institute Time Clauses (Hulls) (1/11/95) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision); and

1.3.3	"war risks" includes those risks covered by the standard form of English marine policy with Institute War and Strikes Clauses Hulls (Time) (1/11/95) attached or similar cover.

1.4	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Mortgage.

1.5	Construction of certain terms

In this Mortgage, unless the context otherwise requires:

1.5.1	references to clauses and schedules are to be construed as references to clauses of, and schedules to, this Mortgage and references to this Mortgage include its schedules;

1.5.2	references to (or to any specified provision of) this Mortgage or any other documents shall be construed as references to this Mortgage, that provision or that document as in force for

4

the time being and as amended in accordance with the terms thereof or, as the case may be, with the agreement of the relevant parties;

1.5.3	words importing the plural shall include the singular and vice versa;

1.5.4	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.5.5
references to a "guarantee" include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and "guaranteed" shall be construed accordingly; and

1.5.6	references to statutory provisions shall be construed as references to those provisions as replaced or amended or re-enacted from time to time.

1.6	Conflict with Loan Agreement

This Mortgage shall be read together with the Loan Agreement and the Corporate Guarantee and in the event of any conflict between (a) either of such two instruments and (b) this Mortgage, the provisions of the former shall prevail over the provisions of the latter.

2	Grant, conveyance and mortgage

For good and valuable consideration (receipt of which is hereby acknowledged by the Owner) and, pursuant to the Corporate Guarantee and the Loan Agreement and in order to secure the repayment of the Outstanding Indebtedness and to secure the performance and observance of and compliance with the covenants, terms and conditions contained in this Mortgage, the Corporate Guarantee and in the Loan Agreement and supplemental thereto, express or implied, the Owner has granted, conveyed and mortgaged and does by these presents grant, convey and mortgage unto the Mortgagee, the whole of the Ship TO HAVE AND TO HOLD the same unto the Mortgagee forever, upon the terms herein set forth, for the enforcement of the payment of the Outstanding Indebtedness and to secure the performance and observance of and compliance with the covenants, terms and conditions contained in this Mortgage, the Corporate Guarantee and the Loan Agreement and supplemental thereto, express or implied.

PROVIDED ONLY, and the condition of these presents is such that, if the Owner shall pay or cause to be repaid to the Mortgagee, the Outstanding Indebtedness as and when the same shall become due and payable in accordance with the terms of the Corporate Guarantee and this Mortgage and shall observe and comply with the covenants, terms and conditions contained in the Corporate Guarantee and this Mortgage and supplemental thereto, expressed or implied to be performed, observed or complied with, by and on the part of the Owner, then these presents and the rights hereunder shall cease, determine and be void, otherwise to be and remain in full force and effect.

IT IS NOT INTENDED that this Mortgage shall cover, and this Mortgage shall not cover, property other than the Ship as the term "Vessel" is used in Sub-division 1 of Section 106 of Chapter 3 of Title 21 of the Liberian Code of Laws Revised as amended.

3	Covenants to pay and perform

3.1	For the consideration aforesaid the Owner hereby covenants with the Mortgagee as follows:

3.1.1	the Owner will pay to the Mortgagee any sums payable by the Owner pursuant to the Corporate Guarantee at the times and in the manner specified in the-Corporate Guarantee;

3.1.2
the Owner will pay to the Mortgagee interest on any such sum and overdue interest or other moneys payable under the Corporate Guarantee at the rates, at the times and in the manner specified in the Corporate Guarantee;

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3.1.3
the Owner will pay the full amount of all other moneys comprising the Outstanding Indebtedness as and when the same shall become due and payable in accordance with the terms of the Corporate Guarantee, the Loan Agreement and this Mortgage;

3.1.4
the Owner will pay interest at a rate per annum calculated in accordance with clause 2.5 of the Corporate Guarantee (as conclusively certified by the Mortgagee) on any moneys which are by this Mortgage expressed to be payable on demand and which are not paid forthwith on demand being made as from the date of demand until payment (both before and after any judgment) provided however that this provision shall not affect the right of the Mortgagee to receive that part of its Expenses as comprises interest from such date prior to demand being made as is referred to in the definition of Expenses; and

3.1.5	the Owner will keep, perform and observe the covenants and provisions of the Corporate Guarantee and this Mortgage.

4	Continuing security and other matters

4.1	Continuing security

The security created by this Mortgage shall:

4.1.1
be held by the Mortgagee as a continuing security for the payment of the Outstanding Indebtedness and the performance and observance of and compliance with all of the covenants, terms and conditions contained in the Corporate Guarantee, the Loan Agreement or this Mortgage, express or implied, and the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby and thereby secured (or by any settlement of accounts between the Owner or any other person who may be liable to the Mortgagee in respect of the Outstanding Indebtedness or any part thereof and the Mortgagee);

4.1.2
be in addition to, and shall not in any way prejudice or affect, and may be enforced by the Mortgagee without prior recourse to, the security created by any other of the Security Documents or by any present or future Collateral Instruments, right or remedy held by or available to the Mortgagee or any right or remedy of the Mortgagee thereunder; and

4.1.3
not be in any way prejudiced or affected by the existence of any of the other Security Documents or any such Collateral Instrument, rights or remedies or by the same becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Mortgagee dealing with, exchanging, varying or failing to perfect or enforce any of the same, or giving time for payment or performance or indulgence or compounding with any other person liable.

4.2	Rights additional

All the rights, powers and remedies vested in the Mortgagee hereunder shall be in addition to and not a limitation of any and every other right, power or remedy vested in the Mortgagee under the Corporate Guarantee, the Loan Agreement, this Mortgage, the other Security Documents or any Collateral Instrument or at law and all the rights, powers and remedies so vested in the Mortgagee may be exercised from time to time and as often as the Mortgagee may deem expedient.

4.3	No enquiry

The Mortgagee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Mortgage or to make any claim or take any action to collect any moneys or to enforce any rights or benefits to which the Mortgagee may at any time be entitled under this Mortgage.

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4.4	Waiver of rights

The Owner hereby waives any rights under the provisions of the laws of a given country which require the Mortgagee to levy execution against the Owner or make any demand or claim against the Owner prior to the enforcement of rights under this Mortgage.

5	Covenants

5.1	The Owner further covenants with the Mortgagee and undertakes throughout the Security Period:

5.1.1	Insurance

(a)	Insured risks, amounts and terms

to insure and keep the Ship insured free of cost and expense to the Mortgagee and in the sole name of the Owner or, if so required by the Mortgagee, in the joint names of the Owner and the Mortgagee (but without liability on the part of the Mortgagee for premiums or calls):

(i)
against fire and usual marine risks (including, without limitation, hull and machinery, interest, freight and excess risks) and war risks, on an agreed value basis, in such amounts (but not in any event less than whichever shall be the greater of (A) the market value of the Ship for the time being (as most recently determined by the Mortgagee pursuant to clause 8.3.2 of the Loan Agreement) and (B) such amount which, when aggregated with the equivalent insurance for the other Mortgaged Ships, shall be equal to at feast one hundred and twenty five per cent (125%) of the aggregate of (1) the Overdraft and (2) the Available Amount for the time being) and upon such terms (and which for the avoidance of doubt shall include a blocking and trapping clause) as shall from time to time be approved in writing by the Mortgagee;

(ii)
against protection and indemnity risks (including pollution risks for the highest amount in respect of which cover is or may become available for ships of the same type, size, age and flag as the Ship) for the full value and tonnage of the Ship (as approved in writing by the Mortgagee) and upon such terms as shall from time to time be approved in writing by the Mortgagee; and

(iii)	in respect of such other matters of whatsoever nature and howsoever arising in respect of which insurance would be maintained by a prudent owner of the Ship,

and to pay to the Mortgagee the cost (as conclusively certified by the Mortgagee) of (aa) any mortgagee's interest insurance (including, if the Mortgagee shall so require, mortgagee's additional perils (all P & I risks) coverage) which the Mortgagee may from time to time effect in respect of the Ship upon such terms and in such amounts (not exceeding, when aggregated with the equivalent insurance effected in connection with the other Mortgaged Ships, one hundred and ten per cent (110%) of the aggregate of (A) the Overdraft and (B) the Available Amount for the time being) as it shall deem desirable; and (bb) any other insurance cover which the Mortgagee may from time to time effect in respect of the Ship and/or in respect of its interest or potential third party liability as mortgagee of the Ship as the Mortgagee shall deem desirable having regard to any limitations in respect of amount or extent of cover which may from time to time be applicable to any of the other insurances referred to in this clause 5.1.1(a);

(b)	Approved brokers, insurers and associations

to effect the insurances aforesaid in such currency as the Mortgagee may approve and through the Approved Brokers (other than the said mortgagee's interest insurance which shall be effected through brokers nominated by the Mortgagee) and with such insurance companies and/or underwriters as shall from time to time be approved in

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writing by the Mortgagee; provided however that the insurances against war risks and protection and indemnity risks may be effected by the entry of the Ship with such war risks and protection and indemnity associations as shall from time to time be approved in writing by the Mortgagee;

(c)	Fleet liens, set-off and cancellation

if any of the insurances referred to in clause 5.1.1(a) form part of a fleet cover, to procure that the Approved Brokers shall undertake to the Mortgagee that they shall neither set off against any claims in respect of the Ship any premiums due in respect of other vessels under such fleet cover or any premiums due for other insurances, nor cancel the insurance for reason of non-payment of premiums for other vessels under such fleet cover or of premiums for such other insurances, and shall undertake to issue a separate policy in respect of the Ship if and when so requested by the Mortgagee;

(d)	Payment of premiums and calls

punctually to pay all premiums, calls, contributions or other sums payable in respect of all such insurances and to produce all relevant receipts or other evidence of payment when so required by the Mortgagee;

(e)	Renewal

at least fourteen (14) days before the relevant policies, contracts or entries expire, to notify the Mortgagee of the names of the brokers and/or the war risks and protection and indemnity associations proposed to be employed by the Owner or any other party for the purposes of the renewal of such insurances and of the amounts in which such insurances are proposed to be renewed and the risks to be covered and, subject to compliance with any requirements of the Mortgagee pursuant to this clause 5.1.1, to procure that appropriate instructions for the renewal of such Insurances on the terms so specified are given to the Approved Brokers and/or to the approved war risks and protection and indemnity associations at least ten (10) days before the relevant policies, contracts or entries expire, and that the Approved Brokers and/or the approved war risks and protection and indemnity associations will at least seven (7) days before such expiry (or within such shorter period as the Mortgagee may from time to time agree) confirm in writing to the Mortgagee as and when such renewals have been effected in accordance with the instructions so given;

(f)	Guarantees

to arrange for the execution and delivery of such guarantees or indemnities as may from time to time be required by any protection and indemnity or war risks association;

(g)	Hull policy documents, notices, loss payable clauses and brokers' undertakings to deposit with the Approved Brokers (or procure the deposit of) all slips, cover notes, policies, certificates of entry or other instruments of insurance from time to time issued in connection with such of the insurances referred to in clause 5.1.1(a) as are effected through the Approved Brokers and procure that the interest of the Mortgagee shall be endorsed thereon by incorporation of the relevant Loss Payable Clause and, where the Insurances have been assigned to the Mortgagee, by means of a Notice of Assignment of Insurances (signed by the Owner and by any other assured who shall have assigned its interest in the Insurances to the Mortgagee) and that the Mortgagee shall be furnished with pro forma copies thereof and a letter or letters of undertaking from the Approved Brokers in such form as shall from time to time be required by the Mortgagee;

(h)	Associations' loss payable clauses, undertakings and certificates to procure that any protection and indemnity and/or war risks associations in which the Ship is for the time being entered shall endorse the relevant Loss Payable Clause on

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the relevant certificate of entry or policy and shall furnish the Mortgagee with a copy of such certificate of entry or policy and a letter or letters of undertaking in such form as may from time to time be required by the Mortgagee;

(i)	Extent of cover and exclusions

to take all necessary action and comply with all requirements which may from time to time be applicable to the Insurances (including, without limitation, the making of all requisite declarations within any prescribed time limits and the payment of any additional premiums or calls) so as to ensure that the Insurances are not made subject to any exclusions or qualifications to which the Mortgagee has not given its prior written consent and are otherwise maintained on terms and conditions from time to time approved in writing by the Mortgagee;

(j)	Correspondence with brokers and associations

to provide to the Mortgagee, at the time of each such communication, copies of all written communications between the Owner and the Approved Brokers and approved war risks and protection and indemnity associations which relate to compliance with requirements from time to time applicable to the insurances including, without limitation, all requisite declarations and payments of additional premiums or calls referred to in clause 5.1.1(i);

(k)	Independent report

if so requested by the Mortgagee, but at the cost of the Owner, to furnish the Mortgagee from time to time with a detailed report signed by an independent firm of marine insurance brokers appointed by the Mortgagee dealing with the insurances maintained on the Ship and stating the opinion of such firm as to the adequacy thereof;

(1)	Collection of claims

to do all things necessary and provide all documents, evidence and information to enable the Mortgagee to collect or recover any moneys which shall at any time become due in respect of the Insurances;

(m)	Employment of Ship

not to employ the Ship or suffer the Ship to be employed otherwise than in conformity with the terms of the insurances (including any warranties express or implied therein) without first obtaining the consent of the insurers to such employment and complying with such requirements as to extra premium or otherwise as the insurers may prescribe; and

(n)	Application of recoveries

to apply all sums receivable under the Insurances which are paid to the Owner in accordance with the Loss Payable Clauses in repairing all damage and/or in discharging the liability in respect of which such sums shall have been received;

5.1.2	Ship's name and registration

not to change the name of the Ship and to keep the Ship registered as a Liberian ship and not to do or suffer to be done anything, or omit to do anything the doing or omission of which could or might result in such registration being forfeited or imperilled or which could or might result in the Ship being required to be registered under any other flag than the Liberian flag and not to register the Ship or permit its registration under any other flag without the prior written consent of the Mortgagee;

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5.1.3	Repair

to keep the Ship in a good and efficient state of repair and to procure that all repairs to or replacement of any damaged, worn or lost parts or equipment are effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Ship;

5.1.4	Modification; removal of parts; equipment owned by third parties not without the prior written consent of the Mortgagee to or suffer any other person to:

(a)	make any modification to the Ship in consequence of which her structure, type or performance characteristics could or might be materially altered or her value materially reduced; or

(b)
remove any material part of the Ship or any equipment the value of which is such that its removal from the Ship would materially reduce the value of the Ship without replacing the same with equivalent parts or equipment which are owned by the Owner free from Encumbrances; or

(c)	install on the Ship any equipment owned by a third party which cannot be removed without causing damage to the structure or fabric of the Ship;

5.1.5	Maintenance of class; compliance with regulations

to maintain the Classification as the class of the Ship and to comply with and ensure that the Ship at all times complies with the provisions of all laws, regulations and requirements (statutory or otherwise) from time to time applicable to vessels registered under the laws and flag of the Republic of Liberia or otherwise applicable to the Ship;

5.1.6	Surveys

to submit the Ship to continuous surveys and such periodical or other surveys as may be required for classification purposes and if so required to supply to the Mortgagee copies of all survey reports issued in respect thereof;

5.1.7	Inspection

to ensure that the Mortgagee, by surveyors or other persons appointed by it for such purpose (but at the cost of the Owner), may board the Ship at all reasonable times for the purpose of inspecting her and her records and to afford all proper facilities for such inspections and for this purpose to give the Mortgagee reasonable advance notice of any intended drydocking of the Ship (whether for the purpose of classification, survey or otherwise);

5.1.8	Prevention of and release from arrest

promptly to pay and discharge all debts, damages, liabilities and outgoings whatsoever which have given or may give rise to maritime, statutory or possessory liens on, or claims enforceable against, the Ship, her Earnings or Insurances or any part thereof and, in the event of a writ or libel being filed against the Ship, her Earnings or Insurances or any part thereof, or of any of the same being arrested, attached or levied upon pursuant to legal process or purported legal process or in the event of detention of the Ship in exercise or purported exercise of any such lien or claim as aforesaid, to procure the release of the Ship, her Earnings and Insurances from such arrest, detention, attachment or levy or, as the case may be, the discharge of the writ or libel forthwith upon receiving notice thereof by providing bail or procuring the provision of security or otherwise as the circumstances may require;

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5.1.9	Employment

not to employ the Ship or permit her employment in any manner, trade or business which is forbidden by Liberian law or international law, or which is otherwise unlawful or illicit under the law of any relevant jurisdiction, or in carrying illicit or prohibited goods, or in any manner whatsoever which may render her liable to condemnation in a prize court, or to destruction, seizure, confiscation, penalty or sanctions and, in the event of hostilities in any part of the world (whether war be declared or not), not to employ the Ship or permit her employment in carrying any contraband goods, or to enter or trade to or to continue to trade in any zone which has been declared a war zone by any Government Entity or by the Ship's war risks insurers unless the prior written consent of the Mortgagee is obtained and such special insurance cover as the Mortgagee may require shall have been effected by the Owner and at its expense;

5.1.10	Information

promptly to furnish to the Mortgagee all such information as it may from time to time require regarding the Ship, her employment, position and engagements, particulars of all towages and salvages, and copies of all charters and other contracts for her employment or otherwise howsoever concerning her;

5.1.11	Notification of certain events

to notify the Mortgagee forthwith by fax thereafter confirmed by letter of:

(a)	any damage to the Ship requiring repairs the cost of which will or might exceed the Casualty Amount;

(b)	any occurrence in consequence of which the Ship has or may become a Total Loss;

(c)	any requisition of the Ship for hire;

(d)	any requirement or recommendation made by any insurer or the Classification Society or by any competent authority which is not, or cannot be, complied with in accordance with its terms;

(e)	any arrest or detention of the Ship or any exercise or purported exercise of a lien or other claim on the Ship or the Earnings or Insurances or any part thereof;

(f)	any petition or notice of meeting to consider any resolution to wind-up the Owner (or any event analogous thereto under the laws of the place of its incorporation);

(g)	the occurrence of any Default; or

(h)
the occurrence of any Environmental Claim against the Owner, the Ship, any other Relevant Party or any other Relevant Ship or any incident, event or circumstance which may give rise to any such Environmental Claim;

5.1.12	Payment of outgoings and evidence of payments

promptly to pay all tolls, dues and other outgoings whatsoever in respect of the Ship and her Earnings and Insurances and to keep proper books of account in respect of the Ship and her Earnings and, as and when the Mortgagee may so require, to make such books available for inspection on behalf of the Mortgagee, and to furnish satisfactory evidence that the wages and allotments and the insurance and pension contributions of the Master and crew are being promptly and regularly paid and that all deductions from crew's wages in respect of any tax liability are being properly accounted for and that the Master has no claim for disbursements other than those incurred by him in the ordinary course of trading on the voyage then in progress;

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5.1.13	Encumbrances

not without the prior written consent of the Mortgagee (and then only subject to such conditions as the Mortgagee may impose) to create or purport or agree to create or permit to arise or subsist any Encumbrance (other than Permitted Liens) over or in respect of the Ship, any share or interest therein or in the Insurances, Earnings or Requisition Compensation or any part thereof or interest therein other than to or in favour of the Mortgagee;

5.1.14	Sale or other disposal

not without the prior written consent of the Mortgagee (and then only subject to such terms as the Mortgagee may impose) to sell, agree to sell, transfer, abandon or otherwise dispose of the Ship or any share or interest therein;

5.1.15	Chartering

not without the prior written consent of the Mortgagee (which the Mortgagee shall have full liberty to withhold) and, if such consent is given, only subject to such conditions as the Mortgagee may impose, to let the Ship:

(a)	on demise charter for any period;

(b)	by any time or consecutive voyage charter for a term which exceeds or which by virtue of any optional extensions therein contained might exceed twelve (12) months' duration;

(c)	on terms whereby more than two (2) months' hire (or the equivalent) is payable in advance; or

(d)	below the market rate prevailing at the time when the Ship is fixed or other than on arms' length terms;

5.1.16	Sharing of Earnings

not without the prior written consent of the Mortgagee (and then only subject to such conditions as the Mortgagee may impose) to enter into any agreement or arrangement whereby the Earnings may be shared with any other person;

5.1.17	Payment of Earnings

to procure that the Earnings are paid to the Mortgagee at all times if and when the same shall be or shall have become so payable in accordance with the Security Documents after the Mortgagee shall have directed pursuant to clause 2.1.1 of the General Assignment that the same shall no longer be receivable by the Owner and that any Earnings which are so payable and which are in the hands of the Owner's brokers or agents are duly accounted for and paid over to the Mortgagee forthwith on demand;

5.1.18	Repairers' liens

not without the prior written consent of the Mortgagee to put the Ship into the possession of any person for the purpose of work being done upon her in an amount exceeding or likely to exceed the Casualty Amount unless such person shall first have given to the Mortgagee in terms satisfactory to it, a written undertaking not to exercise any lien on the Ship or her Earnings for the cost of such work or otherwise;

5.1.19	Manager

not without the prior written consent of the Mortgagee to appoint a manager of the Ship other than the Manager, or terminate or amend the terms of the Management Agreement in respect of the Ship;

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5.1.20	Compliance with Liberian law

to cause this Mortgage to be recorded with the Deputy Commissioner for Maritime Affairs of the Republic of Liberia as prescribed by Chapter 3 of Title 21 of the Liberian Code of Laws Revised as amended and otherwise to comply with and satisfy all the requirements and formalities established by the said Liberian Code of Laws and any other pertinent legislation of the Republic of Liberia to perfect this Mortgage as a valid and enforceable first and preferred lien upon the Ship and to furnish to the Mortgagee from time to time such proofs as the Mortgagee may reasonably request for its satisfaction with respect to the Owner's compliance with the provisions of this sub-clause;

5.1.21	Notice of Mortgage

to place and at all times and places use due diligence to retain a properly certified copy of this Mortgage (which shall form part of the Ship's documents) on board the Ship with her papers and cause such certified copy of this Mortgage to be exhibited to ariy and all persons having business with the Ship which might create or imply any commitment or encumbrance whatsoever or in respect of the Ship (other than a lien for crew's wages and salvage) and to any representative of the Mortgagee and to place and keep prominently displayed in the chart room and in the Master's cabin of the Ship a framed printed notice in plain type reading as follows:

"NOTICE OF MORTGAGE"

This Vessel is covered by a First Preferred Mortgage to PIRAEUS BANK A.E. of 4 Amerikis, 105 64 Athens, Greece acting through its branch at 47-49 Akti Miaouli, 185 36 Piraeus Greece, under authority of Title 21 of the Liberian Code of Laws Revised as amended. Under the terms of the said Mortgage neither the Owner nor any charterer nor the Master of this Vessel nor any other person has any right, power or authority to create, incur or permit to be imposed upon this Vessel any lien whatsoever other than for crew's wages and salvage;"

and in terms of the said notice it is hereby agreed that save and subject as otherwise herein provided, neither the Owner nor any charterer nor the Master of this Vessel nor any other person has any right, power or authority to create, incur or permit to be imposed upon this Vessel any lien whatsoever other than for crew's wages and salvage;

5.1.22	Conveyance on default

where the Ship is (or is to be) sold in exercise of any power contained in this Mortgage, to execute, forthwith upon request by the Mortgagee, such form of conveyance of the Ship as the Mortgagee may require;

5.1.23	Anti-drug abuse

without prejudice to clause 5.1.9, to take all necessary and proper precautions to prevent any infringements of the Anti-Drug Abuse Act of 1986 of the United States of America or any similar legislation applicable to the Ship in any jurisdiction in or to which the Ship shall be employed or located or trade or which may otherwise be applicable to the Ship and/or the Owner and, if the Mortgagee shall so require, to enter into a "Carrier Initiative Agreement" with the United States Customs and Border Protection and to procure that such agreement (or any similar agreement hereafter introduced by any Government Entity of the United States of America) is maintained in full force and effect and performed by the Owner;

5.1.24	Compliance with Environmental Laws

to comply with, and to procure that all Environmental Affiliates of the Owner comply with, all Environmental Laws in relation to the Ship including, without limitation, requirements relating to manning, submission of oil spill response plans, designation of qualified individuals and establishing and establishment of financial responsibility and to obtain and comply with, and

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to procure that all Environmental Affiliates of the Owner obtain and comply with, all Environmental Approvals in relation to the Ship; and

5.1.25	Survey reports

to deliver to the Mortgagee at intervals of not less than twelve (12) months a report prepared by surveyors or inspectors acceptable to the Mortgagee in relation to the seaworthiness and safe operation of the Ship, to produce evidence to the Mortgagee that any recommendations made in such reports have been complied with, or will be complied with in accordance with their terms, in full and thereafter to procure that such recommendations are so complied with.

6	Powers of Mortgagee to protect security and remedy defaults

6.1	Protective action

The Mortgagee shall, without prejudice to its other rights, powers and remedies under any of the Security Documents, be entitled (but not bound) at any time, and as often as may be necessary, to take any such action as it may in its discretion think fit for the purpose of protecting or maintaining the security created by this Mortgage and the other Security Documents and all Expenses attributable thereto shall be payable by the Owner on demand, together with interest thereon at the rate provided for in clause 2.5 of the Corporate Guarantee from the date such expense or liability was incurred by the Mortgagee until the date of actual receipt whether before or after any relevant judgment.

6.2	Remedy of defaults

Without prejudice to the generality of the provisions of clause 6.1:

6.2.1
if the Owner fails to comply with any of the provisions of clause 5.1.1, the Mortgagee shall be entitled (but not bound) to effect and thereafter to maintain all such insurances upon the Ship as in its discretion it may think fit in order to procure the compliance with such provisions or alternatively, to require the Ship (at the Owner's risk) to remain in, or to proceed to and remain in, a port designated by the Mortgagee until such provisions are fully complied with;

6.2.2
if the Owner fails to comply with any of the provisions of clauses 5.1.3, 5.1.5 or 5.1.6, the Mortgagee shall be entitled (but not bound) to arrange for the carrying out of such repairs, changes or surveys as it may deem expedient or necessary in order to procure the compliance with such provisions; and

6.2.3
if the Owner fails to comply with any of the provisions of clause 5.1.8, the Mortgagee shall be entitled (but not bound) to pay and discharge all such debts, damages, liabilities and outgoings as are therein mentioned and/or to take any such measures as it may deem expedient or necessary for the purpose of securing the release of the Ship in order to procure the compliance with such provisions, and the Expenses attributable to the exercise by the Mortgagee of any such powers shall be payable by the Owner to the Mortgagee on demand.

7	Powers of Mortgagee on Event of Default

7.1	Powers

Upon the happening of any Event of Default, the Mortgagee shall become forthwith entitled upon demand made by the Mortgagee in accordance with the provisions of the Corporate Guarantee to declare the Outstanding Indebtedness to be due and payable immediately whereupon the Outstanding Indebtedness shall become so due and payable and (whether or not the Mortgagee shall have given any such notice) the Mortgagee shall become forthwith entitled as and when it may see fit, to put into force and exercise all or any of the rights, powers

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and remedies possessed by it as mortgagee of the Ship or otherwise (whether at law, by virtue of this Mortgage or otherwise) and in particular (without limiting the generality of the foregoing):

7.1.1
to exercise all the rights and remedies in foreclosure and otherwise given to mortgagees by the provisions of Chapter 3 of Title 21 of the Liberian Code of Laws Revised as amended and all applicable laws of any other jurisdiction;

7.1.2	to take possession of the Ship;

7.1.3
to require that all policies, contracts, certificates of entry and other records relating to the Insurances (including details of and correspondence concerning outstanding claims) be delivered forthwith to such adjusters and/or brokers and/or other insurers as the Mortgagee may nominate;

7.1.4
to collect, recover, compromise and give a good discharge for, all claims then outstanding or thereafter arising under the Insurances or any of them or in respect of the Ship, her Earnings or Requisition Compensation or any part thereof, and to take over or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Mortgagee in its absolute discretion thinks fit, and, in the case of the Insurances, to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

7.1.5
to discharge, compound, release or compromise claims in respect of the Ship, her Earnings, Insurances or Requisition Compensation or any part thereof which have given or may give rise to any charge or lien or other claim on the Ship, her Earnings, Insurances or Requisition Compensation or any part thereof or which are or may be enforceable by proceedings against the Ship, her Earnings, Insurances or Requisition Compensation or any part thereof;

7.1.6
to sell the Ship or any share or interest therein with or without prior notice to the Owner, and with or without the benefit of any charterparty, and free from any claim by the Owner (whether in admiralty, in equity, at law or by statute) by public auction or private contract, at such place and upon such terms as the Mortgagee in its absolute discretion may determine, with power to postpone any such sale, and without being answerable for any loss occasioned by such sale or resulting from postponement thereof and with power, where the Mortgagee purchases the Ship, to make payment of the sale price by making an equivalent reduction in the amount of the Outstanding Indebtedness in the manner referred to in clause 8.1;

7.1.7
to manage, insure, maintain and repair the Ship, and to employ, sail or lay up the Ship in such Manner and for such period as the Mortgagee, in its absolute discretion, deems expedient accounting only for net profits arising from any such employment; and

7.1.8	to recover from the Owner on demand all Expenses incurred or paid by the Mortgagee in connection with the exercise of the powers (or any of them) referred to in this clause 7.1.

7.2	Dealings with Mortgagee

Upon any sale of the Ship or any share or interest therein by the Mortgagee pursuant to clauses 7.1.6 or 11.1, the purchaser shall not be bound to see or enquire whether the Mortgagee's power of sale has arisen in the manner provided in this Mortgage or whether the Mortgagee has made a demand for payment under the provisions of the Corporate Guarantee and the safe shall be deemed to be within the power of the Mortgagee and the receipt of the Mortgagee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor and the sale shall operate to divest the Owner of all rights, title and interest of any nature whatsoever in the Ship and to bar any such interest of the Owner, and all persons claiming through or under the Owner.

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8	Application of moneys

8.1	Application

All moneys received by the Mortgagee in respect of the sale of the Ship or any share or interest therein or in respect of the employment of the Ship pursuant to the provisions of clause 7.1.7 (or otherwise pursuant to the provisions of this Mortgage) and all moneys received and retained by the Mortgagee in respect of the Insurances pursuant to this Mortgage, shall be held by it upon trust in the first place to pay or make good the Expenses and the balance shalt be applied by the Mortgagee in the manner specified in clause 2.10 of the Corporate Guarantee.

8.2	Shortfall

in the event that the balance referred to in clause 8.1 is insufficient to pay in full the whole of the Outstanding Indebtedness, the Mortgagee shall be entitled to collect the shortfall from the Owner or any other person liable therefor.

9	Remedies cumulative and other provisions

9.1	No implied waivers; remedies cumulative

No failure or delay on the part of the Mortgagee to exercise any right, power or remedy vested in it under the Corporate Guarantee or this Mortgage shall operate as a waiver thereof, nor shall any single or partial exercise by the Mortgagee of any right, power or remedy nor the discontinuance, abandonment or adverse determination of any proceedings taken by the Mortgagee to enforce any right, power or remedy preclude any other or further exercise thereof or proceedings to enforce the same or the exercise of any other right, power or remedy, nor shall the giving by the Mortgagee of any consent to any act which by the terms of this Mortgage requires such consent prejudice the right of the Mortgagee to give or withhold consent to the doing of any other similar act. The remedies provided in the Corporate Guarantee and this Mortgage are cumulative and are not exclusive of any remedies provided by law.

9.2	Preferred status

Anything herein to the contrary notwithstanding, it is intended that nothing herein shall waive the preferred status of this Mortgage and that, if any provision or portion hereof shall be construed to waive the preferred status of this Mortgage, then such provision or portion to such extent shall be void and of no effect.

9.3	Delegation

The Mortgagee shall be entitled, at any time and as often as may be expedient, to delegate all or any of the powers and discretions vested in it by the Corporate Guarantee or this Mortgage (including the power vested in it by virtue of clause 11) in such manner, upon such terms, and to such persons as the Mortgagee in its absolute discretion may think fit.

9.4	incidental powers

The Mortgagee shall be entitled to do all acts and things incidental or conducive to the exercise of any of the rights, powers or remedies possessed by it as mortgagee of the Ship (whether at law, under this Mortgage or otherwise) and in particular (but without prejudice to the generality of the foregoing), upon becoming entitled to exercise any of its powers under clause 7.1, the Mortgagee shall be entitled to discharge any cargo on board the Ship (whether the same shall belong to the Owner or any other person) and to enter into such other arrangements in respect of the Ship, her insurances, management, maintenance, repair, classification and employment in all respects as if the Mortgagee was the owner of the Ship, but without being responsible for any loss incurred as a result of the Mortgagee doing or omitting to do any such acts or things as aforesaid.

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10	Costs and indemnity

10,1	Costs

The Owner shall pay to the Mortgagee on demand on a full indemnity basis all expenses or liabilities of whatsoever nature (including legal fees, fees of insurance advisers, printing, out-of-pocket expenses, stamp duties, registration fees and other duties or charges) together with any Taxes (including value added tax or other similar tax) payable in respect thereof, incurred by the Mortgagee in connection with the exercise or enforcement of, or preservation of any rights under, the Corporate Guarantee or this Mortgage or otherwise in respect of the Outstanding Indebtedness and the security therefor, or in connection with the preparation, completion, execution or registration of the Corporate Guarantee or this Mortgage.

10.2	Mortgagee's indemnity

The Owner hereby agrees and undertakes to indemnify the Mortgagee against all losses, actions, claims, expenses, demands, obligations and liabilities whatever and whenever arising which may now or hereafter be incurred by the Mortgagee or by any manager, agent, officer or employee for whose liability, act or omission the Mortgagee may be answerable in respect of, in relation to, or in connection with anything done or omitted in the exercise or purported exercise of the powers contained in this Mortgage or otherwise in connection with such powers or with this Mortgage or with the Ship, its Earnings, Requisition Compensation and Insurances or otherwise howsoever in relation to, or in connection with, any of the matters dealt with in the Corporate Guarantee or this Mortgage.

11	Attorney

11.1	Power

By way of security, the Owner hereby irrevocably appoints the Mortgagee to be its attorney generally for and in the name and on behalf of the Owner, and as the act and deed or otherwise of the Owner to execute, seal and deliver and otherwise perfect and do all such deeds, assurances, agreements, instruments, acts and things which may be required for the full exercise of all or any of the rights, powers or remedies conferred by the Corporate Guarantee, this Mortgage or any of the other Security Documents, or which may be deemed proper in or in connection with all or any of the purposes aforesaid (including, without prejudice to the generality of the foregoing, the execution and delivery of a bill of sale of the Ship). The power of -attorney hereby conferred shall be a general power of attorney and the Owner ratifies and confirms, and agrees to ratify and confirm, any deed, assurance, agreement, instrument, act or thing which the Mortgagee may execute or do pursuant thereto. Provided however that such power shall not be exercisable by or on behalf of the Mortgagee until the happening of an Event of Default.

11.2	Dealings with attorney

The exercise of such power by or on behalf of the Mortgagee shall not put any person dealing with the Mortgagee upon any enquiry as to whether any Event of Default has happened, nor shall such person be in any way affected by notice that no such Event of Default has happened, and the exercise by the Mortgagee of such power shall be conclusive evidence of the Mortgagee's right to exercise the same.

11.3	Filings

The Owner hereby irrevocably appoints the Mortgagee to be its attorney in its name and on its behalf and as its act and deed or otherwise of it to agree the form of and to execute and do all deeds, instruments, acts and things in order to file, record, register or enrol this Mortgage in any court, public office or elsewhere which the Mortgagee may in its discretion consider necessary or advisable, now or in the future, to ensure the legality, validity, enforceability or admissibility in evidence thereof.

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12	Further assurance

The Owner hereby further undertakes at its own expense from time to time to execute, sign, perfect, do and (if required) register every such further assurance, document, act or thing as in the opinion of the Mortgagee may be necessary or desirable for the purpose of more effectually mortgaging and charging the Ship or perfecting the security constituted or intended to be constituted by this Mortgage or contemplated by the Corporate Guarantee.

13	Total amount and maturity

For the purpose of recording this First Preferred Mortgage as required by Chapter 3 of Title 21 of the Liberian Code of Laws Revised as amended the total amount is Thirty million Dollars ($30,000,000), which is the maximum principal amount that may be outstanding at any one time under the Corporate Guarantee and the Loan Agreement and interest thereon, Expenses and performance of mortgage covenants. The date of maturity is       March 2011 and the discharge amount is the same as the total amount.

14	Law, jurisdiction and other provisions

14.1	Law

This Mortgage is governed by, and shall be construed and enforceable in accordance with, the laws of the Republic of Liberia.

14.2	Submission to jurisdiction

For the benefit of the Mortgagee, the Owner irrevocably agrees, that any legal action or proceedings in connection with this Mortgage (including any non-contractual obligations connected with this Mortgage) may be brought in the English courts, or in the courts of any other country chosen by the Mortgagee, each of which shall have jurisdiction to settle any disputes arising out of, or in connection with, this Mortgage (including any non-contractual obligations connected with this Mortgage). The Owner irrevocably and unconditionally submits to the jurisdiction of the English courts and the courts of any country chosen by the Mortgagee and irrevocably designates, appoints and empowers Riches Consulting at present of Old Jarretts Farmhouse, Brantridge Lane, Balcombe, West Sussex RH17 6JR, England to receive, for it and on its behalf, service of process issued out of the English courts in any legal action or proceedings arising out of or in connection with this Mortgage (including any non-contractual obligations connected with this Mortgage). The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Mortgagee to take proceedings against the Owner or the Ship in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

15	Other provisions

15.1	Severability

If any provision in the Corporate Guarantee, this Mortgage or any of the other Security Documents be or becomes invalid or unenforceable under any applicable law the provisions hereof shall in all other respects remain in full force and effect and the provision in question shall be ineffective to the extent (but only to the extent) of its disconformity with the requirement of the applicable law and if it is competent to the parties to waive any requirements which would otherwise operate as aforesaid those requirements are hereby waived to the extent permitted by such law to the end that the Corporate Guarantee, this Mortgage and each of the other Security Documents shall be valid, binding and enforceable in accordance with their respective terms.

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15.2	Counterparts

This Mortgage may be executed in any number of counterparts each of which shall be an original but such counterparts shall together constitute one and the same instrument.

16	Notices

Every notice, request, demand or other communication under this Mortgage shall:

16.1	be in writing delivered personally or by first-class prepaid letter (airmail if available) or facsimile transmission or other means of telecommunication in permanent written form;

16.2
be deemed to have been received, subject as otherwise provided herein, in the case of a letter, when delivered personally or three (3) days after it has been put in to the post and, in the case of a facsimile transmission or other means of telecommunication in permanent written form, at the time of despatch (provided that if the date of despatch is not a business day in the country of the addressee or if the time of despatch is after the close of business in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day); and

16.3	be sent:

16.3.1	to the Owner at: c/o Aegean Bunkering Services Inc. 42 Hadjikyriakou Street 185 37 Piraeus Greece Fax no: +30 210 458 6243 Attention: Mrs. Theodora Papadogianni

16.3.2	to the Mortgagee at: Piraeus Bank A.E. 47-49 Akti Miaouli 185 36 Piraeus Greece Fax No: +30 210 429 2601 Attention:Relationship Manager

or to such other address and/or numbers as is notified by one party to the other party under this Mortgage.

IN WITNESS whereof the Owner has executed this Mortgage the day and year first above written.

[AMP MARITIME S.A.] [SILVER SEA SHIPPING S.A.]

By:  ______________________
       Attorney-in-Fact

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Schedule 1
The Loan Agreement

20

Schedule 2
The Corporate Guarantee

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Acknowledgement of Mortgage

LISCR PIRAEUS

On the [●] day of March in the year 2010 before me, the undersigned, [●] personally appeared [●] residing at [●], personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, as an Attorney-in-Fact for [AMP Maritime S.A.] [Silver Sea Shipping S.A.] pursuant to a Power of Attorney dated [●].

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Schedule 4
Form of New General Assignment

23

Private & Confidential

Dated                       March 2010

[AEGEAN ACE MARITIME COMPANY] [AMP MARITIME S.A.]

AGEAN MANAGEMENT SERVICES M.C.	(1)

and

PIRAEUS BANK A.E.	(2)

GENERAL ASSIGNMENT Relating to m.v. [Aegean Ace] [Aegean Champion] [Aegean Star]

Contents

Clause		Page

1	Definitions	1

2	Assignment and application of funds	4

3	Continuing security and other matters	6

4	Powers of Mortgagee to protect security and remedy defaults	7

5	Powers of Mortgagee on Event of Default	7

6	Attorney	8

7	Further assurance	8

8	Costs and indemnities	8

9	Remedies cumulative and other provisions	9

10	Notices	9

11	Counterparts	9

12	Law and jurisdiction	10

Schedule 1 Forms of Loss Payable Clauses	11

Schedule 2 Form of Notice of Assignment of Insurances	13

THIS DEED OF ASSIGNMENT is dated              March 2010 and made BETWEEN:

(1)
[AEGEAN ACE MARITIME COMPANY] [AMP MARITIME S.A.] [SILVER SEA SHIPPING S.A.], a corporation incorporated in [the Hellenic Republic, whose registered office is at 44 Hatzikiriakou Avenue, Piraeus, Greece] [the Republic of Liberia, whose registered office is at 80 Broad Street, Monrovia, Republic of Liberia] (the "Owner"); and

(2)
PIRAEUS BANK A.E., a company incorporated in Greece whose registered office is at 4 Amerikis, 105 64 Athens, Greece acting for the purposes of this Deed through its office at 47-49 Akti Miaouli, 185 36 Piraeus, Greece (the "Mortgagee").

WHEREAS:

(A)
by a loan facility dated 11 March 2008 (the "Principal Agreement") and made between (1) Vera Navigation S.A., Baldwin Management Co. ("Baldwin") and Milos I Maritime Inc. as joint and several borrowers (therein and (excluding Baldwin) herein together referred to as the "Borrowers") and (2) the Mortgagee as lender (therein referred to as the "Bank"), as amended and restated by a first supplemental agreement dated 22 December 2008 (the "First Supplemental Agreement") and as further amended and restated by a second supplemental agreement dated [●] 2009 (the "Second Supplemental Agreement" and together with the Principal Agreement and the First Supplemental Agreement, the "Loan Agreement"), each made between (inter alios) the Borrowers and the Mortgagee, the Mortgagee agreed (inter alia) to make available to the Borrowers, upon the terms and conditions therein contained, an overdraft facility of up to Thirty million Dollars ($30,000,000);

(B)
by a corporate guarantee (the "Corporate Guarantee") dated [●] 2009 and executed by the Owner (therein referred to as the "Guarantor") in favour of the Mortgagee, the Owner (inter alia) guaranteed the payment of any moneys owing by the Borrowers or either of them to the Mortgagee under the Loan Agreement and the other Security Documents;

(C)
pursuant to the Loan Agreement there has been or will be executed by the Owner in favour of the Mortgagee a first preferred [Greek] [Liberian] ship mortgage (the "Mortgage") on the vessel [Aegean Ace] [Aegean Champion] [Aegean Star] documented in the name of the Owner under the laws and flag of the [Hellenic Republic] [Republic of Liberia] under Official Number [•] [•] [•] (the "Ship") and the Mortgage dated [.] 2009 has been or will be registered [at the competent Department of the Greek Mercantile Marine at the Port of Piraeus] [under the provisions of Chapter 3 of Title 21 of the Liberian Code of Laws Revised as amended] as security for the payment by the Owner of the Outstanding Indebtedness (as therein defined); and

(D)
this Deed is supplemental to the Corporate Guarantee and the Mortgage and to the security thereby created and is the [Aegean Ace] [Aegean Champion] [Aegean Star] General Assignment referred to in the Loan Agreement but shall nonetheless continue in full force and effect notwithstanding any discharge of the Mortgage_

NOW THIS DEED WITNESSETH AND IT IS HEREBY AGREED as follows:

1	Definitions

1.1	Defined expressions

Words and expressions defined in the Loan Agreement and/or the Corporate Guarantee and/or the Mortgage shall, unless otherwise defined in this Deed, or the context otherwise requires, have the same meanings when used in this Deed.

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1.2	Definitions

In this Deed, unless the context otherwise requires:

"Approved Brokers" means such firm or firms of insurance brokers, appointed by the Owner, as may from time to time be approved in writing by the Mortgagee for the purposes of this Deed;

"Assigned Property' means:

(a)	the Earnings;

(b)	the Insurances; and

(c)	any Requisition Compensation;

"Casualty Amount" means Two hundred and fifty thousand Dollars ($250,000) (or the equivalent in any other currency);

"Collateral Instruments" means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees, indemnities and other assurances against financial loss and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any indebtedness or liabilities of the Owner or any other person liable and includes any documents or instruments creating or evidencing a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest of any kind;

"Default" means any Event of Default or any event or circumstance which with the giving of notice or lapse of time or the satisfaction of any other condition (or any combination thereof) would constitute an Event of Default;

"Earnings" means all moneys whatsoever from time to time due or payable to the Owner during the Security Period arising out of the use or operation of the Ship including (but without limiting the generality of the foregoing) all freight, hire and passage moneys, income arising under pooling arrangements, compensation payable to the Owner in event of requisition of the Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys, and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship;

"Event of Default" means any of the events or circumstances described in clause 10.1 of the Loan Agreement;

"Expenses" means the aggregate at any relevant time (to the extent that the same have not been received or recovered by the Mortgagee) of:

(a)
all losses, liabilities, costs, charges, expenses, damages and outgoings of whatever nature (including without limitation Taxes, repair costs, registration fees and insurance premiums) suffered, incurred or paid by the Mortgagee in connection with the exercise of the powers referred to in or granted by the Corporate Guarantee, the Mortgage, this Deed or any other of the Security Documents or otherwise payable by the Owner in accordance with clause [12] of the Mortgage or clause 8; and

(b)
interest on all such losses, liabilities, costs, charges, expenses, damages and outgoings from the date on which the same were suffered, incurred or paid by the Mortgagee until the date of receipt or recovery thereof (whether before or after judgment) at a rate per annum calculated in accordance with clause 2.5 of the Corporate Guarantee (as conclusively certified by the Mortgagee);

"Guaranteed Liabilities" has the meaning ascribed to it in the Corporate Guarantee;

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"Insurances" means all policies and contracts of insurance (which expression includes all entries of the Ship in a protection and indemnity or war risks association) which are from time to time during the Security Period in place or taken out or entered into by or for the benefit of the Owner (whether in the sole name of the Owner or in the joint names of the Owner and the Mortgagee or otherwise) in respect of the Ship and her Earnings or otherwise howsoever in connection with the Ship and all benefits thereof (including claims of whatsoever nature and return of premiums);

"Loss Payable Clauses" means the provisions regulating the manner of payment of sums receivable under the Insurances which are to be incorporated in the relevant insurance documents, such provisions to be in the forms set out in schedule 1 or in such other forms as may from time to time be required or agreed in writing by the Mortgagee;

"Manager" means, [Aegean Management Services M.C. of 42 Hatzikiriakou Avenue, 185 38 Piraeus, Greece] [Aegean Bunkering Services Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960] or any other person appointed by the Owner, with the prior written consent of the Mortgage, as the manager of the Ship and includes its successors in title;

"Mortgagee" includes the successors in title and the Assignees and/or Transferees of the Mortgagee;

"Notice of Assignment of Insurances" means a notice of assignment in the form set out in schedule 2 or in such other form as may from time to time be required or agreed in writing by the Mortgagee;

"Operating Account" means an interest bearing Dollar account of the Owner opened or (as the context may require) to be opened by the Owner with the Mortgagee with account number [•] and includes any other account designated in writing by the Mortgagee to be an Operating Account for the purposes of this Deed;

"Outstanding Indebtedness" means the aggregate of the Guaranteed Liabilities and interest accrued and accruing thereon, the Expenses, the Overdraft and all other sums of money from time to time owing to the Mortgagee, whether actually or contingently, under the Corporate Guarantee, the Loan Agreement, the other Security Documents or any of them;

"Owner" includes the successors in title of the Owner;

"Requisition Compensation" means all moneys or other compensation from time to time payable during the Security Period by reason of the Compulsory Acquisition of the Ship;

"Security Documents" means the Corporate Guarantee, the Loan Agreement, the Mortgage, this Deed and any other document which is defined in the Loan Agreement as a Security Document and such other documents as may have been or may hereafter be executed to guarantee and/or secure all or any part of the Guaranteed Liabilities, interest thereon, the Overdraft and other moneys from time to time owing by the Borrowers or either of them and/or the Owner and/or any other Security Party pursuant to the Corporate Guarantee and/or the Loan Agreement and/or the other Security Documents or any of them (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement); and

"Security Period" means the period commencing on the date hereof and terminating upon discharge of the security created by the Security Documents by payment of all moneys payable thereunder.

1.3	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Deed.

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1.4	Construction of certain terms

In this Deed, unless the context otherwise requires:

1.4.1	references to clauses and schedules are to be construed as references to clauses of and schedules to this Deed and references to this Deed include its schedules;

1.4.2
references to (or to any specified provision of) this Deed or any other document shall be construed as references to this Deed, that provision or that document as in force for the time being and as amended in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties;

1.4.3	words importing the plural shall include the singular and vice versa;

1.4.4	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.4.5
references to a "guarantee" include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and "guaranteed" shall be construed accordingly; and

1.4.6	references to statutory provisions shall be construed as references to those provisions as replaced or amended or re-enacted from time to time.

1.5	Conflict with Loan Agreement and Corporate Guarantee

This Deed shall be read together with the Loan Agreement and the Corporate Guarantee but in case of any conflict between (a) either of such two instruments and (b) this Deed, the provisions of the former shall prevail over the provisions of the latter.

2	Assignment and application of funds

2.1	Assignment

By way of security for payment of the Outstanding Indebtedness the Owner with full title guarantee hereby assigns and agrees to assign to the Mortgagee absolutely all its rights title and interest in and to the Assigned Property and all its benefits and interests present and future therein. Provided however that:

2.1.1	Earnings

the Earnings shall be payable to the Operating Account until such time as an Event of Default shall occur and the Mortgagee shall direct to the contrary following a demand for payment made by the Mortgagee under the provisions of the Corporate Guarantee, whereupon the Owner shall forthwith, and the Mortgagee may at any time thereafter, instruct the persons from whom the Earnings are then payable to pay the same to the Mortgagee or as it may direct and any Earnings then in the hands of the Owner's brokers or other agents shall be deemed to have been received by them for the use and on behalf of the Mortgagee; and

2.1.2	Insurances

unless and until an Event of Default shall occur and the Mortgagee shall have made a demand for payment in accordance with the provisions of the Corporate Guarantee (whereupon all insurance recoveries, other than any moneys payable under any loss of earnings insurance, shall be receivable by the Mortgagee and applied in accordance with clause 2.3):

(a)	any moneys payable under the Insurances, other than any moneys payable under any loss of earnings insurance, shall be payable in accordance with the terms of the

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relevant Loss Payable Clause and the Mortgagee will not in the meantime give any notification to the contrary to the insurers as contemplated by the Loss Payable Clauses;

(b)
any insurance moneys received by the Mortgagee in respect of any major casualty (as specified in the relevant Loss Payable Clause) shall, unless prior to receipt or whilst such moneys are in the hands of the Mortgagee there shall have occurred an Event of Default and the Mortgagee shall have made a demand for payment under the provisions of the Corporate Guarantee (whereupon such insurance monies shall be applied in accordance with clause 2.3), be paid over to the Owner upon the Owner furnishing evidence satisfactory to the Mortgagee that all loss and damage resulting from such casualty has been properly made good and repaired, and that all repair accounts and other liabilities whatsoever in connection with the casualty have been fully paid and discharged by the Owner, provided however that the insurers with whom the fire and usual marine risks insurances are effected may, in the case of a major casualty, and with the previous consent in writing of the Mortgagee, make payment on account of repairs in the course of being effected; and

(c)
any moneys payable under any loss of earnings insurance shall be payable in accordance with the terms of the relevant Loss Payable Clause and shall be subject to such provisions of this clause 2 as shall apply to Earnings and the Mortgagee will not give any notification to the insurers as contemplated in such Loss Payable Clause unless and until the Mortgagee shall have become entitled under clause 2.1.1 to direct that the Earnings be paid to the Mortgagee.

2.2	Notice

The Owner hereby covenants and undertakes with the Mortgagee that it will from time to time upon the written request of the Mortgagee give written notice (in such form as the Mortgagee shall reasonably require) of the assignment herein contained to the persons from whom any part of the Assigned Property is or may be due.

2.3	Application

All moneys received by the Mortgagee in respect of:

2.3.1	recovery under the Insurances (other than under any loss of earnings insurance and any such sum or sums as may have been received by the Mortgagee in accordance with the relevant Loss Payable Clause in respect of a major casualty as therein defined and paid over to the Owner as provided in clause 2.1.2(b)); and

2.3.2	Requisition Compensation,

shall be held by it upon trust in the first place to pay or make good the Expenses and the balance shall be applied by the Mortgagee in the manner specified in clause 2.10 of the Corporate Guarantee.

2.4	Shortfalls

In the event that the balance referred to in clause 2.3 is insufficient to pay in full the whole of the Outstanding Indebtedness, the Mortgagee shall be entitled to collect the shortfall from the Owner or any other person liable for the time being therefor.

2.5	Use of Owners name

The Owner covenants and undertakes with the Mortgagee to do or permit to be done each and every act or thing which the Mortgagee may from time to time require to be done for the purpose of enforcing the Mortgagee's rights under this Deed and to allow its name to be used as and when required by the Mortgagee for that purpose.

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2.6	Reassignment

Upon payment and discharge in full to the satisfaction of the Mortgagee of the Outstanding Indebtedness, the Mortgagee shall, at the request and cost of the Owner, re-assign the Earnings, the Insurances and any Requisition Compensation to the Owner or as it may direct.

3	Continuing security and other matters

3.1	Continuing security

The security created by this Deed shall:

3.1.1
be held by the Mortgagee as a continuing security for the payment of the Outstanding Indebtedness and the performance and observance of and compliance with all of the covenants, terms and conditions contained in the Security Documents, express or implied, and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby and thereby secured (or by any settlement of accounts between the Owner or either of the Borrowers or any other person who may be liable to the Mortgagee in respect of the Outstanding Indebtedness or any part thereof and the Mortgagee);

3.1.2
be in addition to, and shall not in any way prejudice or affect, and may be enforced by the Mortgagee without prior recourse to, the security created by any other of the Security Documents or by any present or future Collateral Instruments, right or remedy held by or available to the Mortgagee or any right or remedy of the Mortgagee thereunder; and

3.1.3
not be in any way prejudiced or affected by the existence of any of the other Security Documents or any such Collateral Instrument, rights or remedies or by the same becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Mortgagee dealing with, exchanging, varying or failing to perfect or enforce any of the same, or giving time for payment or performance or indulgence or compounding with any other person liable.

3.2	Rights additional

All the rights, powers and remedies vested in the Mortgagee hereunder shall be in addition to and not a limitation of any and every other right, power or remedy vested in the Mortgagee under the Corporate Guarantee, the Loan Agreement, this Deed, the other Security Documents or any Collateral Instrument or at law and all the rights, powers and remedies so vested in the Mortgagee may be exercised from time to time and as often as the Mortgagee may deem expedient.

3.3	No enquiry

The Mortgagee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under the Mortgage and/or this Deed or to make any claim or take any action to collect any moneys hereby assigned or to enforce any rights or benefits hereby assigned to the Mortgagee or to which the Mortgagee may at any time be entitled under the Mortgage and/or this Deed.

3.4	Obligations of Owner and Mortgagee

The Owner shall remain liable to perform all the obligations assumed by it in relation to the Assigned Property and the Mortgagee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Owner to perform its obligations in respect thereof.

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3.5	Discharge of Mortgage

Notwithstanding that this Deed is expressed to be supplemental to the Mortgage it shall continue in full force and effect after any discharge of the Mortgage.

4	Powers of Mortgagee to protect security and remedy defaults

4.1	Protective action

The Mortgagee shall, without prejudice to its other rights, powers and remedies under any of the Security Documents, be entitled (but not bound) at any time, and as often as may be necessary, to take any such action as it may in its discretion think fit for the purpose of protecting or maintaining the security created by this Deed and the other Security Documents, and all Expenses attributable thereto shall be payable by the Owner on demand, together with interest thereon at the rate provided for in clause 2.5 of the Corporate Guarantee from the date such expense or liability was incurred by the Mortgagee until the date of actual receipt whether before or after any relevant judgment.

4.2	Remedy of defaults

Without prejudice to the generality of the provisions of clause 4.1, if the Owner fails to comply with the provisions of clause [6.1.1] [5.1.1] of the Mortgage, the Mortgagee shall become forthwith entitled (but not bound) to effect and thereafter to maintain all such insurances upon the Ship as in its discretion it may think fit in order to procure the compliance with such provisions or alternatively, to require the Ship (at the Owner's risk) to remain in, or to proceed to and remain in, a port designated by the Mortgagee until such provisions are fully complied with and the Expenses attributable to the exercise by the Mortgagee of any such powers shall be payable by the Owner on demand.

5	Powers of Mortgagee on Event of Default

5.1	Powers

At any time after the occurrence of an Event of Default and the making of a demand for payment under clause 2.1 of the Corporate Guarantee, the Mortgagee shall forthwith become entitled (but not bound) as and when it may see fit, to exercise in relation to the Assigned Property or any part thereof all or any of the rights, powers and remedies possessed by it as assignee and/or chargee of the Assigned Property (whether at law, by virtue of this deed or otherwise) and in particular (without limiting the generality of the foregoing):

5.1.1
to require that all policies, contracts, certificates of entry and other records relating to the Insurances (including details of and correspondence concerning outstanding claims) be delivered forthwith to such adjusters and/or brokers and/or other insurers as the Mortgagee may nominate;

5.1.2
to collect, recover, compromise and give a good discharge for, all claims then outstanding or thereafter arising under the Insurances or any of them or in respect of the Earnings or Requisition Compensation or any part thereof, and to take over or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Mortgagee in its absolute discretion thinks fit, and, in the case of the Insurances, to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

5.1.3
to discharge, compound, release or compromise claims in respect of the Ship, its Earnings, insurances or Requisition Compensation or any part thereof which have given or may give rise to any charge or lien or other claim on the Ship, its Earnings, Insurances or Requisition Compensation or any part thereof or which are or may be enforceable by proceedings against the Earnings, Insurances or Requisition Compensation or any part thereof; and

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5.1.4	to recover from the Owner on demand all Expenses incurred or paid by the Mortgagee in connection with the exercise of the powers (or any of them) referred to in this clause 5.1.

6	Attorney

6.1	Appointment

By way of security, the Owner hereby irrevocably appoints the Mortgagee to be its attorney generally for and in the name and on behalf of the Owner, and as the act and deed or otherwise of the Owner to execute, seal and deliver and otherwise perfect and do all such deeds, assurances, agreements, instruments, acts and things which may be required for the full exercise of all or any of the rights, powers or remedies conferred by the Corporate Guarantee, the Mortgage, this Deed or any of the other Security Documents or which may be deemed proper in or in connection with all or any of the purposes aforesaid. The power hereby conferred shall be a general power of attorney under the Powers of Attorney Act 1971, and the Owner ratifies and confirms, and agrees to ratify and confirm, any deed, assurance, agreement, instrument, act or thing which the Mortgagee may execute or do pursuant thereto. Provided always that such power shall not be exercisable by or on behalf of the Mortgagee until the happening of any Event of Default.

6.2	Exercise of power

The exercise of such power by or on behalf of the Mortgagee shall not put any person dealing with the Mortgagee upon any enquiry as to whether any Event of Default has happened or whether the Mortgagee has made a demand for payment under the Corporate Guarantee, nor shall such person be in any way affected by notice that no such Event of Default has happened, and the exercise by the Mortgagee of such power shall be conclusive evidence of the Mortgagee's right to exercise the same.

6.3	Filings

The Owner hereby irrevocably appoints the Mortgagee to be its attorney in its name and on its behalf and as its act and deed or otherwise of it to agree the form of and to execute and do all deeds, instruments, acts and things in order to file, record, register or enrol this Deed in any court, public office or elsewhere which the Mortgagee may in its discretion consider necessary or advisable, now or in the future, to ensure the legality, validity, enforceability or admissibility in evidence thereof.

7	Further assurance

The Owner hereby further undertakes at its own expense from time to time to execute, sign, perfect, do and (if required) register every such further assurance, document, act or thing as in the opinion of the Mortgagee may be necessary or desirable for the purpose of more effectually mortgaging and charging the Assigned Property or perfecting the security constituted or intended to be constituted by this Deed.

8	Costs and indemnities

8.1	Costs

The Owner shall pay to the Mortgagee on demand on a full indemnity basis all expenses or liabilities of whatever nature (including legal fees, fees of insurance advisers, printing, out-of-pocket expenses, stamp duties, registration fees and other duties or charges) together with any Taxes (including value added tax or other similar tax) payable in respect thereof, incurred by the Mortgagee in connection with the exercise or enforcement of, or preservation of any rights under, this Deed or otherwise in respect of the Outstanding Indebtedness and the security therefor, or in connection with the preparation, completion, execution or registration of this Deed.

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8.2	Mortgagee's indemnity

The Owner hereby agrees and undertakes to indemnify the Mortgagee against all losses, actions, claims, expenses, demands, obligations and liabilities whatever and whenever arising which may now or hereafter be incurred by the Mortgagee or by any manager, agent, officer or employee for whose liability, act or omission the Mortgagee may be answerable in respect of, in relation to, or in connection with anything done or omitted in the exercise or purported exercise of the powers contained in this Deed or otherwise in connection with such powers or with this Deed or with the Ship, its Earnings, Requisition Compensation and Insurances or otherwise howsoever in relation to, or in connection with, any of the matters dealt with in this Deed.

9	Remedies cumulative and other provisions

9.1	No implied waivers; remedies cumulative

No failure or delay on the part of the Mortgagee to exercise any right, power or remedy vested in it under this Deed, the Corporate Guarantee, the Mortgage or any of the other Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise by the Mortgagee of any right, power or remedy nor the discontinuance, abandonment or adverse determination of any proceedings taken by the Mortgagee to enforce any right, power or remedy preclude any other or further exercise thereof or proceedings to enforce the same or the exercise of any other right, power or remedy, nor shall the giving by the Mortgagee of any consent to any act which by the terms of this Deed requires such consent prejudice the right of the Mortgagee to give or withhold consent to the doing of any other similar act. The remedies provided in this Deed, the Corporate Guarantee, the Mortgage and the other Security Documents are cumulative and are not exclusive of any remedies provided by law.

9.2	Delegation

The Mortgagee shall be entitled, at any time and as often as may be expedient, to delegate all or any of the powers and discretions vested in it by this Deed, the Loan Agreement, the Mortgage (including the power vested in it by clause [13] [11] of the Mortgage) or any of the other Security Documents in such manner, upon such terms, and to such persons as the Mortgagee in its absolute discretion may think fit.

9.3	Incidental powers

The Mortgagee shall be entitled to do all acts and things incidental or conducive to the exercise of any of the rights, powers or remedies possessed by it as mortgagee of the Ship (whether at law, under this Deed or otherwise) and in particular (but without prejudice to the generality of the foregoing) upon becoming entitled to exercise any of its powers under clause [9] [7] of the Mortgage, the Mortgagee shall be entitled to discharge any cargo on board the Ship (whether the same shall belong to the Owner or any other person) and to enter into such other arrangements respecting the Ship, the insurances, management, maintenance, repair, classification and employment in all respects as if the Mortgagee was the owner of the Ship, but without being responsible for any loss incurred as a result of the Mortgagee doing or omitting to do any such acts or things as aforesaid.

10	Notices

The provisions of clause 8.1 of the Corporate Guarantee shall apply mutatis mutandis in respect of any certificate, notice, demand or other communication given or made under this Deed.

11	Counterparts

This Deed may be entered into in the form of two (2) counterparts, each executed by one of the parties, and, provided both the parties shall so execute this Deed, each of the executed counterparts, when duly exchanged or delivered, shall be deemed to be an original but, taken together, they shall constitute one instrument.

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12	Law and jurisdiction

12.1	Law

This Deed and any non-contractual obligations in connection with this Deed are governed by, and shall be construed in accordance with, English law.

12.2	Submission to jurisdiction

For the benefit of the Mortgagee, the parties hereto irrevocably agree that any legal action or proceedings in connection with this Deed (including any non-contractual obligations connected with this Deed) may be brought in the English courts, or in the courts of any other country chosen by the Mortgagee, each of which shall have jurisdiction to settle any disputes arising out of or in connection with this Deed (including any non-contractual obligations connected with this Deed). The Owner irrevocably and unconditionally submits to the jurisdiction of the English courts and the courts of any country chosen by the Mortgagee and irrevocably designates, appoints and empowers Riches Consulting at present of Old Jarretts Farmhouse, Brantridge Lane, Balcombe, West Sussex RH17 6JR, England to receive, for it and on its behalf, service of process issued out of the English courts in any legal action or proceedings arising out of or in connection with this Deed (including any non-contractual obligations connected with this Deed). The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Mortgagee to take proceedings against the Owner in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

The parties further agree that only the courts of England and not those of any other State shall have jurisdiction to determine any claim which the Owner may have against the Mortgagee arising out of or in connection with this Deed (including any non-contractual obligations connected with this Deed).

12.3	Contracts (Rights of Third Parties) Act 1999

No term of this Deed is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Deed.

IN WITNESS whereof this Deed has been duly executed as a deed the day and year first above written.

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Schedule 1
Forms of Loss Payable Clauses

1	Hull and machinery (marine and war risks)

By a General Assignment dated    March 2010 [AEGEAN ACE MARITIME COMPANY] [AMP MARITIME S.A.] [SILVER SEA SHIPPING S.A.] of [the Hellenic Republic, whose registered office is at 44 Hatzikiriakou Avenue, Piraeus, Greece] [the Republic of Liberia, whose registered office is at 80 Broad Street, Monrovia, Republic of Liberia] (the "Owner") has assigned to PIRAEUS BANK A.E. of 47-49 Akti Miaouli, 185 36 Piraeus, Greece (the "Mortgagee") all the Owner's rights, title and interest in and to all policies and contracts of insurance from time to time taken out or entered into by or for the benefit of the Owner in respect of m.v. [Aegean Ace] [Aegean Champion] [Aegean Star] and accordingly:

(a)
all claims hereunder in respect of an actual or constructive or compromised or arranged total loss, and all claims in respect of a major casualty (that is to say any casualty the claim in respect of which exceeds Two hundred and fifty thousand Dollars ($250,000) (or the equivalent in any other currency) inclusive of any deductible) shall be paid in full to the Mortgagee or to its order; and

(b)
all other claims hereunder shall be paid in full to the Owner or to its order, unless and until the Mortgagee shall have notified the insurers hereunder to the contrary, whereupon all such claims shall be paid to the Mortgagee or to its order.

2	Protection and indemnity risks

Payment of any recovery which [AEGEAN ACE MARITIME COMPANY] [AMP MARITIME S.A.] [SILVER SEA SHIPPING S.A.] of [the Hellenic Republic, whose registered office is at 44 Hatzikiriakou Avenue, Piraeus, Greece] [the Republic of Liberia, whose registered office is at 80 Broad Street, Monrovia, Republic of Liberia] (the "Owner") is entitled to make out of the funds of the Association in respect of any liability, costs or expenses incurred by the Owner, shall be made to the Owner or to its order, unless and until the Association receives notice to the contrary from PIRAEUS BANK A.E. of 47-49 Akti Miaouli, 185 36 Piraeus, Greece (the "Mortgagee") in which event all recoveries shall thereafter be paid to the Mortgagee or its order; provided always that no liability whatsoever shall attach to the Association, its Managers or their agents for failure to comply with the latter obligation until the expiry of two (2) clear business days from the receipt of such notice.

3	War risks

It is noted that PIRAEUS BANK A.E. of 47-49 Akti Miaouli, 185 36 Piraeus, Greece (the "Mortgagee") is interested as first mortgagee in the subject matter of this insurance. Save as hereinafter provided, all claims (whether in respect of actual, constructive, arranged or compromised total loss or otherwise) which, but for this Loss Payable Clause would be payable to [AEGEAN ACE MARITIME COMPANY] [AMP MARITIME S.A.] [SILVER SEA SHIPPING S.A.] of the [Hellenic Republic, whose registered office is at 44 Hatzikiriakou Avenue, Piraeus, Greece] [Republic of Liberia, whose registered office is at 80 Broad Street, Monrovia, Republic of Liberia] (the "Owner") shall be payable to the Mortgagee, provided always that unless and until notice in writing to the contrary has been received by the Association, claims (other than total loss claims) not exceeding Two hundred and fifty thousand Dollars ($250,000) (or the equivalent in any other currency) in respect of any one claim shall be paid direct to the Owner or to its order.

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4	Loss of earnings

By a General Assignment dated [.] March 2010 [AEGEAN ACE MARITIME COMPANY] [AMP MARITIME S.A.] [SILVER SEA SHIPPING S.A.] of [the Hellenic Republic, whose registered office is at 44 Hatzikiriakou Avenue, Piraeus, Greece] [the Republic of Liberia, whose registered office is at 80 Broad Street, Monrovia, Republic of Liberia] (the "Owner") has assigned to PIRAEUS BANK A.E. of 47-49 Akti Miaouli, 185 36 Piraeus, Greece (the "Mortgagee") all its rights, title and interest in and to all policies and contracts of insurance from time to time taken out or entered into by or for the benefit of the Owner in respect of m.v. [Aegean Ace] [Aegean Champion] [Aegean Star] and her earnings and accordingly all claims hereunder shall be paid in full to the interest bearing United States Dollar account opened by the Owner with the Mortgagee and with account number [.] unless and until the Mortgagee shall have notified the insurers hereunder to the contrary, whereupon all such claims shall be paid to the Mortgagee or its order.

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Schedule 2
Form of Notice of Assignment of Insurances

(For attachment by way of endorsement to the Policy)

[AEGEAN ACE MARITIME COMPANY] [AMP MARITIME S.A.] [SILVER SEA SHIPPING S.A.] of [the Hellenic Republic, whose registered office is at 44 Hatzikiriakou Avenue, Piraeus, Greece] [the Republic of Liberia, whose registered office is at 80 Broad Street, Monrovia, Republic of Liberia], the Owner of m.v. [Aegean Ace] [Aegean Champion] [Aegean Star] HEREBY GIVES NOTICE that by a General Assignment dated [•] March 2010 and entered into by us with PIRAEUS BANK A.E. of 47-49 Akti Miaouli, 185 36 Piraeus, Greece, there has been assigned by us to PIRAEUS BANK A.E. as mortgagee of the said vessel all insurances in respect thereof, including the insurances constituted by the Policy whereon this notice is endorsed.

Signed: For and on behalf of [AEGEAN ACE MARITIME COMPANY] [AMP MARITIME S.A.] [SILVER SEA SHIPPING S.A.] Dated: [●]

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EXECUTED as a DEED	)
by	)
for and on behalf of	)
[AEGEAN ACE MARITIME COMPANY]	)	Attorney-in-Fact
[AMP MARITIME S.A.]	)
[SILVER SEA SHIPPING S.A.]	)
in the presence of:	)

Witness Name: Address: Occupation:

EXECUTED as a DEED	)
by	)	Authorised Signatory
and by
for and on behalf of	)
PIRAEUS BANK A.E.	)	Authorised Signatory
in the presence of:	)

Witness Name: Address: Occupation:

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Schedule 5

Form of New Corporate Guarantee

15

Private & Confidential

Dated                       March 2010

[AGEAN MARITIME COMPANY] [AMP MARITIME S.A.]
[SILVER SEA SHIPPING S.A.]
(1)
and

PIRAEUS BANK A.E.	(2)

CORPORATE GUARANTEE

Contents

Clause		Page

1	Interpretation	1

2	Guarantee	2

3	Payments and Taxes	5

4	Representations and warranties	6

5	Undertakings and Operating Account	10

6	Set-off	14

7	Benefit of this Guarantee	14

8	Notices and other matters	15

9	Law and jurisdiction	16

THIS GUARANTEE is dated               March 2010 and made BETWEEN:

(1)	[AEGEAN ACE MARITIME COMPANY] [AMP MARITIME S.A.] [SILVER SEA SHIPPING S.A.] (the "Guarantor"); and

(2)	PIRAEUS BANK A.E. as bank (the "Bank").

WHEREAS:

(A)
by a loan agreement (the "Principal Agreement") dated 11 March 2008 and made between (i) Milos I Maritime Inc., Baldwin Management Co. ("Baldwin") and Vera Navigation S.A. as joint and several borrowers (therein and (excluding Baldwin) herein together referred to as the "Borrowers") as joint and several borrowers and (ii) the Bank, as amended and restated by a first supplemental agreement dated 22 December 2008 (the "First Supplemental Agreement") and as further amended and supplemented by a second supplemental agreement (the "Second Supplemental Agreement" and, together with the Principal Agreement and the First Supplemental Agreement, the "Agreement"), each made between (inter alios) the Borrowers and the Bank, the Bank agreed (inter alia) to make available to the Borrowers, upon the terms and conditions therein contained, an overdraft facility of up to US$30,000,000; and

(B)
the execution and delivery of this Guarantee is one of the conditions precedent to the Bank continuing to make the Facility available under the Agreement and it is the [Aegean Ace] [Aegean Champion] [Aegean Star] Guarantee referred to in the Agreement.

IT IS AGREED as follows:

1	Interpretation

1.1	Defined expressions

In this Guarantee, unless the context otherwise requires or unless otherwise defined in this Guarantee, words and expressions defined in the Agreement and used in this Guarantee shall have the same meanings where used in this Guarantee.

1.2	Definitions

In this Guarantee, unless the context otherwise requires:

"Bank" means Piraeus Bank A.E., a company incorporated in Greece with its registered office at 4 Amerikis, 105 64 Athens, acting for the purposes of this Guarantee through its office at 47-49 Akti Miaouli, 185 36 Piraeus, Greece and includes its successors in title and its Assignees and/or Transferees;

"Collateral Instruments" means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees, indemnities and other assurances against financial loss and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any indebtedness or liabilities of the Borrowers or either of them or any other person liable and includes any documents or instruments creating or evidencing a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest of any kind;

"Guarantee" includes each separate or independent stipulation or agreement by the Guarantor contained in this Guarantee;

"Guaranteed Liabilities" means all moneys, obligations and liabilities expressed to be guaranteed by the Guarantor in clause 2.1;

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"Guarantor" means [Aegean Ace Maritime Company of 44 Hatzikiriakou Avenue, Piraeus, Greece] [AMP Maritime S.A. of 80 Broad Street, Monrovia, Republic of Liberia] [Silver Sea Shipping S.A. of 80 Broad Street, Monrovia, Republic of Liberia] and includes its successors in title;

"Incapacity" means, in relation to a person, the death, bankruptcy, unsoundness of mind, insolvency, liquidation, dissolution, winding-up, administration, receivership, amalgamation, reconstruction or other incapacity of that person whatsoever (and, in the case of a partnership, includes the termination or change in the composition of the partnership);

"Operating Account" means a Dollar account of the Guarantor opened or (as the context may require) to be opened with the Bank with account number [•] and includes any sub-accounts thereof and any other account designated in writing by the Bank to be an Operating Account for the purposes of this Guarantee and is the "[Aegean Ace} [Aegean Champion] [Aegean Star] Operating Account" referred to in the Agreement;

"Operating Account Pledge" means a first priority pledge executed or (as the context may require) to be executed by the Guarantor in favour of the Bank in respect of (inter alia) the Operating Account;

"Relevant Jurisdiction" means any jurisdiction in which or where the Guarantor is incorporated, resident, domiciled, has a permanent establishment, carries on, or has a place of business or is otherwise effectively connected; and

"Ship" means the motor vessel [Aegean Ace, a 1992-built, (approximately) 1,615 dwt double-hull tanker registered under the name and in the ownership of the Guarantor under the laws and flag of the Hellenic Republic with IMO Number 9038232] [Aegean Champion, a 1991-built, (approximately) 23,400 dwt double-hull tanker registered under the name and in the ownership of the Guarantor under the laws and flag of the Republic of Liberia with IMO Number 9010802] [Aegean Star, a 1980-built, (approximately) 11,520 dwt double-hull tanker, registered under the name and in the ownership of the Guarantor and under the laws and flag of the Republic of Liberia with IMO Number 7922295].

1.3	Heading

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Guarantee.

1.4	Construction of certain terms

Clause 1.4 of the Agreement shall apply to this Guarantee as if set out herein.

2	Guarantee

2.1	Covenant to pay

In consideration of the Bank, at the request (inter alios) of the Guarantor, making or continuing loans or advances to, or otherwise giving credit or granting banking facilities or accommodation or granting time to, the Borrowers pursuant to the Agreement, the Guarantor hereby guarantees to pay to the Bank, on demand by the Bank all moneys and discharge all obligations and liabilities now or hereafter due, owing or incurred by the Borrowers to the Bank under or pursuant to the Agreement and the other Security Documents when the same become due for payment or discharge whether by acceleration or otherwise, and whether such moneys, obligations or liabilities are express or implied, present, future or contingent, joint or several, incurred as principal or surety, originally owing to the Bank or purchased or otherwise acquired by the Bank, denominated in Dollars or in any other currency, or incurred on any banking account or in any other manner whatsoever.

2

Such liabilities shall, without limitation, include interest (as well after as before judgment) to date of payment at such rates and upon such terms as may from time to time be agreed, commission, fees and other charges and all legal and other costs, charges and expenses on a full and unqualified indemnity basis which may be incurred by the Bank in relation to any such moneys, obligations or liabilities or generally in respect of the Borrowers, the Guarantor or any Collateral Instrument.

2.2	Guarantor as principal debtor; indemnity

As a separate and independent stipulation, the Guarantor agrees that if any purported obligation or liability of the Borrowers or either of them which would have been the subject of this Guarantee had it been valid and enforceable is not or ceases to be valid or enforceable against the Borrowers or either of them on any ground whatsoever whether or not known to the Bank (including, without limitation, any irregular exercise or absence of any corporate power or lack of authority of, or breach of duty by, any person purporting to act on behalf of the Borrowers or either of them or any legal or other limitation, whether under the Limitation Acts or otherwise or any disability or Incapacity or any change in the constitution of the Borrowers or either of them) the Guarantor shall nevertheless be liable to the Bank in respect of that purported obligation or liability as if the same were fully valid and enforceable and the Guarantor was the principal debtor in respect thereof. The Guarantor hereby agrees to keep the Bank fully indemnified on demand against all damages, losses, costs and expenses arising from any failure of the Borrowers or either of them to perform or discharge any such purported obligation or liability.

2.3	Statements of account conclusive

Any statement of account, signed as correct by an officer of the Bank, showing the amount of the Guaranteed Liabilities shall, in the absence of manifest error, be binding and conclusive on and against the Guarantor.

2.4	No security taken by Guarantor

The Guarantor warrants that it has not taken or received, and undertakes that until all the Guaranteed Liabilities of the Borrowers have been paid or discharged in full, it will not take or receive the benefit of any security from the Borrowers or either of them or any other person in respect of their obligations under this Guarantee.

2.5	Interest

The Guarantor agrees to pay interest on-each amount demanded of it under this Guarantee from the date of such demand until payment (as well after as before judgment) at the rate specified in clause 3.4 of the Agreement which shall apply to this Guarantee mutatis mutandis. Such interest shall be compounded at the end of each period determined for this purpose by the Bank in the event of it not being paid when demanded but without prejudice to any right of the Bank to require payment of such interest.

2.6	Continuing security and other matters

This Guarantee shall:

2.6.1
secure the ultimate balance from time to time owing to the Bank by the Borrowers or either of them and shall be a continuing security, notwithstanding any settlement of account or other matter whatsoever;

2.6.2	be in addition to any present or future Collateral Instrument, right or remedy held by or available to the Bank; and

2.6.3
not be in any way prejudiced or affected by the existence of any such Collateral Instrument, rights or remedies or by the same becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Bank dealing with, exchanging, varying or failing to

3

perfect or enforce any of the same or giving time for payment or indulgence or compounding with any other person liable.

2.7	Liability unconditional

The liability of the Guarantor shall not be affected nor shall this Guarantee be discharged or reduced by reason of:

2.7.1	the Incapacity or any change in the name, style or constitution of the Borrowers or either of them or any other person liable;

2.7.2
the Bank granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of, the Borrowers or either of them or any other person liable or renewing, determining, varying or increasing any accommodation, facility or transaction or otherwise dealing with the same in any manner whatsoever or concurring in, accepting or varying any compromise, arrangement or settlement or omitting to claim or enforce payment from the Borrowers or either of them or any other person liable; or

2.7.3
any act or omission which would not have discharged or affected the liability of the Guarantor had it been a principal debtor instead of a guarantor or by anything done or omitted which but for this provision might operate to exonerate the Guarantor.

2.8	Collateral Instruments

The Bank shall not be obliged to make any claim or demand on the Borrowers or either of them or to resort to any Collateral Instrument or other means of payment now or hereafter held by or available to it before the Bank enforcing this Guarantee and no action taken or omitted by the Bank in connection with any such Collateral Instrument or other means of payment shall discharge, reduce, prejudice or affect the liability of the Guarantor under this Guarantee nor shall the Bank be obliged to account for any money or other property received or recovered in consequence of any enforcement or realisation of any such Collateral Instrument or other means of payment in reduction of the Guaranteed Liabilities.

2.9	Waiver of Guarantor's rights

Until all the Guaranteed Liabilities have been paid, discharged or satisfied in full (and notwithstanding payment of a dividend in any liquidation or under any compromise or arrangement) the Guarantor agrees that, without the prior written consent of the Bank, it will not:

2.9.1	exercise its rights of subrogation, reimbursement and indemnity against the Borrowers or either of them or either other person liable;

2.9.2
demand or accept repayment in whole or in part of any indebtedness now or hereafter due to the Guarantor from the Borrowers or either of them or from any other person liable or demand or accept any Collateral Instrument in respect of the same or dispose of the same;

2.9.3	take any step to enforce any right against the Borrowers or either of them or any other person liable in respect of any Guaranteed Liabilities; or

2.9.4
claim any set-off or counterclaim against the Borrowers or either of them or any other person liable or claim or prove in competition with the Bank in the liquidation of the Borrowers or either of them or any other person liable or have the benefit of, or share in, any payment from or composition with, the Borrowers or any other person liable or any other Collateral Instrument now or hereafter held by the Bank for any Guaranteed Liabilities or for the obligations or liabilities of any other person liable but so that, if so directed by the Bank, it will prove for the whole or any part of its claim in the liquidation of the Borrowers or either of them or any other person liable on terms that the benefit of such proof and of all money received by it in respect thereof shall be held on trust for the Bank and applied in or towards discharge of the Guaranteed Liabilities in such manner as the Bank shall deem appropriate.

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The Guarantor also hereby waives unconditionally and unreservedly its rights under Articles 855, 861, 862, 863, 866, 867 and 868 of the Greek Civil Code.

2.10	Application and suspense accounts

All moneys received by the Bank (whether before or after any Incapacity of the Borrowers or either of them or the Guarantor) under or pursuant to any of the Security Documents to which the Guarantor is, or is to be, a party and expressed to be applicable in accordance with the provisions of this clause 2.10, shall be applied or, as the context may require, used by the Bank in the following manner:

2.10.1	first, in or towards the Expenses (as defined in the Mortgage);

2.10.2	secondly, in or towards any part of the Guaranteed Liabilities which has become due and payable; and

2.10.3
the surplus (if any) may be held by the Bank as continuing security for the Guaranteed Liabilities for a further application in accordance with clauses 2.10.1, 2.10.2 and 2.10.3 as and when any further Expenses are incurred and/or any further part of the Guaranteed Liabilities falls due,

Provided however that any money received by the Bank in connection with this Guarantee (whether before or after any Incapacity of the Borrowers or either of them or of the Guarantor) may be placed to the credit of a suspense account (and in the event that the Bank so places funds to such suspense account, such account should be interest bearing) with a view to preserving the rights of the Bank to prove for the whole of their claims against the Borrowers or either of them or the Guarantor or any other person liable or may be applied in or towards satisfaction of such part of the Guaranteed Liabilities as the Bank may from time to time conclusively determine in its absolute discretion.

2.11	Settlements conditional

Any release, discharge or settlement between the Guarantor and the Bank shall be conditional upon no security, disposition or payment to the Bank by the Borrowers or either of them or any other person liable being void, set aside or ordered to be refunded pursuant to any enactment or law relating to bankruptcy, liquidation, administration or insolvency or for any other reason whatsoever and if such condition shall not be fulfilled the Bank shall be entitled to enforce this Guarantee subsequently as if such release, discharge or settlement had not occurred and any such payment had not been made.

2.12	Guarantor to deliver up certain property

If, contrary to clauses 2.4 or 2.9 the Guarantor takes or receives the benefit of any security or receives or recovers any money or other property, such security, money or other property shall be held on trust for the Bank and shall be delivered to the Bank on demand.

2.13	Retention of this Guarantee

The Bank shall be entitled to retain this Guarantee after as well as before the payment or discharge of all the Guaranteed Liabilities for such period as the Bank may determine.

3	Payments and Taxes

3.1	No set off or counterclaim

All payments to be made by the Guarantor under this Guarantee shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 3.2, free and clear of any deductions or withholdings, in Dollars on the due date to such account as the Bank may specify in writing to the Guarantor from time to time.

5

3.2	Grossing up for Taxes

If at any time the Guarantor is required to make any deduction or withholding in respect of Taxes from any payment due under this Guarantee for the account of the Bank (or if the Bank is required to make any such deduction or withholding from a payment of moneys received under this Guarantee), the sum due from the Guarantor in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Bank receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Guarantor shall indemnify the Bank against any losses or costs incurred by it by reason of any failure of the Guarantor to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The Guarantor shall promptly deliver to the Bank any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

3.3	Currency indemnity

If any sum due from the Guarantor under this Guarantee or any order or judgment given or made in relation hereto has to be converted from the currency (the "first currency") in which the same is payable under this Guarantee or under such order or judgment into another currency (the "second currency") for the purpose of (a) making or filing a claim or proof against the Guarantor, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to this Guarantee, the Guarantor shall indemnify and hold harmless the Bank from and against any loss suffered as a- result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which the Bank may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. Any amount due from the Guarantor under this clause 3.3 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Guarantee and the term "rate of exchange" includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

4	Representations and warranties

4.1	Continuing representations and warranties

The Guarantor represents and warrants that:

4.1.1	Due incorporation

the Guarantor is duly incorporated and validly existing in good standing under the laws of [the Hellenic Republic] [the Republic of Liberia] as a [limited liability company] [Liberian corporation] and has power to carry on its business as it is now being conducted and to own its property and other assets;

4.1.2	Corporate power to guarantee

the Guarantor has power to execute, deliver and perform its obligations under this Guarantee and the other Security Documents to which it is a party; all necessary corporate, shareholder and other action has been taken to authorise -the execution, delivery and performance of the same and no limitation on the powers of the Guarantor to borrow or give guarantees will be exceeded as a result of this Guarantee;

6

4.1.3	Binding obligations

this Guarantee and the other Security Documents to which it is a party constitutes valid and legally binding obligations of the Guarantor enforceable in accordance with its terms;

4.1.4	No conflict with other obligations

the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, this Guarantee and the other Security Documents to which it is a party by the Guarantor will not (a) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which the Guarantor is subject, (b) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which the Guarantor is a party or is subject or by which it or any of its property is bound, (c) contravene or conflict with any provision of the Guarantor's constitutional documents or (d) result in the creation or imposition of or oblige the Guarantor to create any Encumbrance (other than a Permitted Encumbrance) on any of the Guarantor's undertakings, assets, rights or revenues;

4.1.5	No litigation

no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of the officers of the Guarantor, threatened against the Guarantor which could have a material adverse effect on the business, assets or financial condition of the Guarantor;

4.1.6	No filings required

save for the registration of the [Aegean Ace] [Aegean Champion] [Aegean Star] Mortgage with the relevant Registry, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Guarantee or any of the other Security Documents to which the Guarantor is or is to be a party that it or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to this Guarantee or any of the other Security Documents to which the Guarantor is or is to be a party and this Guarantee and each such other Security Document is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

4.1.7	Choice of law

the choice by the Guarantor of English law to govern this Guarantee and the other Security Documents to which the Guarantor is or is to be a party (other than the [Aegean Ace] [Aegean Champion] [Aegean Star] Mortgage and the Operating Account Pledge), the choice of [Greek] [Liberian] law to govern such Mortgage and the choice of Greek law to govern the Operating Account Pledge, and the submission by the Guarantor to the non-exclusive jurisdiction of the English courts are valid and binding;

4.1.8	No immunity

neither the Guarantor nor any of its assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement);

4.1.9	Consents obtained

every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by the Guarantor to authorise, or required by the Guarantor in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Guarantee or the other Security Documents to which the Guarantor is or is to be a party or the performance by the Guarantor of its obligations under this Guarantee and each such other Security Document has been obtained

7

or made and is in full force and effect and there has been no default in the observance of the conditions or restrictions (if any) imposed in, or in connection with, any of the same;

4.1.10	Shareholding

(i)	the Guarantor is a wholly-owned direct or indirect Subsidiary of the AMPNI Guarantor;

(ii)	no less than 20% of the total issued voting shares of the AMPNI Guarantor is ultimately been officially owned by Mr. Dimitrios Melissanidis; and

4.1.11	No material adverse change

there has been no material adverse change in the financial position or the operations of the Guarantor from that described to the Bank by the Borrowers and/or the Guarantor in the negotiation of the Agreement and this Guarantee.

4.2	initial representations and warranties

The Guarantor further represents and warrants that:

4.2.1	Pari passu

the obligations of the Guarantor under this Guarantee are direct, general and unconditional obligations of the Guarantor and rank at least pari passu with all other present and future unsecured and unsubordinated Indebtedness of the Guarantor with the exception of any obligations which are mandatorily preferred by law and not by contract;

4.2.2	No default under other Indebtedness

the Guarantor is not (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or any combination thereof be) in breach of or in default under any agreement relating to Indebtedness to which it is a party or by which it may be bound;

4.2.3	Information

the information, exhibits and reports furnished by the Guarantor to the Bank in connection or with the negotiation and preparation of this Guarantee are true and accurate in all material respects and not misleading; do not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained therein; there are no other facts the omission of which would make any fact or statement therein misleading;

4.2.4	No withholding Taxes

no Taxes are imposed by withholding or otherwise on any payment to be made by the Guarantor under this Guarantee or any of the other Security Documents to which the Guarantor is or is to be a party or are imposed on or by virtue of the execution or delivery by the Guarantor of this Guarantee or any of the other Security Documents to which the Guarantor is or is to be a party or any document or instrument to be executed or delivered under this Guarantee or any of the other Security Documents;

4.2.5	No Default

no Default has occurred and is continuing;

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4.2.6	The Ship

the Ship will, on the date of this Guarantee, be:

(a)	in the absolute ownership of the Guarantor who will, on and after such date, be the sole, legal and beneficial owner of the Ship;

(b)	permanently registered through the offices of the relevant Registry as a ship under the laws and flag of the relevant Flag State;

(c)	operationally seaworthy and in every way fit for service; and

(d)	classed with the relevant Classification free of all conditions, requirements and recommendations of the relevant Classification Society;

4.2.7	Ship's employment

(save as otherwise disclosed by the Guarantor and accepted by the Bank) the Ship is not nor will, on or before the date of this Guarantee, be subject to any charter or contract or to any agreement to enter into any charter or contract which, if entered into after the date of the relevant Ship Security Documents, would have required the consent of the Bank and, on or before the date of this Guarantee, there will not be any agreement or arrangement whereby the Earnings of the Ship may be shared with any other person;

4.2.8	Freedom from Encumbrances

neither the Ship, nor its Earnings, Insurances, Requisition Compensation (each as defined in the relevant Ship Security Documents) nor the Operating Account nor any other properties or rights which are, or are to be, the subject of any of the Security Documents nor any part thereof will be, on the date of this Guarantee, subject to any Encumbrance;

4.2.9	Compliance with Environmental Laws and Approvals

except as may already have been disclosed by the Borrowers in writing to, and acknowledged in writing by, the Bank:

(a)
the Guarantor and the other Relevant Parties and, to the best of the Guarantor's knowledge and belief (having made due enquiry), their respective Environmental Affiliates have complied with the provisions of all Environmental Laws;

(b)
the Guarantor and the other Relevant Parties and, to the best of the Guarantor's knowledge and belief (having made due enquiry), their respective Environmental Affiliates have obtained all Environmental Approvals and are in compliance with all such Environmental Approvals; and

(c)
neither the Guarantor nor any other Relevant Party nor, to the best of the Guarantor's knowledge and belief (having made due enquiry), any of their respective Environmental Affiliates have received notice of any Environmental Claim that the Guarantor or any other Relevant Party or any such Environmental Affiliate is. not in compliance with any Environmental Law or any Environmental Approval;

4.2.10	No Environmental Claims

except as may already have been disclosed by the Guarantor in writing to, and acknowledged in writing by, the Bank, there is no Environmental Claim pending or, to the best of the Guarantor's knowledge and belief, threatened against the Guarantor or the Ship or any other Relevant Party or any other Relevant Ship or, to the best of the Owner's knowledge and belief (having made due enquiry), any of their respective Environmental Affiliates;

9

4.2.11	No potential Environmental Claims

except as may already have been disclosed by the Guarantor in writing to, and acknowledged in writing by, the Bank, there has been no emission, spill, release or discharge of a Pollutant from the Ship or any other Relevant Ship owned by, managed or crewed by or chartered to any Relevant Party nor, (having made due enquiry) to the best of the Guarantor's knowledge and belief, from any Relevant Ship owned by, managed or crewed by or chartered to any other Relevant Party, which could give rise to an Environmental Claim; and

4.2.12	ISPS Code

the Guarantor has a valid and current 1SSC in respect of the Ship and the Ship shall be in compliance with the 1SPS Code.

4.3	Repetition of representations and warranties

On and as of each day from the date of this Guarantee until all moneys due or owing, whether actually or contingently, under the Agreement and/or the other Security Documents (including this Guarantee) have been paid in full and while all or any part of the Facility remains available, the Guarantor shall be deemed to repeat the representations and warranties in clause 4.1 as if made with reference to the facts and circumstances existing on each such day.

5	Undertakings and Operating Account

5.1	General

The Guarantor undertakes that, from the date of this Guarantee and so long as any moneys are owing, whether actually or contingently, under the Agreement or the other Security Documents (including this Guarantee) and while all or any part of the Facility remains available, it will:

5.1.1	Notice of default

promptly inform the Bank of any occurrence of which it becomes aware which might adversely affect its ability to perform its obligations under this Guarantee or any other Security Document to which it is a party and, without limiting the generality of the foregoing, will inform the Bank of any Default forthwith upon becoming aware thereof and will from time to time, if so requested by the Bank, confirm to the Bank in writing that, save as otherwise stated in such confirmation, no Default has occurred and is continuing;

5.1.2	Consents and licences

without prejudice to clause 4.1, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary or desirable under applicable law for the continued due performance of all its obligations under this Guarantee or any other Security Document to which it is a party;

5.1.3	Pari passu

ensure that its obligations under this Guarantee shall, without prejudice to the provisions of clause 5.1.6, at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract;

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5.1.4	Delivery of reports

deliver to the Bank as many copies as the Bank may reasonably require at the time of issue thereof every report, circular, notice or like document issued by the Guarantor to its shareholders or creditors in general;

5.1.5	Provision of other information

provide the Bank with such financial and other information concerning the Guarantor, the Ship, the Borrowers, the other Security Parties, the other members of the Group and their respective affairs, as the Bank may from time to time reasonably require;

5.1.6	Obligations under Security Documents

duly and punctually perform each of the obligations expressed to be assumed by it under the Security Documents to which it is a party;

5.1.7	Compliance with Code

and will procure that any Operator will, comply with and ensure that the Ship and any Operator at all times complies with the requirements of the Code, including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto throughout the Security Period (as defined in the relevant Ship Security Documents);

5.1.8	Withdrawal of DOC and SMC

and will procure that any Operator will, immediately inform the Bank if there is any threatened or actual withdrawal of its Operator's DOC or the SMC in respect of the Ship;

5.1.9	Issuance of DOC and SMC

and will procure that any Operator will, promptly inform the Bank upon the issuance to any Operator of a DOC and to the Ship of an SMC or the receipt by the Guarantor or any Operator of notification that its application for the same has been refused; and

5.1.10	ISPS Code compliance

and will procure that the Manager or any Operator will:

(a)	maintain at all times a valid and current ISSC respect of the Ship;

(b)	immediately notify the Bank in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC in respect of the Ship; and

(c)	procure that the Ship complies with the ISPS Code at all times.

5.2	Negative undertakings

The Guarantor undertakes that, from the date of this Guarantee and so long as any moneys are owing, whether actually or contingently, under the Agreement and/or the other Security Documents (including this Guarantee) and while all or any part of the Facility remains available, it will not, without the prior written consent of the Bank:

5.2.1	Negative pledge

permit any Encumbrance (other than a Permitted Encumbrance) by the Guarantor to subsist, arise or be created or extended over all or any part of its present or future undertaking, assets, rights or revenues to secure or prefer any present or future Indebtedness of the Guarantor or any other person;

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5.2.2	No merger

merge or consolidate with any other person or enter into any demerger, amalgamation or any corporate reconstruction or corporate redomiciliation of any type;

5.2.3	Disposals

sell, transfer, abandon, lend or otherwise dispose of or cease to exercise direct control over any part (being either alone or when aggregated with all other disposals falling to be taken into account pursuant to this clause 5.2.3 material in the opinion of the Bank in relation to the undertaking, assets, rights and revenues of the Guarantor) of its present or future undertaking, assets, rights or revenues (otherwise than by transfers, sales or disposals for full consideration in the ordinary course of trading, but excluding in any event the Ship or any other rights or assets which are subject to security created by the Security Documents) whether by one or a series of transactions related or not;

5.2.4	Other business

undertake any business other than the ownership and operation of the Ship and the chartering of the Ship to third parties;

5.2.5	Acquisitions

acquire any further assets other than the Ship and rights arising under contracts entered into by or on behalf of the Guarantor in the ordinary cause of its business of owning, operating and chartering the Ship;

5.2.6	Other obligations

incur any obligations except for obligations arising under the Ship Security Documents in respect of its Ship or the other Security Documents to which it is a party or contracts entered into in the ordinary course of its business of owning, operating and chartering the Ship;

5.2.7	No borrowing

incur any Borrowed Money except for Borrowed Money pursuant to the Security Documents;

5.2.8	Repayment of borrowings

repay the principal of, or pay interest on or any other sum in connection with any of its Borrowed Money except for Borrowed Money pursuant to the Security Documents;

5.2.9	Guarantees

issue any guarantees or indemnities or otherwise become directly or contingently liable for the obligations of any person, firm or corporation except pursuant to the Security Documents and except for guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which the Ship is entered, guarantees required to procure the release of the Ship from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of the Ship;

5.2.10	Loans

make any loans or grant any credit (save for normal trade credit in the ordinary course of business) to any person or agree to do so;

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5.2.11	Sureties

permit any Indebtedness of the Guarantor to any person (other than the Bank) to be guaranteed or otherwise assured against financial loss by any person (save for guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which its Ship is entered, guarantees required to procure the release of the Ship from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of the Ship);

5.2.12	Share capital and distribution

(a)	purchase or otherwise acquire for value any shares of its capital; or

(b)
declare or pay any dividends or distribute any of its present or future assets, undertakings, rights or revenues to any of its shareholders, if an Event of Default has occurred or will or, in the opinion of the Bank, is likely to occur as a result of, or following, the declaration or payment of dividends;

5.2.13	Subsidiaries

form or acquire any Subsidiaries;

5.2.14	Shareholdings

change, cause or permit any change in, the legal and/or beneficial ownership of any of the shares in the Guarantor which would result in the Guarantor ceasing to be a wholly-owned direct or indirect Subsidiary of the AMPNI Guarantor; or

5.2.15	Constitutional documents

permit, cause or agree to any material amendments or variation of its constitutional documents or any change of its corporate name.

5.3	Operating Account

The Guarantor undertakes with the Bank that it will:

5.3.1	on or before the date of this Guarantee, open the Operating Account; and

5.3.2
procure that all moneys payable to the Guarantor in respect of the Earnings (as defined in the Mortgage) of the Ship shall, unless and until the Bank directs to the contrary pursuant to clause 2.1.1 of the General Assignment, be paid to the Operating Account. Provided however that if any of the moneys paid to the Operating Account are payable in a currency other than Dollars, the Bank shall (and the Guarantor hereby irrevocably and unconditionally authorises and instructs the Bank to) convert such moneys into Dollars at the Bank's spot rate of exchange at the relevant time for the purchase of Dollars with such currency and the term "spot rate of exchange" shall include any premium and costs of exchange payable in connection with the purchase of Dollars with such currency.

5.4	Operating Account: withdrawals

Unless the Bank otherwise agrees in writing, the Guarantor shall not be entitled to withdraw any moneys from the Operating Account at any time from the date of this Guarantee and for so long as any moneys are owing actually or contingently under this Guarantee or any of the other Security Documents save that unless and until a Default shall occur and the Bank shall direct to the contrary, the Guarantor may withdraw moneys from the Operating Account for the following purposes (and, in respect of the payments referred to in clause 5.4.1, the Guarantor hereby irrevocably authorised and instructs the Bank at its discretion to effect any such transfer):

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5.4.1
to pay to the Bank any amount in or towards payments of any instalments of interest or principal in respect of the Loan owing under the Agreement or any other amounts then payable pursuant to the Agreement or any of the other Security Documents (including this Guarantee);

5.4.2	to pay the proper and reasonable operating expenses of the Ship;

5.4.3	to pay the proper and reasonable expenses of administering its affairs; and

5.4.4	to make any payment of dividends if not prohibited by clause 5.2.12.

5.5	Application of account

At any time after the occurrence of an Event of Default and following a demand made by the Bank under clause 2.1, the Bank may, without notice to the Guarantor, apply all moneys then standing to the credit of the Operating Account (together with interest from time to time accruing or accrued thereon) in or towards satisfaction of any sums due to the Bank under the Security Documents in the manner specified in clause 13.1 of the Agreement or the Bank may credit the same to a suspense account pursuant to and in accordance with clause 2.10 and for further application thereunder.

5.6	General terms

5.6.1
Amounts standing to the credit of the Operating Account shall (unless otherwise agreed between the Bank and the Guarantor) bear interest at the rates from time to time offered by the Bank to its customers for Dollar deposits in comparable amounts for comparable periods in comparable accounts. Interest shall accrue on the Operating Account from day to day and be calculated on the basis of actual days elapsed and a 360 day year and shall be credited to the Operating Account at such times as the Bank and the Guarantor shall agree.

5.6.2	No withdrawal may be made from the Operating Account if the Operating Account is overdrawn or would become overdrawn as a result of such withdrawal.

5.7	Pledging of account

The Operating Account and all amounts from time to time standing to the credit thereof shall be subject to the security constituted and the rights conferred by the Operating Account Pledge.

6	Set-off

The Guarantor authorises the Bank, at any time and without notice to the Guarantor, to apply any credit balance to which the Guarantor is then entitled on any account of the Guarantor with the Bank at any of its branches in or towards satisfaction of any sum then due and payable from the Guarantor to the Bank under this Guarantee. For this purpose the. Bank is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application. The Bank shall not be obliged to exercise any right given to it by this clause 6. The Bank shall notify the Guarantor forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto.

7	Benefit of this Guarantee

7.1	Benefit and burden

This Guarantee shall be binding upon the Guarantor and its successors in title and shall enure for the benefit of the Bank and its successors in title Assignees or Transferees. The Guarantor expressly acknowledges and accepts the provisions of clause 14 of the Agreement and agrees that any person in favour of whom an assignment or a transfer is made in accordance with such clause shall be entitled to the benefit of this Guarantee.

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7.2	Changes in constitution or reorganisation of the Bank

For the avoidance of doubt and without prejudice to the provisions of clause 7.1, this Guarantee shall remain binding on the Guarantor notwithstanding any change in the constitution of the Bank or its absorption in, or amalgamation with, or the acquisition of all or part of its undertaking or assets by, any other person, or any reconstruction or reorganisation of any kind, to the intent that this Guarantee shall remain valid and effective in all respects in favour of any successor in title or Assignees or Transferees of the Bank in the same manner as if such successor in title or Assignees or Transferees had been named in this Guarantee as a party instead of, or in addition to, the Bank.

7.3	No assignment by Guarantor

The Guarantor may not assign or transfer any of its rights or obligations under this Guarantee.

7.4	Disclosure of information

The Bank may without the consent of the Guarantor disclose to a prospective assignee or transferee or to any other person who may propose entering into contractual relations with the Bank in relation to this Guarantee such information about the Guarantor as the Bank shall consider appropriate.

8	Notices and other matters

8.1	Notice

Clause 15 of the Agreement shall apply to this Guarantee as if set out herein save that every notice, request, demand or other communication under this Guarantee shall be sent:

8.1.1	if to the Guarantor at:

c/o Aegean Bunkering Services Inc.
42 Hatzikyriakou Street
185 38 Piraeus
Greece

Fax:	+30 210 458 6243
Attention:	Mrs. Theodora -Papadogianni

8.1.1	if to the Bank at:

Piraeus Bank
A.E. 47-49 Akti Miaouli
185 36 Piraeus
Greece

Fax:	+30 210 429 2601
Attention:	Relationship Manager

or to such other address or facsimile number as is notified by the Guarantor or the Bank to the other parties to this Guarantee.

8.2	No implied waivers, remedies cumulative

No failure or delay on the part of the Bank to exercise any power, right or remedy under this Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in this Guarantee are cumulative and are not exclusive of any remedies provided by law.

15

8.3	English translations

All certificates, instruments and other documents to be delivered under or supplied in connection with this Guarantee shall be in the English language or shall be accompanied by a certified English translation upon which the Bank shall be entitled to rely.

8.4	Other guarantors

The Guarantor agrees to be bound by this Guarantee notwithstanding that any other person intended to execute or to be bound by any other guarantee or assurance under or pursuant to the Agreement may not do so or may not be effectually bound and notwithstanding that such other guarantee or assurance may be determined or be or become invalid or unenforceable against any other person, whether or not the deficiency is known to the Bank.

8.5	Expenses

The Guarantor agrees to reimburse the Bank on demand for all legal and other costs, charges and expenses on a full and unqualified indemnity basis which may be incurred by the Bank in relation to the enforcement of this Guarantee against the Guarantor.

8.6	Partial invalidity

lf, at any time, any provision of this Guarantee is or becomes illegal, invalid or unenforceable in any respect under any law or jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision in any other respect or under the law of any other jurisdiction will be affected or impaired in any way.

8.7	Miscellaneous

8.7.1
This Guarantee contains the entire agreement of the parties and its provisions supersede any and all other prior correspondence and oral negotiation by the parties in respect of the matters regulated by the Guarantee.

8.7.2
This Guarantee and its terms and provisions shall not be amended or varied in its terms by any oral agreement or representation or in any other manner other than by an instrument in writing or even date herewith or subsequent hereto executed by or on behalf of the parties hereto.

9	Law and jurisdiction

9.1	Law

This Guarantee and any non-contractual obligations in connection with this Guarantee are governed by, and shall be construed in accordance with, English law.

9.2	Submission to jurisdiction

The Guarantor agrees for the benefit of the Bank that any legal action or proceedings arising out of or in connection with this Guarantee (including any non-contractual obligations connected with this Guarantee) against the Guarantor or any of its assets may be brought in the English courts, irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Riches Consulting at present of Old Jarretts Farmhouse, Brantridge Lane, Balcombe, West Sussex RH17 6JR, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Bank to take proceedings against the Guarantor in the courts of any other competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The Guarantor further agrees that only the courts of England and not those of any other State shall have

16

jurisdiction to determine any claim which the Guarantor may have against the Bank arising out of or in connection with this Guarantee (including any non-contractual obligations connected with this Guarantee).

9.3	Contracts (Rights of Third Parties) Act 1999

No term of this Guarantee is enforceable under the provisions of the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Guarantee.

IN WITNESS whereof the parties to this Guarantee have caused this Guarantee to be duly executed as a deed on the date first above written.

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EXECUTED as a DEED	)
by	)
for and on behalf of	)
[AEGEAN ACE MARITIME COMPANY]	)	Attorney-in-Fact
[AMP MARITIME S.A.]	)
[SILVER SEA SHIPPING S.A.]	)
in the presence of:	)

Witness Name:

EXECUTED as a DEED	)
by	)
for and on behalf of	)
duly authorized for and on behalf of	)	Authorised Signatory
PIRAEUS BANK A.E.	)
in the presence of:	)
	)	Authorised Signatory

Witness Name:

18

Schedule 6
Form of Aegean Management Guarantee

19

Private & Confidential

Dated                       March 2010

AGEAN MANAGEMENT SERVICES M.C.	(1)

and

PIRAEUS BANK A.E.	(2)

CORPORATE GUARANTEE

Contents

Clause		Page

1	Interpretation	1

2	Guarantee	2

3	Payments and Taxes	5

4	Representations and warranties	6

5	Undertakings	8

6	Set-off	10

7	Benefit of this Guarantee	10

8	Notices and other matters	10

9	Law and jurisdiction	11

THIS GUARANTEE is dated               March 2010 and made BETWEEN:

(1)	AEGEAN MANAGEMENT SERVICES M.C. (the "Guarantor"); and

(2)	PIRAEUS BANK A.E. (the "Bank").

WHEREAS:

(A)
by a facility agreement dated 11 March 2008 (the "Principal Agreement") and made between (1) Milos I Maritime Inc., Baldwin Management Co. ("Baldwin") and Vera Navigation S.A. as joint and several borrowers (therein and (excluding Baldwin) herein together referred to as the "Borrowers") and (2) the Bank as lender, as amended and restated by a first supplemental agreement dated 22 December 2008 (the "First Supplemental Agreement") and as further amended and supplemented by a second supplemental agreement dated               March 2010 (the "Second Supplemental Agreement" and, together with the Principal Agreement and the First Supplemental Agreement, the "Agreement"), each made between (inter alios) the Borrowers and the Bank, the Bank agreed (inter alia) to make available to the Borrowers, upon the terms and conditions therein contained, an overdraft facility of up to Thirty million Dollars ($30,000,000); and

(B)
the execution and delivery of this Guarantee is one of the conditions precedent to the Bank making the Facility available under the Agreement and it is the Aegean Management Guarantee referred to in the Agreement.

IT IS AGREED as follows:

1.	Interpretation

1.1	Defined expressions

In this Guarantee, unless the context otherwise requires or unless otherwise defined in this Guarantee, words and expressions defined in the Agreement and used in this Guarantee shall have the same meanings where used in this Guarantee.

1.2	Definitions

In this Guarantee, unless the context otherwise requires:

"Aegean Bunkering" means Aegean Bunkering Services Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 and includes its successors in title;

"Bank" means Piraeus Bank A.E., a company incorporated in Greece with its registered office at 4 Amerikis, 105 64 Athens, acting for the purposes of this Guarantee through its office at 47-49 Akti Miaouli, 185 36 Piraeus, Greece and includes its successors in title and its Assignees and/or Transferees;

"Borrowed Money" means Indebtedness in respect of (i) money borrowed or raised and debit balances at banks, (ii) any bond, note, loan stock, debenture or similar debt instrument, (iii) acceptance or documentary credit facilities, (iv) receivables sold or discounted (otherwise than on a non-recourse basis), (v) deferred payments for assets or services acquired, (vi) finance leases and hire purchase contracts, (vii) swaps, forward exchange contracts, futures and other derivatives, (viii) any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money or of any of (ii) to (vii) above and (ix) guarantees in respect of Indebtedness of any person falling within any of (i) to (viii) above;

"Collateral Instruments" means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees, indemnities and other assurances against financial loss and any other documents or instruments which contain or evidence an

1

obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any indebtedness or liabilities of the Borrowers or either of them or any other person liable and includes any documents or instruments creating or evidencing a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest of any kind;

"Group" means, together, the AMPNI Guarantor and its Subsidiaries from time to time (including, for the avoidance of doubt, each Borrower, Aegean Bunkering, each Owner and the Guarantor) and "member of the Group" shall be construed accordingly;

"Guarantee" includes each separate or independent stipulation or agreement by the Guarantor contained in this Guarantee;

"Guaranteed Liabilities" means all moneys, obligations and liabilities expressed to be guaranteed by the Guarantor in clause 2.1;

"Guarantor" includes the successors in title of the Guarantor;

"Incapacity" means, in relation to a person, the death, bankruptcy, unsoundness of mind, insolvency, liquidation, dissolution, winding-up, administration, receivership, amalgamation, reconstruction or other incapacity of that person whatsoever (and, in the case of a partnership, includes the termination or change in the composition of the partnership); and

"Relevant Jurisdiction" means any jurisdiction in which or where the Guarantor is incorporated, resident, domiciled, has a permanent establishment, carries on, or has a place of business or is otherwise effectively connected.

1.3	Heading

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Guarantee.

1.4	Construction of certain terms

Clause 1.4 of the Agreement shall apply to this Guarantee as if set out herein.

2	Guarantee

2.1	Covenant to pay

In consideration of the Bank making or continuing loans or advances to, or otherwise giving credit or granting banking facilities or accommodation or granting time to, the Borrowers pursuant to the Agreement, the Guarantor hereby irrevocably and unconditionally guarantees to pay to the Bank, on demand by the Bank all moneys and discharge all obligations and liabilities now or hereafter due, owing or incurred by the Borrowers or either of them to the Bank under or pursuant to the Agreement and the other Security Documents or any of them, when the same become due for payment or discharge whether by acceleration or otherwise, and whether such moneys, obligations or liabilities are express or implied, present, future or contingent, joint or several, incurred as principal or surety, originally owing to the Bank or purchased or otherwise acquired by it, denominated in Dollars or in any other currency, or incurred on any banking account or in any other manner whatsoever.

Such liabilities shall, without limitation, include interest (as well after as before judgment) to date of payment at such rates and upon such terms as may from time to time be agreed, commission, fees and other charges and all legal and other costs, charges and expenses on a full and unqualified indemnity basis which may be incurred by the Bank in relation to any such moneys, obligations or liabilities or generally in respect of the Borrowers or either of them, the Guarantor or any Collateral Instrument.

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2.2	Guarantor as principal debtor; indemnity

As a separate and independent stipulation, the Guarantor agrees that if any purported obligation or liability of the Borrowers or either of them which would have been the subject of this Guarantee had it been valid and enforceable is not or ceases to be valid or enforceable against the Borrowers or either of them on any ground whatsoever whether or not known to the Bank (including, without limitation, any irregular exercise or absence of any corporate power or lack of authority of, or breach of duty by, any person purporting to act on behalf of the Borrowers or either of them or any legal or other limitation, whether under the Limitation Acts or otherwise or any disability or Incapacity or any change in the constitution of the Borrowers or either of them) the Guarantor shall nevertheless be liable to the Bank in respect of that purported obligation or liability as if the same were fully valid and enforceable and the Guarantor were the principal debtor in respect thereof. The Guarantor hereby agrees to keep the Bank fully indemnified on demand against all damages, losses, costs and expenses arising from any failure of the Borrowers or either of them to perform or discharge any such purported obligation or liability.

2.3	Statements of account conclusive

Any statement of account, signed as correct by an officer of the Bank, showing the amount of the Guaranteed Liabilities shall, in the absence of manifest error, be binding on and conclusive against the Guarantor.

2.4	No security taken by Guarantor

The Guarantor warrants that it has not taken or received, and undertakes that until all the Guaranteed Liabilities of the Borrowers have been paid or discharged in full, it will not take or receive, the benefit of any security from the Borrowers or either of them or any other person in respect of its obligations under this Guarantee.

2.5	Interest

The Guarantor agrees to pay interest on each amount demanded of it under this Guarantee from the date of such demand until payment (as well after as before judgment) at the rate specified in clause 3.4 of the Agreement which shall apply to this Guarantee mutatis mutandis. Such interest shall be compounded at the end of each period determined for this purpose by the Bank in the event of it not being paid when demanded but without prejudice to any Bank's right to require payment of such interest.

2.6	Continuing security and other matters

This Guarantee shall:

2.6.1
secure the ultimate balance from time to time owing to the Bank by the Borrowers or either of them and shall be a continuing security, notwithstanding any settlement of account or other matter whatsoever;

2.6.2	be in addition to any present or future Collateral instrument, right or remedy held by or available to the Bank; and

2.6.3
not be in any way prejudiced or affected by the existence of any such Collateral Instrument, rights or remedies or by the same becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Bank dealing with, exchanging, varying or failing to perfect or enforce any of the same or giving time for payment or indulgence or compounding with any other person liable.

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2.7	Liability unconditional

The liability of the Guarantor shall not be affected nor shall this Guarantee be discharged or reduced by reason of:

2.7.1	the Incapacity or any change in the name, style or constitution of the Borrowers or either of them or any other person liable;

2.7.2
the Bank granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of, the Borrowers or either of them or any other person liable or renewing, determining, varying or increasing any accommodation, facility or transaction or otherwise dealing with the same in any manner whatsoever or concurring in, accepting or varying any compromise, arrangement or settlement or omitting to claim or enforce payment from the Borrowers or either of them or any other person liable; or

2.7.3
any act or omission which would not have discharged or affected the liability of the Guarantor had it been a principal debtor instead of a guarantor or by anything done or omitted which but for this provision might operate to exonerate the Guarantor.

2.8	Collateral Instruments

The Bank shall not be obliged to make any claim or demand on the Borrowers or either of them or to resort to any Collateral Instrument or other means of payment now or hereafter held by or available to it before the Bank enforcing this Guarantee and no action taken or omitted by the Bank in connection with any such Collateral Instrument or other means of payment shall discharge, reduce, prejudice or affect the liability of the Guarantor under this Guarantee nor shall the Bank be obliged to apply any moneys or other property received or recovered in consequence of any enforcement or realisation of any such Collateral Instrument or other means of payment in reduction of the Guaranteed Liabilities.

2.9	Waiver of Guarantor's rights

Until all the Guaranteed Liabilities have been paid, discharged or satisfied in full (and notwithstanding payment of a dividend in any liquidation or under any compromise or arrangement) the Guarantor agrees that, without the prior written consent of the Bank, it will not:

2.9.1	exercise its rights of subrogation, reimbursement and indemnity against the Borrowers or either of them or any other person liable;

2.9.2
demand or accept repayment in whole or in part of any Indebtedness now or hereafter due to the Guarantor from the Borrowers or either of them or from any other person liable or demand or accept any Collateral Instrument in respect of the same or dispose of the same;

2.9.3	take any step to enforce any right against the Borrowers or either of them or any other person liable in respect of any Guaranteed Liabilities; or

2.9.4
claim any set-off or counterclaim against the Borrowers or either of them or any other person liable or claim or prove in competition with the Bank in the liquidation of the Borrowers or either of them or any other person liable or have the benefit of, or share in, any payment from or composition with the Borrowers or either of them or any other person liable or any other Collateral Instrument now or hereafter held by the Bank for any Guaranteed Liabilities or for the obligations or liabilities of any other person liable but so that, if so directed by the Bank, it will prove for the whole or any part of its claim in the liquidation of the Borrowers or either of them or any other person liable on terms that the benefit of such proof and of all money received by it in respect thereof shall be held on trust for the Bank and applied in or towards discharge of the Guaranteed Liabilities in such manner as the Bank shall deem appropriate.

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2.10	Suspense accounts

Any moneys received in connection with this Guarantee (whether before or after any Incapacity of the Borrowers or either of them or the Guarantor) may be placed to the credit of a suspense account with a view to preserving the rights of the Bank to prove for the whole of its claims against the Borrowers or either of them or any other person liable or may be applied in or towards satisfaction of such of the Guaranteed Liabilities as the Bank may from time to time conclusively determine in its absolute discretion.

2.11	Settlements conditional

Any release, discharge or settlement between the Guarantor and the Bank shall be conditional upon no security, disposition or payment to the Bank by the Borrowers or either of them or any other person liable being void, set aside or ordered to be refunded pursuant to any enactment or law relating to bankruptcy, liquidation, administration or insolvency or for any other reason whatsoever and if such condition shall not be fulfilled the Bank shall be entitled to enforce this Guarantee subsequently as if such release, discharge or settlement had not occurred and any such payment had not been made.

2.12	Guarantor to deliver up certain property

If, contrary to clauses 2.4 or 2.9, the Guarantor takes or receives the benefit of any security or receives or recovers any money or other property, such security, money or other property shall be held on trust for the Bank and shall be delivered to the Bank on demand.

2.13	Retention of this Guarantee

The Bank shall be entitled to retain this Guarantee after as well as before the payment or discharge of all the Guaranteed Liabilities for such period as the Bank may determine.

3	Payments and Taxes

3.1	No set off or counterclaim

All payments to be made by the Guarantor under this Guarantee shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 3.2, free and clear of any deductions or withholdings, in Dollars on the due date to such account of the Bank as it may specify in writing to the Guarantor.

3.2	Grossing up for Taxes

If at any time the Guarantor is required to make any deduction or withholding in respect of Taxes from any payment due under this Guarantee for the account of the Bank, the sum due from the Guarantor in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Bank receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Guarantor shall indemnify the Bank against any losses or costs incurred by it by reason of any failure of the Guarantor to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The Guarantor shall promptly deliver to the Bank any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

3.3	Currency indemnity

If any sum due from the Guarantor under this Guarantee or any order or judgment given or made in relation hereto has to be converted from the currency (the "first currency") in which the same is payable under this Guarantee or under such order or judgment into another currency (the "second currency") for the purpose of (a) making or filing a claim or proof against

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the Guarantor, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to this Guarantee, the Guarantor shall indemnify and hold harmless the Bank from and against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which the Bank may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. Any amount due from the Guarantor under this clause 3.3 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Guarantee and the term "rate of exchange" includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

4	Representations and warranties

4.1	Continuing representations and warranties

The Guarantor represents and warrants to the Bank that:

4.1.1	Due incorporation

the Guarantor is duly incorporated and validly existing in good standing under the laws of the Hellenic Republic as a limited liability company and has power to carry on its business as it is now being conducted and to own its property and other assets;

4.1.2	Corporate power

the Guarantor has power to execute, deliver and perform its obligations under this Guarantee; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same;

4.1.3	Binding obligations

this Guarantee constitutes valid and legally binding obligations of the Guarantor enforceable in accordance with its terms;

4.1.4	No conflict with other obligations

the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, this Guarantee by the Guarantor will not:

(i)	contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which the Guarantor is subject; or

(ii)
conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which the Guarantor is a party or is subject or by which it or any of its property is bound; or

(iii)	contravene or conflict with any provision of the constitutional documents of the Guarantor; or

(iv)	result in the creation or imposition of or oblige the Guarantor to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertakings, assets, rights or revenues of the Guarantor;

4.1.5	No litigation

no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of the officers of the Guarantor, threatened against the Guarantor or any of its

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Related Companies or any other Security Party which could have a material adverse effect on the business, assets, operations or financial condition of the Guarantor or the Group;

4.1.6	No filings required

it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Guarantee that it or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to this Guarantee and this Guarantee is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

4.1.7	Choice of law

the choice of English law to govern this Guarantee and the submission by the Guarantor to the non-exclusive jurisdiction of the English courts are valid and binding;

4.1.8	No immunity

neither the Guarantor nor any of its assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgement, execution or other enforcement);

4.1.9	Consents obtained

every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by the Guarantor to authorise, or required by the Guarantor in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Guarantee or the performance by the Guarantor of its obligations under this Guarantee has been obtained or made and is in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in, or in connection with, this Guarantee; and

4.1.10	Shareholdings

the Guarantor is a wholly-owned Subsidiary of the AMPNI Guarantor.

4.2	Initial representations and warranties

The Guarantor further represents and warrants to the Bank that:

4.2.1	Pari passu

the obligations of the Guarantor under this Guarantee are direct, general and unconditional obligations of the Guarantor and rank at least pari passu with all other present and future unsecured and unsubordinated indebtedness of the Guarantor except for obligations which are mandatorily preferred by operation of law and not by contract;

4.2.2	No default under other Indebtedness

the Guarantor is not (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or combination thereof be) in breach of or in default under any agreement relating to Indebtedness to which it is a party or by which it may be bound;

4.2.3	Information

the information, exhibits and reports furnished by the Guarantor to the Bank in connection with the negotiation and preparation of this Guarantee are true and accurate in all material respects and not misleading, do not omit material facts and all reasonable enquiries have

7

been made to verify the facts and statements contained therein; there are no other facts the omission of which would make any fact or statement therein misleading;

4.2.4	No withholding Taxes

no Taxes are imposed by withholding or otherwise on any payment to be made by the Guarantor under this Guarantee or are imposed on or by virtue of the execution or delivery by the Guarantor of this Guarantee or any other document or instrument to be executed or delivered under this Guarantee;

4.2.5	No Default

no Default has occurred and is continuing; and

4.2.6	No material adverse change

there has been no material adverse change in the financial position or the operations of the Guarantor from that described to the Bank by the Borrowers and/or the Guarantor in the negotiation of the Agreement and/or this Guarantee.

4.3	Repetition of representations and warranties

On and as of each day falling after the date of this Agreement and so long as any moneys are owing, whether actually or contingently, under any of the Security Documents and while all or any part of the Facility remains available, the Guarantor shall be deemed to repeat the representations and warranties in clause 4.1 as if made with reference to the facts and circumstances existing on such day.

5	Undertakings

5.1	General

The Guarantor undertakes with the Bank that, from the date of this Guarantee and so long as any moneys are owing, whether actually or contingently, under any of the Security Documents and while all or any part of the Facility remains outstanding, it will:

5.1.1	Notice of Default

promptly inform the Bank of any occurrence of which it becomes aware which might adversely affect the ability of any Security Party to perform its obligations under any of the Security Documents and, without limiting the generality of the foregoing, will inform the Bank of any Default forthwith upon becoming aware thereof and will from time to time, if so requested by the Bank, confirm to the Bank in writing that, save as otherwise stated in such confirmation, no Default has occurred and is continuing;

5.1.2	Consents and licences

without prejudice to clauses 4.1 of this Guarantee, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary or desirable under applicable law for the continued due performance of all the obligations of the Guarantor under this Guarantee;

5.1.3	Pari passu

ensure that its obligations under this Guarantee shall, without prejudice to the provisions of clause 5.2, at all times rank at feast pan passu with all its other present and future unsecured

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and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract;

5.1.4	Delivery of reports

deliver to the Bank copies of every report, circular, notice or like document issued by the Guarantor to its shareholders or creditors generally; and

5.1.5	Provision of further information

provide the Bank with such financial or other information concerning the Borrowers, the Guarantor, the other Security Parties, the other members of the Group, the Group as a whole, and their respective affairs as the Bank may from time to time reasonably require, including, without limitation, any management information, information relating to the position, trading and/or employment of the Ships and any actual or proposed purchase of vessels by any member of the Group, and any other documents or information as may be reasonably required by the Bank.

5.2	Negative undertakings

The Guarantor undertakes with the Bank that, from the date of this Guarantee and so long as any moneys are owing, whether actually or contingently, under the Security Documents and while all or any part of the Facility remains outstanding, it will not, without the prior written consent of the Bank:

5.2.1	Negative pledge

permit any Encumbrance (other than a Permitted Encumbrance) to subsist, arise or be created or extended over all or any part of its present or future undertaking, assets, rights or revenues in order to secure or prefer any present or future Indebtedness or other liability or obligation of the Guarantor or any other person;

5.2.2	No merger

merge or consolidate with any other person or enter into a demerger, amalgamation, corporate reorganisation or re-domiciliation of any type;

5.2.3	Disposals

sell, transfer, abandon, lend or otherwise dispose of or cease to exercise direct control over any part (being either alone or when aggregated with all other disposals falling to be taken into account pursuant to this clause 5.2.3 material in the opinion of the Bank in relation to the undertaking, assets, rights and revenues of the Guarantor taken as a whole) of its present or future undertaking, assets, rights or revenues (otherwise than by transfers, sales or disposals for full consideration in the ordinary course of trading) whether by one or a series of transactions related or not;

5.2.4	Other business

undertake any business other than that carried out by it on the date of this Guarantee; or

5.2.5	Share capital and distribution

(a)	purchase or otherwise acquire for value any shares of its capital or distribute any of its other present or future assets, undertaking, rights or revenues to any of its shareholders; or

(b)
declare or pay any dividends to any of its shareholders if an Event of Default has occurred or will or, in the opinion of the Bank, is likely to occur as a result of, or following, the declaration or payment of dividends.

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6	Set-off

The Guarantor authorises the Bank to apply any credit balance to which the Guarantor is then entitled on any account of the Guarantor with the Bank at any of its branches in or towards satisfaction of any sum then due and payable from the Guarantor to the Bank under this Guarantee. For this purpose the Bank is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application. The Bank shall not be obliged to exercise any right given to it by this clause 6. The Bank shall notify the Guarantor forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto.

7	Benefit of this Guarantee

7.1	Benefit and burden

This Guarantee shall be binding upon the Guarantor and its successors in title and shall enure for the benefit of the Bank and its successors in title, Assignees and/or Transferees. The Guarantor expressly acknowledges and accepts the provisions of clause 16 of the Agreement and agrees that any person in favour of whom an assignment or a transfer is made in accordance with such clause shall be entitled to the benefit of this Guarantee.

7.2	Changes in constitution or reorganisation of Bank

For the avoidance of doubt and without prejudice to the provisions of clause 7.1, this Guarantee shall remain binding on the Guarantor notwithstanding any change in the constitution of any of the Bank or its absorption in, or amalgamation with, or the acquisition of all or part of its undertaking or assets by, any other person, or any reconstruction or reorganisation of any kind, to the intent that this Guarantee shall remain valid and effective in all respects in favour of any successor in title, Assignee or Transferee of the Bank in the same manner as if such successor in title, Assignee or Transferee had been named in this Guarantee as a party instead of, or in addition to, the Bank.

7.3	No assignment by Guarantor

The Guarantor may not assign or transfer any of its rights or obligations under this Guarantee.

7.4	Disclosure of information

The Bank may, without the consent of the Guarantor, disclose to a prospective assignee or transferee or to any other person who may propose entering into contractual relations with the Bank in relation to the Agreement such information about the. Guarantor as the Bank shall consider appropriate.

8	Notices and other matters

8.1	Notice

Clause 16.1 of the Agreement shall apply to this Guarantee as if set out herein and every notice, request, demand or other communication under this Guarantee shall be sent:

8.1.1	if to the Guarantor at:

Aegean Management Services M.C.
42 Hatzikiriakou Avenue
185 38 Piraeus
Greece

Fax no:	+30 210 458 6271
Attention:	Kyriakos Kyriakou

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8.1.2	if to the Bank at:

Piraeus Bank
A.E. 47-49 Akti Miaouli
Piraeus 185 36
Greece

Fax No:	+30 210 429 2601
Attention:	Relationship Manager

or to such other address or facsimile number as is notified by the Guarantor or the Bank to the other party to this Guarantee.

8.2	No implied waivers, remedies cumulative

No failure or delay on the part of the Bank to exercise any power, right or remedy under this Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in this Guarantee are cumulative and are not exclusive of any remedies provided by law.

8.3	English translations

All certificates, instruments and other documents to be delivered under or supplied in connection with this Guarantee shall be in the English language or shall be accompanied by a certified English translation upon which the Bank shall be entitled to rely.

8.4	Other guarantors

The Guarantor agrees to be bound by this Guarantee notwithstanding that any other person intended to execute or to be bound by any other guarantee or assurance under or pursuant to the Agreement may not do so or may not be effectually bound and notwithstanding that such other guarantee or assurance may be determined or be or become invalid or unenforceable against any other person, whether or not the deficiency is known to the Bank.

8.5	Expenses

The Guarantor agrees to reimburse the Bank on demand for all legal and other costs, charges and expenses on a full and unqualified indemnity basis which may be incurred by the Bank in relation to the enforcement of this Guarantee against-the Guarantor.

8.6	Partial invalidity

If, at any time, any provision of this Guarantee is or becomes illegal, invalid or unenforceable in any respect under any law or jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision in any other respect or under the law of any other jurisdiction will be affected or impaired in any way.

9	Law and jurisdiction

9.1	Law

This Guarantee and any non-contractual obligations connected with this Guarantee are governed by, and shall be construed in accordance with, English law.

9.2	Submission to jurisdiction

The Guarantor agrees for the benefit of the Bank that any legal action or proceedings arising out of or in connection with this Guarantee (including any non-contractual obligations connected

11

with this Guarantee) against the Guarantor or any of its assets may be brought in the English courts, irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Riches Consulting at present of Old Jarretts Farmhouse, Brantridge Lane, Balcombe, West Sussex RH17 6JR, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Bank to take proceedings against the Guarantor in the courts of any other competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The Guarantor further agrees that only the courts of England and not those of any other state shall have jurisdiction to determine any claim which the Guarantor may have against the Bank arising out of or in connection with this Guarantee (including any non-contractual obligations connected with this Guarantee).

9.3	Contracts (Rights of Third Parties) Act 1999

No term of this Guarantee is enforceable under the provisions of the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Guarantee.

IN WITNESS whereof the parties to this Guarantee have caused this Guarantee to be duly executed as a deed on the date first above written.

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EXECUTED as a DEED	)
by	)
for and on behalf of	)
AEGEAN MANAGEMENT SERVICES M.C.	)	Attorney-in-Fact
in the presence of:	)

Witness Name:

EXECUTED as a DEED	)
by	)
and by	)
for and on behalf of	)	Authorised Signatory
PIRAEUS BANK A.E.	)
in the presence of:	)
	)	Authorised Signatory

Witness Name:

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Schedule 7
Form of New Manager's Undertaking

14

Private & Confidential

Manager's Undertaking

To:	Piraeus Bank A.E.
47-49 Akti Miaouli
Piraeus 185 36
Greece

From:	[Aegean Management Services M.C.
42 Hatzikiriakou Street
185 38 Piraeus
Greece]

[Aegean Bunkering Services Inc.
Trust Company Complex
Ajeltake Road
Ajeltake Island
Majuro
Marshall Islands MH96960]

[●] 2010
Dear Sirs

Overdraft facility of up to (originally) US$20,000,000 to Milos I Maritime Inc. and Vera Navigation S.A. under facility agreement dated 11 March 2008 as amended and restated by a first supplemental agreement dated 22 December 2008 and as further amended and restated by a second supplemental agreement dated [●] 2010

1	Facility Agreement

1.1
We understand that under a facility agreement dated 11 March 2008 between (1) yourselves, Piraeus Bank A.E. (the "Bank" which expression includes the Bank's successors in title, Assignees and Transferees) and (2) Milos I Maritime Inc., Baldwin Management Co. ("Baldwin") and Vera Navigation S.A. as joint and several borrowers (therein and (excluding Baldwin) herein together referred to as the "Borrowers") as amended and restated by a first supplemental agreement dated 22 December 2008 and as further amended and restated by a second supplemental agreement dated [•] 2009 (together the "Loan Agreement"), each made between (inter alios) the Borrowers and the Bank, the Bank has agreed to make available to the Borrowers an overdraft facility of up to US$30,000,000 and that it is a condition to the Bank continuing to make the Facility available to the Borrowers that we, [Aegean Management Services M.C.] [Aegean Bunkering Services Inc.] (the "Manager"), enter into this letter (the "Letter") in favour of the Bank.

1.2	Words and expressions defined in the Loan Agreement shall, unless otherwise defined herein, have the same meanings when used herein.

2	Confirmation of appointment

We hereby confirm that we have been appointed as the [technical] manager of m.v. [Aegean Ace] [Aegean Champion] [Aegean Star] (the "Ship") registered under [Greek] [Liberian] [Liberian] flag in the name of [Aegean Ace Maritime Company] [AMP Maritime S.A.] [Silver Sea Shipping S.A.] (hereinafter referred to as the "Owner") pursuant to a management agreement (the "Management Agreement") dated [4 May 2009] made between ourselves and the Owner and that we have accepted our appointment thereunder in accordance with the terms and conditions thereof.

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3	Representations and warranties

3.1
We hereby represent and warrant to the Bank that the copy of the Management Agreement set out in Appendix 1 to this Letter is a true and complete copy of the Management Agreement, that the Management Agreement constitutes valid and binding obligations of the Manager enforceable in accordance with its terms and that there have been no amendments or variations thereto or defaults thereunder by the Manager or, to the best of the Manager's knowledge and belief, the Owner.

3.2	We hereby further confirm that the representations and warranties set out in clauses 7.2.9, 7.2.10 and 7.2.11 of the Loan Agreement are true and correct in all respects.

4	Undertakings

The Manager undertakes with the Bank that during the Security Period (as such term is defined in the general assignment dated [●] 2010 (the "General Assignment") executed by the Owner in favour of the Bank):

4.1	the Manager will not agree or purport to agree to any amendment or variation of the Management Agreement without the prior written consent of the Bank;

4.2
the Manager will procure that any sub-manager appointed by the Manager pursuant to the provisions of the Management Agreement or otherwise will, on or before the date of such appointment, enter into an undertaking in favour of the Bank in substantially the same form (mutatis mutandis) as this Letter;

4.3
the Manager will not, without the prior written consent of the Bank, take any action or institute any proceedings or make or assert any claim on or in respect of the Ship or its policies and contracts of insurance (which expression includes all entries of the Ship in a protection and indemnity or war risks association) which are from time to time during the Security Period (as such term is defined in the General Assignment) in place or taken out or entered into by or for the benefit of the Owner (whether in the sole name of the Owner or in the joint names of the Owner and the Bank or otherwise) in respect of the Ship and her Earnings (as such term is defined below) or otherwise howsoever in connection with the Ship and all benefits thereof (including claims of whatsoever nature and return of premiums) (together the "Insurances") or all moneys whatsoever from time to time due or payable to the Owner during the Security Period (as such term is defined in the General Assignment) arising out of the use or operation of the Ship including (but without limiting the generality of the foregoing) all freight, hire and passage moneys, income arising under pooling arrangements, compensation payable to the Owner in the event of requisition of the Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys, and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship (the "Earnings") or any other property or other assets of the Owner which the Bank has previously advised the Manager are subject to any Encumbrance or right of set-off in favour of the Bank by virtue of any of the Security Documents executed in favour of the Bank pursuant to the Loan Agreement;

4.4
the Manager does hereby subordinate any claim that it may have against the Owner or otherwise in respect of the Ship and her Earnings, Insurances and Requisition Compensation (as such term is defined in the General Assignment) to the claims of the Bank under the Loan Agreement and the other Security Documents and undertakes to exercise no right to which it may be entitled in respect of the Owner and/or the Ship and/or her Earnings and/or Insurances and/or Requisition Compensation in competition with the Bank;

4.5	the Manager will discontinue any such action or proceedings or claim which may have been taken, instituted or made or asserted, promptly upon notice from the Bank to do so;

4.6	the Manager will promptly notify the Bank if at any time the amount owed by the Owner to the Manager pursuant to the Management Agreement (whether in respect of the Manager's

2

remuneration or disbursements or otherwise) exceeds US$100,000 or the equivalent in other currencies; and

4.7	the Manager will provide the Bank with such information concerning the Ship as the Bank may from time to time reasonably require.

5	Insurance assignment

5.1
By way of security for the aggregate of the Overdraft and interest accrued and accruing thereon, the Expenses (as such term is defined in the General Assignment) and all other sums of money  from time to time owing by the Owner to the Bank, whether actually or contingently, under the Security Documents or any of them to which the Owner is or is to be a party (the "Outstanding Indebtedness") the Manager with full title guarantee hereby irrevocably and unconditionally assigns and agrees to assign to the Bank all of the Manager's rights, title and interest in and to all the benefit of the insurances.

5.2
The Manager hereby undertakes to procure that a duly completed notice in the form set out in Appendix 2 to this Letter is given to all insurers of the Ship and to procure that such notice is promptly endorsed on all policies and entries in respect of the Insurances and agrees promptly to authorise and/or instruct any broker, insurer or association with or through whom Insurances may be effected to endorse on any policy or entry or otherwise to give effect to such loss payable clause as may be stipulated by the Bank.

5.3
The Bank shall, at the Manager's cost and request, re-assign to the Manager all the Manager's right, title and interest in the Insurances upon the Outstanding Indebtedness being discharged in full to the satisfaction of the Bank.

5.4
Any moneys in respect of the Insurances which would (but for the assignment contained in clause 5.1 above) be payable to the Manager shall be applied in accordance with clause 2.3 of the General Assignment.

6	Acknowledgement

The Manager hereby acknowledges that it has seen and has reviewed the Loan Agreement and the other Security Documents and agrees (a) to abide by and to observe the provisions thereof insofar as the same are applicable to it as therein provided and (b) not to do anything or omit to do anything that may cause the Borrowers to be in breach of any of their obligations thereunder.

7	Law and jurisdiction

7.1	The agreement constituted by this Letter and any non-contractual obligations in connection with this Letter are governed by and shall be construed in accordance with English law.

7.2
The Manager agrees, for the benefit of the Bank, that any legal action or proceedings arising out of or in connection with this Letter (including any non-contractual obligations connected with it) against the Manager or any of its assets may be brought in the English courts. The Manager irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Riches Consulting at present of Old Jarretts Farmhouse, Brantridge Lane, Balcombe, West Sussex RH17 6JR, England, to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the rights of the Bank to take any proceedings against the Manager in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

3

7.3	No term of this Letter is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Letter or to whom this Letter is not addressed.

Yours faithfully,

For and on behalf of
[AEGEAN MANAGEMENT SERVICES M.C.] [AEGEAN BUNKERING SERVICES INC.]

4

Appendix 1
Copy of the Management Agreement

5

Appendix 2
Notice of Assignment

We, [AEGEAN MANAGEMENT SERVICES M.C.] [AEGEAN BUNKERING SERVICES INC.], the managers of m.v. [Aegean Ace] [Aegean Champion] [Aegean Star], HEREBY GIVE NOTICE to you that by a first assignment dated [●] 2010 and entered into by us with PIRAEUS BANK A.E. there has been assigned by us to the said PIRAEUS BANK A.E. as first assignees all of our right, title and interest in and to the insurances in respect of the said Ship including the insurances constituted by the Policy whereon this notice is endorsed.

SIGNED
For and on behalf of
[AEGEAN MANAGEMENT SERVICES M.C.] [AEGEAN BUNKERING SERVICES INC.]
Dated: [●]

6

Schedule 8
Form of Aegean Ace Tripartite General Assignment

7

Private & Confidential

Dated                       March 2010

AGEAN ACE MARITIME COMPANY	(1)

and

AEGEAN OIL S.A.	(2)

and

PIRAEUS BANK A.E.	(3)

TRIPARTITE GENERAL ASSIGNMENT relating to m.t. Aegean Ace

Contents

Clause		Page

1	Definitions	2

2	Representations and warranties	6

3	Undertakings	10

4	Mortgage and assignment	10

5	Covenant to pay	12

6	Charterer's guarantee and assignment	12

7	Continuing security and other matters	15

8	Owner's undertakings	18

9	Charterer's undertakings	20

10	Covenants concerning insurance and operational matters	23

11	Powers of Mortgagee to protect security and remedy defaults	29

12	Powers of Mortgagee on Event of Default	30

13	Application of moneys	31

14	Remedies cumulative and other provisions	32

15	Costs and indemnity	33

16	Attorney	33

17	Further assurance	34

18	Sale of Ship	34

19	Payments and Taxes	35

20	Benefit of this deed	35

21	Notices	36

22	Counterparts	37

23	Severability of provisions	37

24	Law and jurisdiction	37

Schedule 1 Forms of Loss Payable Clauses		38

Schedule 2 Forms of Notices of Assignment of Insurances		41

Schedule 3 Form of Notice of Assignment of Owner's Earnings		43

Schedule 4 Form of Notice of Assignment of Charterer's Earnings		44

THIS TRIPARTITE GENERAL ASSIGNMENT is dated               March 2010 and made BETWEEN:

(1)	AEGEAN ACE MARITIME COMPANY, a company incorporated in the Hellenic Republic whose registered office is at 44 Hatzikiriakou Street, 185 38 Piraeus, Greece (the "Owner");

(2)	AEGEAN OIL S.A., a company incorporated in the Hellenic Republic whose registered office is at 42 Hatzikiriakou Street, 185 38 Piraeus, Greece (the "Charterer); and

(3)
PIRAEUS BANK A.E., a company incorporated in Greece whose registered office is at 4 Amerikis, 105 64 Athens, Greece acting for the purpose of this Deed through its office at 47-49 Akti Miaouli, 185 36 Piraeus, Greece (the "Mortgagee").

WHEREAS:

(A)	the Owner is the sole, absolute and unencumbered (save under the Mortgage as defined below), legal and beneficial owner of all the shares in the Ship described in clause 1.2;

(B)
by a facility agreement dated 11 March 2008 (the "Principal Agreement") and made between (1) Vera Navigation S.A., Baldwin Management Co. ("Baldwin") and Milos I Maritime Inc. as joint and several borrowers (therein and (excluding Baldwin) herein together referred to as the "Borrowers") and (2) the Mortgagee as lender (therein referred to as the "Bank"), as amended and restated by a first supplemental agreement dated 22 December 2008 (the "First Supplemental Agreement") and a second supplemental agreement dated                      March 2010 (the "Second Supplemental Agreement" and, together with the Principal Agreement and the First Supplemental Agreement, the "Loan Agreement"), each made between (inter alios) the Borrowers and the Mortgagee, the Mortgagee agreed (inter alia) to make available to the Borrowers, upon the terms and conditions therein contained, an overdraft facility of up to Thirty million Dollars ($30,000,000);

(C)
pursuant to the Loan Agreement there has been or will be executed by the Owner in favour of the Mortgagee a first preferred Greek ship mortgage dated              March 2010 (the "Mortgage") on the vessel Aegean Ace documented in the name of the Owner under the laws and flag of the Hellenic Republic in the B Class Register of Steamships at the Port of Piraeus under registration number                  (the "Ship") and the Mortgage has been or will be registered at the competent Department of the Greek Mercantile Marine at the Port of Piraeus as security for the payment by the Owner of the Outstanding Indebtedness (as therein defined);

(D)
by a guarantee dated    March 2010 and executed by the Owner in favour of the Mortgagee (the "Corporate Guarantee"), the Owner (inter alia) guaranteed any and all liabilities and obligations of the Borrowers under the Loan Agreement and the other Security Documents;

(E)
by a bareboat charter dated 30 April 2009 made between the Owner and the Charterer and as the same may be amended from time to time (the "Charter"), the Owner has agreed to let, and the Charterer has agreed to take, the Ship on demise charter for the period of twelve (12) months from the date of delivery of the Ship to the Charterer thereunder upon the terms and conditions therein mentioned;

(F)
the Loan Agreement provided (inter elle) that as a condition precedent to the Mortgagee continuing to make the Facility available, the Owner and the Charterer should enter into a deed supplemental to the Mortgage substantially in the form of this Deed, to secure (inter alia) all sums of money from time to time owing to the Mortgagee under the Loan Agreement; and

(G)
this Deed is supplemental to the Corporate Guarantee and the Mortgage and to the security thereby created and constitutes a Security Document as referred to in the Loan Agreement but shall nonetheless continue in full force and effect notwithstanding any discharge of the Mortgage.

NOW THIS DEED WITNESSES AND IT IS HEREBY AGREED as follows:

1.	Definitions

1.1	Defined expressions

Words and expressions defined in the Loan Agreement and/or the Corporate Guarantee shall, unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Deed.

1.2	Definitions

In this Deed, unless the context otherwise requires:

"Approved Brokers" means such firm or firms of insurance brokers, appointed by the Owner (during the Non-Charter Period) or by the Charterer (during the Charter Period), as may from time to time be approved in writing by the Mortgagee for the purposes of this Deed;

"Casualty Amount" means Two hundred and fifty thousand Dollars ($250,000) (or the equivalent in any other currency);

"Charter" means the bareboat charter dated 30 April 2009 made between the Owner and the Charterer as referred to in Recital (E) above as amended, supplemented and/or extended from time to time;

"Charter Earnings" means all Earnings payable by the Charterer to the Owner under or pursuant to the Charter and/or any moneys payable to the Owner under or pursuant to any guarantee, security or other assurance given to the Owner at any time in respect of the Charterer's obligations under or pursuant to the Charter;

"Charterer" means Aegean Oil S.A. of 42 Hatzikiriakou Street, 185 38 Piraeus, Greece and includes its successors in title;

"Charterer's Assigned Property" means all of the Charterer's rights, title and interest in and to:

(a)	the Charterer's Earnings;

(b)	the Insurances; and

(c)	any Requisition Compensation;

"Charterer's Earnings" means all Earnings payable to the Charterer;

"Charterer's Guarantee Indebtedness" means the aggregate of all sums of money from time to time owing, actually or contingently, to the Mortgagee, under or pursuant to the guarantee and indemnity given by the Charterer in favour of the Mortgagee and contained in clause 6.1;

"Charter Period" means such part of the period of the Charter as falls within the Security Period or, in the event of expiration or determination of the period of the Charter prior to the expiration of the Security Period, the period down to the expiration or determination of the period of the Charter;

"Charter Rights" means all of the rights of the Owner under or pursuant to the Charter and any guarantee, security or other assurance given to the Owner at any time in respect of the Charterer's obligations under or pursuant to the Charter including (without limitation) the right to receive the Charter Earnings;

"Collateral Instruments" means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees, indemnities and other assurances against financial loss and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any indebtedness or liabilities of the Owner or either of the Borrowers or any other person liable and includes any documents or instruments creating or evidencing a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest of any. kind;

"Corporate Guarantee" means the corporate guarantee dated             March 2010 mentioned in recital (D);

"Delivery" means the delivery of the Ship by the Owner, and the acceptance of the Ship by the Charterer, pursuant to the Charter;

"Delivery Date" means the date upon which Delivery occurs;

"Earnings" means all moneys whatsoever from time to time due or payable to any person during the Security Period arising out of the use or operation of the Ship including (but without limiting the generality of the foregoing) all freight, hire and passage moneys, income arising under pooling arrangements, compensation payable to such person in the event of requisition of the Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys, and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship;

"Event of Default" means any of the events or circumstances described in clause 10.1 of the Loan Agreement;

"Expenses" means the aggregate at any relevant time (to the extent that the same have not been received or recovered by the Mortgagee) of:

(a)
all losses, liabilities, costs, charges, expenses, damages and outgoings of whatever nature (including, without limitation, Taxes, repair costs, registration fees and insurance premiums) suffered, incurred or paid by the Mortgagee in connection with the exercise of the powers referred to in or granted by this Deed or otherwise payable by the Owner in accordance with clause 15; and

(b)
interest on all such losses, liabilities, costs, charges, expenses, damages and outgoings from the date on which the same were suffered, incurred or paid by the Mortgagee until the date of receipt or recovery thereof (whether before or after judgment) at a rate per annum calculated in accordance with clause 2.5 of the Corporate Guarantee (as conclusively certified by the Mortgagee, as the case may be);

"Flag State" means the Hellenic Republic or such other state or territory designated in writing by the Mortgagee, at the request of the Owner, as being the Flag State of the Ship for the purposes of the Security Documents;

"Guaranteed Liabilities" has the meaning ascribed to it in the Corporate Guarantee;

"Incapacity" means, in relation to a person, the death, bankruptcy, unsoundness of mind, insolvency, liquidation, dissolution, winding-up, administration, receivership, amalgamation, reconstruction or other incapacity of that person whatsoever (and, in the case of a partnership, includes the termination or change in the composition of the partnership);

"Insurances" means all policies and contracts of insurance (which expression includes all entries of the Ship in a protection and indemnity or war risks association) which are from time to time during the Security Period in place or taken out or entered into by or for the benefit of, among others, the Owner and/or the Charterer (whether in the sole name of the Owner, or in the joint names of the Owner, the Charterer and the Mortgagee or otherwise) in respect of the Ship and her Earnings or otherwise howsoever in connection with the Ship and all benefits thereof (including claims of whatsoever nature and return of premiums);

"Loan Agreement" means the facility agreement dated 11 March 2008 as amended from time to time and mentioned in recital (B) hereto;

"Loss Payable Clauses" means the provisions regulating the manner of payment of sums receivable under the insurances which are to be incorporated in the relevant insurance documents, such Loss Payable Clauses to be in the forms set out in Part A of schedule 1 during the Charter Period or in the forms set out in Part B of schedule 1 during any Non-Charter Period, or in such other forms as may from time to time be required or agreed in writing by the Mortgagee;

"Manager" means Aegean Management Services M.C. of 42 Hatzikiriakou Street, 185 38 Piraeus, Greece or any other person appointed by the Owner, with the prior written consent of the Mortgagee, as the Manager of the Ship and includes its successors in title;

"Mortgage" means the mortgage mentioned in recital (C);

"Mortgaged Property" means:

(a)	the Ship;

(b)	the Insurances;

(c)	the Charter Earnings and all other Owner's Earnings;

(d)	all other Charter Rights; and

(e)	any Requisition Compensation;

"Mortgagee" includes its successors in title and its Assignees and/or Transferees;

"Non-Charter Period" means any part of the Security Period not falling within the Charter Period;

"Notice of Assignment of Insurances" means a notice of assignment in the form set out in Part A of schedule 2 during the Charter Period or in the form set out in Part B of schedule 2 during any Non-Charter Period or in such other form as may from time to time be required or agreed in writing by the Mortgagee;

"Operating Account" means an interest bearing euro account of the Owner opened by the Owner with the Mortgagee with account number 5104-045949-689 EUR and includes any other account designated in writing by the Mortgagee to be an "Operating Account" for the purposes of this Deed;

"Outstanding Indebtedness" means the aggregate of the Guaranteed Liabilities and interest accrued and accruing thereon, the Expenses, the Overdraft and all other sums of money from time to time owing to the Mortgagee, whether actually or contingently, under the Corporate Guarantee, the Loan Agreement, the other Security Documents or any of them;

"Owner" includes the successors in title of the Owner;

"Owner's Earnings" means the Charter Earnings and all other Earnings payable to the Owner;

"Port of Registry" means the port of Piraeus or such other port of registry in the Flag State approved in writing by the Mortgagee on which the Ship is, or is to be, registered at the date of this Deed or at any relevant time hereafter;

"Related Company" of a person means any Subsidiary of such person, any company or other entity of which such person is a Subsidiary and any Subsidiary of any such company or entity;

"Requisition Compensation" means all sums of money or other compensation from time to time payable during the Security Period by reason of the Compulsory Acquisition of the Ship;

"Security Documents" means the Loan Agreement, this Deed, the Mortgage, the Corporate Guarantee and any other such document as is defined in the Loan Agreement as a Security Document or as may have been or may hereafter be executed to guarantee and/or secure all or any part of the Guaranteed Liabilities and all or any part of the Overdraft, interest thereon and other moneys from time to time owing by the Borrowers or either of them pursuant to the Loan Agreement, or by the Owner pursuant to the Corporate Guarantee (whether or not any such document also secures moneys from time to time owing pursuant to any other document or instrument);

"Security Period" means the period commencing on the date hereof and terminating upon discharge of the security created by the Security Documents by payment of all moneys payable thereunder; and

"Total Loss" means:

(a)	the actual, constructive, compromised or arranged total loss of the Ship; or

(b)	the Compulsory Acquisition of the Ship; or

(c)
the hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of the Ship (other than where the same amounts to the Compulsory Acquisition of the Ship) by any Government Entity, or by persons acting or purporting to act on behalf of any Government Entity, unless the Ship be released and restored (during any Non-Charter Period) to the Owner or (during the Charter Period) the Charterer (as the case may be) from such hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation within sixty (60) days after the occurrence thereof.

1.3	Insurance terms

In clause 10.1.1:

1.3.1
"excess risks" means the proportion (if any) of claims for general average, salvage and salvage charges and under the ordinary collision clause not recoverable in consequence of the value at which the Ship is assessed for the purpose of such claims exceeding her insured value;

1.3.2
"protection and indemnity risks" means the usual risks (including oil pollution and freight, demurrage and defence cover) covered by a United Kingdom protection and indemnity association or a protection and indemnity association which is managed in London (including, without limitation, the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the huff and machinery policies by reasons of the incorporation in such policies of clause 8 of the Institute Time Clauses (Hulls) (1/11/95) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision); and

1.3.3	"war risks" includes those risks covered by the standard form of English marine policy with Institute War and Strikes Clauses Hulls - Time (1/11/95) attached or similar cover.

1.4	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Deed.

1.5	Construction of certain terms

In this Deed, unless the context otherwise requires:

1.5.1	references to clauses and schedules are to be construed as references to clauses of, and schedules to, this Deed and references to this Deed include its schedules;

1.52
references to (or to any specified provision of) this Deed or any other document shall be construed as references to this Deed, that provision or that document as in force for the time being and as amended in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties;

1.5.3	words importing the plural shall include the singular and vice versa;

1.5.4	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.5.5
references to a "guarantee" shall include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and "guaranteed" shall be construed accordingly; and

1.5.6	references to statutory provisions shall be construed as references to those provisions as replaced or amended or re-enacted from time to time.

1.6	Conflict with Loan Agreement and Corporate Guarantee

As between the Owner and the Mortgagee, this Deed shall be read together with the Loan Agreement and the Corporate Guarantee but in case of any conflict between this Deed and any of the other instruments, the provisions of the Loan Agreement or (as the case may be) the Corporate Guarantee shall prevail.

1.7	Conflict with Charter

If and to the extent that any of the covenants and undertakings given by the Charterer in this Deed may conflict with any of the provisions of the Charter, such covenants and undertakings shall (as between the Mortgagee on the one hand and the Owner and the Charterer on the other hand but not otherwise) prevail over such provisions.

2	Representations and warranties

2.1	Continuing representations and warranties

The Charterer represents and warrants to the Mortgagee that:

2.1.1	Due incorporation

it is duly incorporated and validly existing in good standing under the laws of Greece as a Greek company with limited liabilities, has no centre of main interests, permanent establishment or place of business outside the jurisdiction in which it is incorporated and has power to carry on its business as it is now being conducted and to own its property and other assets;

2.1.2	Corporate power

it has power to execute, deliver and perform its obligations under the Charter and such of the Security Documents to which it is, or is to be, a party and has power to execute and deliver and perform its obligations under the Charter and the Security Documents to which it is, or is to be, a party, and all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of the Charterer to borrow or give guarantees or security will be exceeded as a result of the execution, delivery and performance of the Charterer's obligations under this Deed;

2.1.3	Binding obligations

the Charter and the Security Documents to which it is, or is to be, a party Constitute or will, when executed, constitute its valid and legally binding obligations enforceable in accordance with their respective terms;

2.1.4	No conflict with other obligations

the execution and delivery of, the performance of its obligations under, and compliance by it with, the provisions of the Charter and the Security Documents to which it is, or is to be, a party, will not (i) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which it is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which it is a party or is subject or by which it or any of its property is bound, (iii) contravene or conflict with any provision of its articles of incorporation, by-laws or other constitutional documents or (iv) result in the creation or imposition of or oblige it or any of its Related Companies to create any Encumbrance (other than a Permitted Encumbrance) on any of its undertaking, assets, rights or revenues or those of any of its Related Companies;

2.1.5	No litigation

no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of its officers, threatened against the Charterer or any of its Related Companies which could have a material adverse effect on the business, assets or financial condition of the Charterer or any of its Related Companies;

2.1.6	No filings required

it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Charter or any of the Security Documents to which it is, or is to be, a party that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to the Charter or any of such Security Documents and the Charter and each of such Security Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

2.1.7	Choice of law

the choice of Greek law to govern the Charter and the choice of English law to govern the Security Documents to which it is, or is to be, a party and the submission therein by the Charterer to the non-exclusive jurisdiction of the Greek courts or (as the case may be) English courts are valid and binding;

2.1.8	No immunity

neither it nor any of its assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgement, execution or other enforcement);

2.1.9	Shareholdings

the Charterer is legally and ultimately beneficially owned by such person or persons as disclosed by or on behalf of the Charterer and/or the Owner to the Mortgagee in the negotiation of the Loan Agreement and this Deed; and

2.1.10	Consents obtained

every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by it to authorise, or required by it in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of any of the Charter and any of the Security Documents to which it is, or is to be, a party or the performance by it of its obligations under the Charter and such Security

Documents has been obtained or made and is in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in, or in connection with, any of the same.

2.2	Initial representations and warranties

The Charterer represents and warrants to the Mortgagee that:

2.2.1	Pari passu

its obligations under this Deed are its direct, general and unconditional obligations and rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract;

2.2.2	No default under other Borrowed Money

neither it nor any of its Related Companies is (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or combination thereof be) in breach of or in default under any agreement relating to Borrowed Money to which it is a party or by which it may be bound;

2.2.3	Information

the information, exhibits and reports furnished by it to the Mortgagee in connection with the negotiation and preparation of the Security Documents are true and accurate in all material respects and not misleading, do not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained therein, and there are no other facts the omission of which would make any fact or statement therein misleading;

2.2.4	No withholding Taxes

no Taxes are imposed by withholding or otherwise on any payment to be made by it under the Charter or the Security Documents to which it is, or is to be, a party or are imposed on or by virtue of its execution or delivery of the Charter or any of such Security Documents or any other document or instrument to be executed or delivered under the Charter or any of such Security Documents;

2.2.5	Ship's employment

(save for the Charter) the Ship is not and will not on or before the date of this Deed, be subject to any charter or contract or to any agreement to enter into any charter or contract entered into by the Charterer which, if entered into by it after the date of this Deed, would have required the consent of the Mortgagee and there is not, and on or before the date of this Deed will not be, any agreement or arrangement between the Charterer and any other person whereby any Charterer's Earnings otherwise payable to it may be shared with any other person;

2.2.6	Freedom from Encumbrances

the Charterer is the sole, legal and beneficial owner of the whole of the Charterer's Assigned Property and neither the Charterer's Assigned Property nor any part thereof are or will be, on the date of this Deed, subject to any Encumbrance created by it or arising due to its act or omission or its use or operation of the Ship and it has not (save as disclosed in writing to the Mortgagee) received notice of any Encumbrance (other than pursuant to the Security Documents) in respect thereof created by any other person;

2.2.7	Commissions etc.

there are no commissions, rebates, premiums or other payments in connection with the Charter other than as disclosed to the Mortgagee in writing prior to the date hereof;

2.2.8	Compliance with Environmental Laws and Approvals

except as may already have been disclosed by the Charterer in writing to, and acknowledged in writing by, the Mortgagee:

(a)	the Charterer and, to the best of its knowledge and belief (having made due enquiry), its Environmental Affiliates have complied with the provisions of all Environmental Laws;

(b)
the Charterer and, to the best of its knowledge and belief (having made due enquiry), its Environmental Affiliates have obtained all Environmental Approvals and are in compliance with all such Environmental Approvals; and

(c)
neither the Charterer nor, to the best of its knowledge and belief (having made due enquiry), any of its Environmental Affiliates has received notice of any Environmental Claim that the Charterer or any such Environmental Affiliate is not in compliance with any Environmental Law or any Environmental Approval;

2.2.9	No Environmental Claims

except as may already have been disclosed by the Charterer in writing to, and acknowledged in writing by, the Mortgagee, there is no Environmental Claim pending or, to the best of its knowledge and belief, threatened against the Charterer or the Ship or any other ship owned, managed or crewed by, or chartered to, the Charterer or, to the best of its knowledge and belief (having made due enquiry) any of its Environmental Affiliates;

2.2.10	No potential Environmental Claims

except as may already have been disclosed by the Charterer in writing to, and acknowledged in writing by, the Mortgagee, there has been no emission, spill, release or discharge of a Material of Environmental Concern from the Ship or any other ship owned by, managed or crewed by, or chartered to, the Charterer nor, to the best of its knowledge and belief (having made due enquiry), from any other ship owned by, managed or crewed by, or chartered to, the Charterer which could give rise to an Environmental Claim;

2.2.11	No material adverse change

there has been no material adverse change in the Charterer's financial position or the combined financial position of the Charterer and its Related Companies from that described by the Charterer to the Mortgagee in the negotiation of this Deed; and

2.2.12	Copies true and complete

the copies of each of the documents to which the Charterer is, or is to be, a party delivered or to be delivered to the Mortgagee pursuant to clause 9.1 of the Loan Agreement are, or will when delivered be, true and complete copies of such document, each of such documents will when delivered constitute valid and binding obligations of the parties thereto enforceable in accordance with its terms and there will have been no amendments or variations thereof or default thereunder.

2.3	Repetition of representations and warranties

On and as of each day from the date of this Deed until all moneys due or owing, whether actually or contingently, under the Loan Agreement and/or the other Security Documents (including this Deed) have been paid in full and while all or any part of the Facility remains available, the Charterer shall be deemed to repeat the representations and warranties in clauses 2.1 and 2.2 as if made with reference to the facts and circumstances existing on each such day.

3	Undertakings

3.1	General

The Charterer undertakes with the Mortgagee that throughout the Charter Period it will:

3.1.1	Notice of default

promptly inform the Mortgagee of any occurrence of which it becomes aware which might adversely affect its ability to perform its obligations under this Deed and of any Default forthwith upon becoming aware thereof and will from time to time, if so requested by the Mortgagee, confirm to the Mortgagee in writing that, save as otherwise stated in such confirmation, no Default has occurred and is continuing;

3.1.2	Consents and licences

without prejudice to clause 2.1, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary or desirable under applicable law for the continued due performance of all its obligations under this Deed and the other Security Documents to which it is or is to be a party;

3.1.3	Pari passu

ensure that its obligations under this Deed shall, without prejudice to the provisions of clause 32, at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract;

3.1.4	Delivery of reports

deliver to the Mortgagee as many copies as the Mortgagee may reasonably require at the time of issue thereof of every report, circular, notice or like document issued by the Charterer to its shareholders or creditors generally; and

3.1.5	Provision of further information

provide the Mortgagee with such financial and other information concerning the Charterer, the Owner, the other Security Parties, the other Relevant Parties and their respective affairs as the Mortgagee may from time to time reasonably require.

3.2	Negative undertakings

The Charterer undertakes that throughout the Charter Period it will not, without the prior written consent of the Mortgagee appoint any manager of the Ship other than the Manager relevant to the Ship or terminate or amend the terms of the Management Agreement in respect of the Ship.

4	Mortgage and assignment

4.1	Mortgage and assignment

By way of security for payment of the Outstanding Indebtedness the Owner with full title guarantee hereby mortgages and charges to and in favour of the Mortgagee all its rights, title and interest present and future in and to the Mortgaged Property and, without prejudice to the generality of the foregoing, hereby assigns and agrees to assign to the Mortgagee absolutely all its rights, title and interest in and to the Charter Earnings and any other Owner's Earnings, any other Charter Rights, the Insurances and any Requisition Compensation, and all its benefits and interests present and future therein. Provided however that:

4.1.1	Owner's Earnings

the Owner's Earnings shall be payable to the Operating Account until an Event of Default shall occur and a demand has been made under clause 2.1 of the Corporate Guarantee and the Mortgagee shall direct to the contrary whereupon the Owner shall forthwith, and the Mortgagee may at any time thereafter, instruct the persons from whom the Owner's Earnings are then payable to pay the same to the Mortgagee or as it may direct and any Owner's Earnings then in the hands of the Owner's brokers or other agents shall be deemed to have been received by them for the use and on behalf of the Mortgagee;

4.1.2	Insurances

unless and until an Event of Default shall occur and a demand has been made under clause 2.1 of the Corporate Guarantee (whereupon all insurance recoveries, other than any moneys payable under any loss of earnings insurance, shall be receivable by the Mortgagee and applied in accordance with clause 13.1 or clause 13.4 (as the case may be)):

(a)
any moneys payable under the Insurances other than any moneys payable under any loss of earnings insurance, shall be payable in accordance with the terms of the relevant Loss Payable Clause and the Mortgagee will not in the meantime give any notification to the contrary to the insurers as contemplated by the Loss Payable Clauses;

(b)
any insurance moneys received by the Mortgagee in respect of any major casualty (as specified in the relevant Loss Payable Clause) shall, unless prior to receipt or whilst such moneys are in the hands of the Mortgagee there shall have occurred an Event of Default and a demand has been made under clause 2.1 of the Corporate Guarantee (whereupon such insurance monies shall be applied in accordance with clause 13.1 or clause 13.4 (as the case may be)), be paid over to the Owner (during the Non-Charter Period) or the Charterer (during the Charter Period) upon the Owner or the Charterer (as the case may be) furnishing evidence satisfactory to the Mortgagee that all loss and damage resulting from such casualty has been properly made good and repaired, and that all repair accounts and other liabilities whatsoever in connection with the casualty have been fully paid and discharged by the Owner or the Charterer (as the case may be), provided however that the insurers with whom the fire and usual marine risks insurances are effected may, in the case of a major casualty, and with the previous consent in writing of the Mortgagee, make payment on account of repairs in the course of being effected; and

(c)
any moneys payable under any loss of earnings insurance shall be payable in accordance with the terms of the relevant Loss Payable Clause and shall be subject to such provisions of this clause 4 as shall apply to Owner's Earnings and the Mortgagee will not give any notification to the insurers as contemplated in such Loss Payable Clause unless and until the Mortgagee shall have become entitled under clause 4.1.1 to direct that the Owner's Earnings be paid to the Mortgagee.

4.2	Notice

The Owner hereby covenants and undertakes with the Mortgagee that it will from_ time to time upon the written request of the Mortgagee give written notice of the assignment contained in clause 4.1 to any person (other than the Charterer) from whom any Owner's Earnings are due in the form set out in schedule 3 and will procure that within fourteen (14) days after the giving of such notice such person delivers to the Mortgagee a copy thereof with the acknowledgement thereof in the form set out in such schedule duly executed by such person.

4.3	Use of Owner's name

The Owner covenants and undertakes with the Mortgagee to do or permit to be done each and every act or thing which the Mortgagee may from time to time require to be done for the purpose of enforcing the Mortgagee's rights under this Deed and to allow its name to be used as and when required by the Mortgagee for that purpose.

4.4	Reassignment

Upon payment and discharge in full to the satisfaction of the Mortgagee of the Outstanding Indebtedness, the Mortgagee shall, at the request and cost of the Owner, re-assign the Charter Earnings and the other Owner's Earnings, the other Charter Rights, the Insurances and any Requisition Compensation to the Owner or as it may direct.

4.5	Liability of Owner

The Owner shall remain liable to perform all the obligations assumed by it in relation to the Mortgaged Property and the Mortgagee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Owner to perform its obligations in respect thereof.

4.6	Acknowledgement by Charterer

By its execution of this Deed, the Charterer has received written notice of, and consents to, the assignment to the Mortgagee of the Charter Earnings and the other Charter Rights.

5	Covenant to pay

5.1
in consideration of the agreement of the Mortgagee to make or to continue to make available to the Borrowers, subject to the terms of the Loan Agreement, an overdraft facility of up to Thirty million Dollars ($30,000,000), the Owner hereby covenants with the Mortgagee as follows:

5.1.1	to pay to the Mortgagee any sums payable by the Owner pursuant to the terms of the Corporate Guarantee at the times and in the manner specified in the Corporate Guarantee;

5.1.2
to pay to the Mortgagee interest on any such sums and overdue interest or other moneys payable under the Corporate Guarantee at the rates, at the times and in the manner specified in the Corporate Guarantee; and

5.1.3	to pay all other moneys payable by the Owner under the Security Documents or any of them at the times and in the manner therein specified.

6	Charterer's guarantee and assignment

6.1	Charterer's guarantee

6.1.1	Covenant to pay

In consideration of the Mortgagee (at the request of the Charterer) making or continuing loans or advances to, or otherwise giving credit or granting banking facilities or accommodation or granting time to, the Borrowers (at the Owner's request) for so long as it may think fit, the Charterer hereby guarantees to pay to the Mortgagee on demand by the Mortgagee all moneys and discharge all obligations and liabilities now or hereafter due, owing or incurred by the Owner to the Mortgagee under or pursuant to the Loan Agreement and the other Security Documents when the same become due for payment or discharge whether by acceleration or otherwise, and whether such moneys, obligations or liabilities are express or implied, present, future or contingent; joint or several, incurred as principal or surety, originally owing to the Mortgagee or purchased or otherwise acquired by it, denominated in Dollars or in any other currency, or incurred on any banking account or in any other manner whatsoever.

Such liabilities shall, without limitation, include interest (as well after as before judgement) to date of payment at such rates and upon such terms as may from time to time be agreed, commission, fees and other charges and all legal and other costs, charges and expenses on a full and unqualified basis which may be incurred by the Mortgagee in relation to any such moneys, obligations or liabilities or generally in respect of the Owner, the Charterer or any other Security Party or any Collateral Instrument.

6.1.2	Charterer as principal debtor; indemnity

As a separate and independent stipulation, the Charterer hereby agrees that if any purported obligation or liability of the Owner which would have been the subject of the guarantee contained in clause 6.1.1 had it been valid and enforceable is not or ceases to be valid or enforceable against the Owner on any ground whatsoever whether or not known to the Mortgagee (including, without limitation, any irregular exercise or absence of any corporate power or lack of authority of, or breach of duty by, any person purporting to act on behalf of the Owner or any legal or other limitation, whether under the Limitation Acts or otherwise or any disability or Incapacity or any change in the constitution of the Owner), the Charterer shall nevertheless be liable to the Mortgagee in respect of that purported obligation or liability as if the same were fully valid and enforceable and the Charterer was the principal debtor in respect thereof. The Charterer hereby agrees to keep the Mortgagee fully indemnified on demand against all damages, losses, costs and expenses arising from any failure of the Owner to perform or discharge any such purported obligation or liability.

6.1.3	Limitation on recourse

The total aggregate sum recoverable under clauses 6.1.1 or 6.1.2 shall not exceed the aggregate amount of the proceeds of sale or other disposition of, and the income and other moneys received by the Mortgagee derived from, the Charterer's Assigned Property and any other assets charged by the Charterer in favour of the Mortgagee under any of the Security Documents, to the intent that the rights of the Mortgagee against the Charterer in respect of the guarantee and the indemnity contained in clauses 6.1.1 and 6.1.2 shall be limited to such aggregate amount provided that:

(a)	the aforesaid limit of recoverability shall not in any way prejudice or affect any right of the Mortgagee to recover the whole of the Charterer's Guarantee Indebtedness independently hereof;

(b)
if the amount of the Charterer's Guarantee Indebtedness exceeds the said limit, the Mortgagee shall be entitled at any time conclusively to determine what part of such Charterer's Guarantee Indebtedness not exceeding the limit aforesaid shall be deemed to be secured by this Deed and what part thereof shall be deemed to be not so secured; and

(c)	the Charterer shall not make any appropriation of any money paid or tendered to the Mortgagee in or towards satisfaction of any moneys obligations or liabilities hereby secured.

6.1.4	Statements of account conclusive

Any certificate or determination of the Mortgagee as to the Outstanding Indebtedness and/or the Charterer's Guarantee Indebtedness shall, in the absence of manifest error, be binding and conclusive on and against the Charterer.

6.1.5	No security taken by the Charterer

The Charterer warrants that it has not taken or received, and undertakes that until all the Outstanding Indebtedness has been paid or discharged in full, it will not take or receive, the benefit of any security from the Owner or any other person in respect of its obligations under, or the security constituted by this Deed.

6.1.6	Interest

The Charterer agrees to pay interest on each amount demanded of it by the Mortgagee from the date of such demand until payment (as well after as before judgment) at the rate specified in clause 2.5 of the Corporate Guarantee which shall apply to this Deed mutatis mutandis. Such interest shall be compounded at the end of each period determined for this purpose by the Mortgagee in the event of it not being paid when demanded but without prejudice to the Mortgagee's right to require payment of such interest.

6.2	Charterer's assignment

By way of security for the Charterer's Guarantee Indebtedness, the Charterer with full title guarantee hereby assigns and agrees to assign to the Mortgagee absolutely all its rights, title and interest in and to the Charterer's Assigned Property and all its benefits and interests present and future therein. Provided however that:

6.2.1	Charterers Earnings

the Charterer's Earnings shall be payable to such account of the Charterer as the Charterer may require until such time as a Default shall occur and the Mortgagee shall direct to the contrary whereupon the Charterer shall forthwith, and the Mortgagee may at any time thereafter, instruct the persons from whom the Charterers Earnings are then payable to pay the same to the Mortgagee or as it may direct and any Charterer's Earnings then in the hands of the Charterer's brokers or other agents shall be deemed to have been received by them for the use and on behalf of the Mortgagee; and

6.2.2	Insurance

unless and until a Default shall occur (whereupon all insurance recoveries, other than any moneys payable under any loss of earnings insurance, shall be receivable by the Mortgagee and applied in accordance with clause 13.1 or clause 13.4 (as the case may be)):

(a)
any moneys payable under the Insurances, other than any moneys payable under any loss of earnings insurance, shall be payable in accordance with the terms of the relevant Loss Payable Clause and the Mortgagee will not in the meantime give any notification to the contrary to the insurers as contemplated by the Loss Payable Clauses;

(b)
any insurance moneys received by the Mortgagee in respect of any major casualty (as specified in the relevant Loss Payable Clause) shall, unless prior to receipt or whilst such moneys are in the hands of the Mortgagee there shall have occurred a Default (whereupon such insurance monies shall be applied in accordance with clause 13.1 or clause 13.4 (as the case may be)), be paid over to the Charterer (during the Charter Period) upon the Charterer furnishing evidence satisfactory to the Mortgagee that all loss and damage resulting from such casualty has been properly made good and repaired, and that all repair accounts and other liabilities whatsoever in connection with the casualty have been fully paid and discharged by the Charterer, provided however that the insurers with whom the fire and usual marine risks-insurances are effected may, in the case of a major casualty, and with the previous consent in writing of the Mortgagee, make payment on account of repairs in the course of being effected; and

(c)
any moneys payable under any loss of earnings insurance shall be payable in accordance with the terms of the relevant Loss Payable Clause and shall be subject to such provisions of this clause 5 as shall apply to Charterer's Earnings and the Mortgagee will not give any notification to the insurers as contemplated in such Loss Payable Clause unless and until the Mortgagee shall have become entitled under clause 6.2.1 to direct that the Charterer's Earnings be paid to the Mortgagee.

6.3	Notice of assignment of Charterers Earnings

The Charterer hereby covenants and undertakes with the Mortgagee that it will, from time to time upon the written request of the Mortgagee, give written notice of the assignment contained in clause 6.2 to any person from whom any Charterer's Earnings are due in the form set out in schedule 4 and will procure that within fourteen (14) days after the giving of such notice such person delivers to the Mortgagee a copy thereof with the acknowledgement thereof in the form set out in such schedule duly executed by such person.

6.4	Use of Charterer's name

The Charterer covenants and undertakes with the Mortgagee to do or permit to be done each and every act or thing which the Mortgagee may from time to time require to be done for the purpose of enforcing the Mortgagee's rights under this Deed and to allow its name to be used as and when required by the Mortgagee for that purpose.

6.5	Reassignment

Upon payment and discharge in full to the satisfaction of the Mortgagee of the Outstanding Indebtedness, the Mortgagee shall, at the request and cost of the Charterer, re-assign the Charterer's Assigned Property to the Charterer or as it may direct.

6.6	Liability of Charterer

The Charterer shall remain liable to perform all the obligations assumed by it in relation to the Charterer's Assigned Property and the Mortgagee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Charterer to perform its obligations in respect thereof.

6.7	Pro tanto satisfaction

Payment of any Charterer's Earnings to the Operating Account or as the Mortgagee may otherwise direct pursuant to clause 6.2 shall (as between the Charterer and the Owner) constitute a pro tanto receipt by the Owner of a corresponding amount of any Charter Earnings then payable by the Charterer to the Owner.

7	Continuing security and other matters

7.1	Continuing security

The security created by the Mortgage and this Deed and the obligations and liabilities of the Charterer shall:

7.1.1
be held by the Mortgagee as a continuing security for the payment of the Charterer's Guarantee Indebtedness, in the case of the security so created by the Charterer, and the Outstanding Indebtedness, in the case of security so created by the Owner, and the performance and observance of and compliance with all of the covenants, terms and conditions contained in the Security Documents, express or implied, and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby and thereby secured (or by any settlement of accounts between the Owner or the Borrowers or any other person who may be liable to the Mortgagee in respect of the Outstanding Indebtedness or any part thereof and the Mortgagee) and shall remain in full force and effect until the Outstanding Indebtedness has been discharged in full (which expression shall not embrace payment or a dividend in liquidation or bankruptcy of less than one hundred per cent (100%));

7.1.2
be in addition to, and shall not in any way prejudice or affect, and may be enforced by the Mortgagee without prior recourse to, the security created by any other of the Security Documents or by any present or future Collateral Instruments, right or remedy held by or available to the Mortgagee or any right or remedy of the Mortgagee thereunder;

7.1.3
not be in any way prejudiced or affected by the existence of any of the other Security Documents or any such Collateral Instrument, rights or remedies or by the same becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Mortgagee dealing with, exchanging, varying or failing to perfect or enforce any of the same, or giving time for payment or performance or indulgence or compounding with any other person liable; and

7.1.4	not in any way be prejudiced or affected by any change in the constitution of, or any amalgamation or reconstruction of the Owner, the Mortgagee or any other person or by any legal limitation, disability, incapacity or other circumstances relating to the Owner or any other person, whether or not known to the Mortgagee, by any invalidity in or irregularity or unenforceability of the obligations of the Owner or any other person under the Loan Agreement or any of the other Security Documents or otherwise and so that in the event that any obligation or purported obligation of the Owner or any other person which, if enforceable or valid or continuing, would be secured by the Mortgage and this Deed is or becomes wholly or in part unenforceable or invalid or terminated for any reason whatsoever, the Charterer will keep the Mortgagee fully indemnified against any loss suffered by the Mortgagee as a result of any failure by the Owner or such other party to perform any such obligation or purported obligation.

7.2	Rights additional

Alt the rights, remedies and powers vested in the Mortgagee hereunder shall be in addition to and not a limitation of any and every other right, power or remedy vested in the Mortgagee under the Loan Agreement, the Corporate Guarantee, this Deed, the other Security Documents or any such Collateral Instrument or at law and that all the powers so vested in the Mortgagee may be exercised from time to time and as often as the Mortgagee may deem expedient.

7.3	No enquiry

The Mortgagee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under the Mortgage and/or this Deed or to make any claim or take any action to collect any moneys hereby assigned or to enforce any rights or benefits hereby assigned to the Mortgagee or to which the Mortgagee may at any time be entitled under the Mortgage and/or this Deed.

7.4	Obligations of Owner, Charterer and Mortgagee

The Owner and the Charterer shall each remain liable to perform all the obligations assumed by it in relation to the Mortgaged Property and the Charterer's Assigned Property respectively and the Mortgagee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Owner or the Charterer to perform its obligations in respect thereof.

7.5	Discharge of Mortgage

Notwithstanding that this Deed is expressed _to be supplemental to the Mortgage it shall continue in full force and effect after any discharge of the Mortgage.

7.6	Liability unconditional

Neither the liability of the Charterer under clause 6.1 nor the rights, remedies and powers vested in the Mortgagee under this Deed shall be affected nor shall this Deed be discharged or reduced by reason of:

7.6.1	the Incapacity or any change in the name, style or constitution of the Owner or any other person liable;

7.6.2
the Mortgagee granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of the Owner or any other person liable or renewing, determining, varying or increasing any accommodation, facility or transaction or otherwise dealing with the same in any manner whatsoever or concurring in, accepting or varying any compromise, arrangement or settlement or omitting to claim or enforce payment from the Owner or any other person liable; or

7.6.3
any act or omission which would not have discharged or affected the liability of the Charterer or the security constituted by the Charterer under this Deed had it been a principal debtor instead of  a guarantor or by anything done or omitted which but for this provision might operate to exonerate the Charterer or such security.

7.7	Waiver of Charterer's rights

Until the Outstanding Indebtedness has been paid, discharged or satisfied in full (and notwithstanding payment of a dividend in any liquidation or under any compromise or arrangement) and notwithstanding that the security created by this Deed and the other Security Documents may have been realised, the Charterer agrees that, without the prior written consent of the Mortgagee, it will not:

7.7.1	exercise its rights of subrogation, reimbursement and indemnity against the Owner or any other person liable;

7.7.2
demand or accept repayment in whole or in part of any indebtedness now or hereafter due to the Charterer from the Owner or from any other person liable or demand or accept any Collateral Instrument in respect of the same or dispose of the same;

7.7.3	take any step to enforce any right against the Owner or any other person liable in respect of any Outstanding Indebtedness; or

7.7.4
claim any set-off or counterclaim against the Owner or any other person liable or claim or prove in competition with the Mortgagee in the liquidation of the Owner or any other person liable or have the benefit of, or share in, any payment from or composition with, the Owner or any other person liable or any other Collateral Instrument now or hereafter held by the Mortgagee for the Outstanding Indebtedness or for the obligations or liabilities of any other person liable but so that, if so directed by the Mortgagee, it will prove for the whole or any part of its claim in the liquidation of the Owner on terms that the benefit of such proof and of all money received by it in respect thereof shall be paid to the Mortgagee for application in or towards discharge of the Outstanding Indebtedness in such manner as the Mortgagee shall deem appropriate.

7.8	Suspense account

Any money received in connection with this Deed (whether before or after any Incapacity of the Owner or the Charterer) which would (but for this Deed) have been payable to the Charterer may, if an Event of Default has happened, be placed to the credit of a suspense account with a view to preserving the rights of the Mortgagee to prove for the whole of its claims against the Owner or any other person liable or may be applied in or towards satisfaction of the Charterer's Guarantee Indebtedness.

7.9	Settlements conditional

Any release, discharge or settlement between the Charterer and the Mortgagee shall be conditional upon no security, disposition or payment to the Mortgagee by the Owner or any other person liable being void, set aside or ordered to be refunded pursuant to any enactment or law relating to bankruptcy, liquidation, administration or insolvency or for any other reason whatsoever and if such condition shall not be fulfilled the Mortgagee shall be entitled to enforce this Deed subsequently as if such release, discharge or settlement had not occurred and any such payment had not been made.

7.10	Delivery of certain property

If, contrary to the provisions of this Deed, the Charterer takes or receives the benefit of any security or receives or recovers any money or other property, such security, money or other property shall be held on trust for the Mortgagee and shall be delivered to the Mortgagee on demand.

7.11	Certificates conclusive

Any certificate submitted by the Mortgagee as to the Charterer to the amount or any part thereof owing pursuant to clause 6.1 and/or hereby secured shall, in the absence of manifest error, be conclusive and binding on the Charterer.

7.12	Collateral Instruments

The Mortgagee shall not be obliged to make any claim or demand on the Owner or to resort to any Collateral Instrument or other means of payment now or hereafter held by or available to it before enforcing this Deed and no action taken or omitted by the Mortgagee in connection with any such Collateral Instrument or other means of payment shall discharge, reduce, prejudice or affect the liability of the Charterer under or the security created by the Charterer under this Deed nor shall the Mortgagee be obliged to apply any money or other property received or recovered in consequence of any enforcement or realisation of any such Collateral Instrument or other means of payment in reduction of the Outstanding Indebtedness.

8	Owner's undertakings

8.1	The Owner hereby covenants with the Mortgagee and undertakes that throughout the Security Period:

8.1.1	Negative undertakings

it will not, without the previous written consent of the Mortgagee:

(a)	Variations

agree to any variation of the Charter;

(b)	Releases and waivers

release the Charterer from any of the Charterer's obligations under the Charter or waive any breach of the Charterer's obligations thereunder or consent to any such act or omission of the Charterer as would otherwise constitute such breach;

(c)	Termination

terminate the Charter for any reason whatsoever provided always that any determination of the Charter by the Owner after such consent is given shall (as_ the Charterer hereby acknowledges) be without responsibility on the part of the Mortgagee who shall be under no liability whatsoever in the event that such determination is thereafter adjudged to constitute a repudiation of the Charter by the Owner;

(d)	Lien on sub-freights

(save as contemplated by this Deed) claim or exercise any lien upon sub-freights which might otherwise be available to it under the Charter; or

(e)	Consents

grant any consent which may be required from the Owner pursuant to the Charter;

8.1.2	Performance of Charter obligations

it will perform its obligations under the Charter and use its best endeavours to procure that the Charterer shall perform its obligations under the Charter;

8.1.3	Information

it will supply to the Mortgagee all information, accounts and recourse that it may be necessary or of assistance to enable the Mortgagee to verify the amount of all payments of charter hire and any other amount payable under the Charter;

8.1.4	Withdrawal

in the event of any payment of charter hire not being made by the Charterer within seven (7) days of the due date the Owner will if so directed by the Mortgagee exercise its right to withdraw the Ship from the service of the Charterer pursuant to the Charter at such time and in such manner as the Mortgagee shall so direct;

8.1.5	Notification of certain events

it will notify the Mortgagee forthwith by facsimile confirmed by letter of:

(a)	any petition or notice of meeting to consider any resolution to wind up the Charterer (or any event analogous thereto under the laws of the place of its incorporation);

(b)	the occurrence of any Default; or

(c)
the occurrence of any Environmental Claim against the Charterer, the Ship, any other Relevant Party or any other Relevant Ship or any incident, event or circumstances which may give rise to any such Environmental Claim;

8.1.6	Encumbrances

it will not without the prior written consent of the Mortgagee (and then only subject to such conditions as the Mortgagee may impose) create or purport or agree to create or permit to arise or subsist any Encumbrance (other than Permitted Liens) over or in respect of the Ship, any share or interest therein or in any other part of the Mortgaged Property otherwise than to or in favour of the Mortgagee;

8.1.7	Sale or other disposal

it will not without the prior written consent of the Mortgagee (and then only subject to such conditions as the Mortgagee may impose) self, agree to sell, transfer, abandon or otherwise dispose of the Ship or any share or interest therein;

8.1.8	Chartering

except pursuant to the Charter, it will not without the prior written consent of the Mortgagee (which the Mortgagee shall have full liberty to withhold) and, if such consent is given, only subject to such conditions as the Mortgagee may impose, let the Ship:

(a)	on demise charter for any period;

(b)	by any time or consecutive voyage charter for a term which exceeds or which by virtue of any optional extensions therein contained may exceed twelve (12) months' duration;

(c)	on terms whereby more than two (2) months' hire (or the equivalent) is payable in advance; or

(d)	below the market rate prevailing at the time when the Ship is fixed or other than on arm's length terms;

8.1.9	Sharing of Owner's Earnings

it will not without the prior written consent of the Mortgagee (and then only subject to such conditions as the Mortgagee may impose) enter into any agreement or arrangement whereby the Owner's Earnings may be shared with any other person;

8.1.10	Payment of Owner's Earnings

it will procure that the Owner's Earnings are paid to the Mortgagee at all times if and when the same shall be or shall have become so payable in accordance with the Security

Documents after the Mortgagee shall have directed pursuant to clause 4.1.1 that the same shall be no longer receivable by the Owner and that any Owner's Earnings which are so payable and which are in the hands of the Owner's brokers or agents are duly accounted for and paid over to the Mortgagee forthwith on demand;

8.1.11	Owner's manager

(a) it will not without the prior written consent of the Mortgagee appoint a manager of the Ship other than the Manager, or terminate or amend the terms of the Management Agreement relevant to the Ship and (b) on or prior to the end of the Charter Period, it will deliver to the Mortgagee a certified true copy of the Management Agreement in respect of the Ship between the Owner and the Manager and procure that the Manager will execute and deliver to the Mortgagee a Manager's Undertaking and assignment in favour of the Mortgagee in respect of the Ship, together with any other evidence or documents of the type specified in clause 9.1 of the Loan Agreement in relation thereto;

8.1.12	Conveyance on default

where the Ship is (or is to be) sold in exercise of any power contained in this Deed or otherwise conferred on the Mortgagee, it will execute, forthwith upon request by the Mortgagee, such form of conveyance of the Ship as the Mortgagee may require; and

8.1.13	Compliance with Environmental Laws

it will comply with, and procure that all Environmental Affiliates of the Owner comply with, all Environmental Laws including, without limitation, requirements relating to manning and establishment of financial responsibility and it will obtain and comply with, and procure that all Environmental Affiliates of the Owner obtain and comply with, all Environmental Approvals.

9	Charterer's undertakings

9.1	The Charterer hereby covenants with the Mortgagee and undertakes that throughout the Charter Period:

9.1.1	Notice

without prejudice to clause 6.3, it will from time to time upon the request of the Mortgagee give written notice (in such form and to such persons as the Mortgagee may reasonably require) of the assignment contained in clause 6.2;

9.1.2	Payment of Charter Earnings

it will pay the Charter Earnings in full in Dollars (and without any set-off or counterclaim whatsoever and free and clear of any deductions or withholdings) to the Operating Account or as the Mortgagee may otherwise direct under clause 4.1.1;

9.1.3	Enforcement by Mortgagee

it will permit the Mortgagee to enforce all other rights and benefits whatsoever accrued or accruing to the Owner under the Charter and for this purpose to take over or institute proceedings in respect thereof;

9.1.4	Negative undertakings relating to Charter

it will not without the prior written consent of the Mortgagee:

(a)	Assignments

assign or otherwise dispose of the Charterer's rights and obligations under the Charter;

(b)	Variations

agree to any variation of the Charter;

(c)	Termination

terminate the Charter (anything contained in the Charter notwithstanding) for any reason whatsoever provided always that any determination of the Charter by the Charterer after such consent is given shall (as the Owner hereby acknowledges) be without responsibility on the part of the Mortgagee who shall be under no liability whatsoever in the event that such determination is thereafter adjudged to constitute a repudiation of the Charter by the Charterer;

9.1.5	Performance of Charter obligations

it will perform its obligations under the Charter;

9.1.6	Sub-chartering

it will not without the prior written consent of the Mortgagee sub-let the Ship:

(a)	on demise charter for any period; or

(b)	by any time or consecutive voyage charter for a term which exceeds or which by virtue of any optional extension therein contained is likely to exceed twelve (12) months duration; or

(c)	on terms whereby more than two (2) months hire (or the equivalent) is payable in advance; or

(d)	below the market rate prevailing at the time when the Ship is fixed;

9.1.7	Total Loss recovery

it will, in the event that, upon a Total Loss of the Ship, the Mortgagee is disabled from recovering under the Insurances or any of them or the amount of the recovery thereunder is diminished and such disablement or diminution results from any breach by the Charterer of any of its obligations under this Deed and/or the Charter, pay to the Mortgagee on demand a sum (which shall be applied in accordance with clause 13.1 as if the same had been a recovery under the Insurances in respect of such Total Loss) equal to the amount which would but for such disablement have been recoverable under the Insurances or (as the case may be) a sum equal to the amount hereby the insurance recovery has been diminished;

9.1.8	Sister ship arrest

it will, in the event of the Ship at any time being arrested, seized, detained or subjected to distress or levied upon by reason of any process, claim or Encumbrance of whatsoever nature arising out of the use or operation of the Ship by the Charterer or any of its agents, employees or sub-charterers or any other vessel owned or operated or managed by or chartered to the Charterer or any of its Related Companies or its or their agents, employees or charterers or sub-charterers, at its own expense take prompt action to secure the release of the Ship and be responsible for discharging each and every liability in connection with any such process, claim or Encumbrance;

9.1.9	Sister ship indemnity

it will indemnify the Owner and the Mortgagee and hold each of them harmless against all liabilities of whatsoever nature (including penalties claims demands orders or judgements) which the Owner or the Mortgagee may suffer or incur in respect of the Ship and which arise out of the use or operation of the Ship or of any other vessel owned or operated or managed by or chartered to the Charterer or any of its Related Companies or its or their agents, employees or charterers or sub-charterers;

9.1.10	Compliance with Environmental Laws

it will comply with, and procure that all its Environmental Affiliates comply with, all Environmental Laws including, without limitation, requirements relating to manning and establishment of financial responsibility and will obtain and comply with, and procure that all its Environmental Affiliates obtain and comply with, all Environmental Approvals;

9.1.11	Charterer's loss of earnings insurance

during the Charter Period, it will insure and keep the Ship and the Charterer's Earnings insured at its own cost and expense and in the sole name of the Charterer against loss of earnings during the Charter Period in such amounts and upon such terms as shall from time to time be approved in writing by the Mortgagee;

9.1.12	Abandonment

it will not without the prior written consent of the Mortgagee (and then only subject to any conditions the Mortgagee may impose) abandon the Ship;

9.1.13	Sharing of Charterer's Earnings

it will not without the prior written consent of the Mortgagee (and then only subject to such conditions as the Mortgagee may impose) enter into any agreement or arrangement whereby the Charterer's Earnings may be shared with any other person;

9.1.14	Payment of Charterer's Earnings

it will procure that the Charterer's Earnings are paid to the Mortgagee after the Mortgagee shall have directed pursuant to clause 6.2.1 that the same shall be no longer receivable by the Charterer and that any Charterer's Earnings which are so payable and which are in the hands of the Chatterer's brokers or agents are duly accounted for and paid over to the Mortgagee forthwith on demand;

9.1.15	Charterer's manager

it will not without the prior written consent of the Mortgagee (and then only on and subject to such terms as the Mortgagee may agree) appoint a manager of the Ship other than the Manager or terminate or amend the terms of the Management Agreement relevant to the Ship;

9.1.16	Encumbrances

it will not without the prior written consent of the Mortgagee (and then only subject to such conditions as the Mortgagee may impose) create or purport or agree to create or permit to arise or subsist any Encumbrance over or in respect of any part of the Charterer's Assigned Property otherwise than to or in favour of the Mortgagee; and

9.1.17	Notification of certain events

it will notify the Mortgagee forthwith by facsimile confirmed by letter of:

(a)	any petition or notice of meeting to consider any resolution to wind up the Charterer (or any event analogous thereto under the laws of the place of its incorporation);

(b)	the occurrence of any Default; or

(c)
the occurrence of any Environmental Claim against the Charterer, the Ship, any other Relevant Party or any other Relevant Ship or any incident, event or circumstances which may give rise to any such Environmental Claim.

10	Covenants concerning insurance and operational matters

10.1	The Owner hereby covenants with the Mortgagee and undertakes throughout the Non-Charter Period and the Charterer hereby covenants with the Mortgagee and undertakes throughout the Charter Period:

10.1.1	Insurance

(a)	Insured risks, amounts and terms

to insure and keep the Ship insured free of cost and expense to the Mortgagee and (during the Non-Charter Period) in the sole name of the Owner or (during the Charter Period) in the joint names only of the Owner and the Charterer or, if so required by the Mortgagee, in the joint names of the Owner and the Mortgagee and (during the Charter Period) the Charterer (but without liability on the part of the Mortgagee for premiums or calls):

(i)
against fire and usual marine risks (including without limitation hull and machinery, interest, freight and excess risks) and war risks, on an agreed value basis, in such amounts (but not in any event less than the greater of (A) the market value of the Ship for the time being (as most recently determined by the Mortgagee pursuant to clause 8.3.2 of the Loan Agreement) and (B) such amount which, when aggregated with the equivalent insurance for the other Mortgaged Ships, shall be equal to at least 125% of the aggregate of (1) the Overdraft and (2) the Available Amount for the time being) and upon such terms as shall from time to time be approved in writing by the Mortgagee;

(ii)
against protection and indemnity risks (including pollution risks for the highest amount in respect of which cover is or may become available for ships of the same type, size, age and flag as the Ship and freight, demurrage and defence cover) for the full value and tonnage of the Ship (as approved in writing by the Mortgagee) and upon such terms as shall from time to time be approved in writing by the Mortgagee;

(iii)
in the case of the Owner, during the Non-Charter Period, and in the case of the Charterer, during the Charter Period, if and when so requested by the Mortgagee, against loss of earnings in such amounts and upon such terms as shall from time to time be approved in writing by the Mortgagee;

(iv)	if and when so requested by the Mortgagee, against political risks on such terms and in such amounts as shall from time to time be approved in writing by the Mortgagee; and

(v)	in respect of such other matters of whatsoever nature and howsoever arising in respect of which insurance would be maintained by a prudent owner of the Ship;

and to pay to the Mortgagee the cost (as conclusively certified by the Mortgagee) of (aa) any mortgagee's interest insurance (including, if the Mortgagee shall so require, mortgagee's additional perils (including all P&I risks) coverage) which the Mortgagee may from time to time effect in respect of the Ship upon such terms and in such amounts (but not in any event less than the higher of (1) the market value of the Ship for the time being (as most recently determined by the Mortgagee pursuant to clause 8.3.2 of the Loan Agreement) and (2) such amount which, when aggregated with the equivalent insurance for the other Mortgaged Ships, shall not be less than 110% of the aggregate of (1) the Overdraft and (2) the Available Amount for the time being) as it shall deem desirable and (bb) any other insurance cover which the Mortgagee may from time to time effect in respect of the Ship and/or in respect of its interest or potential third party liability as mortgagees of the Ship as the Mortgagee shall deem desirable having regard to any limitations in respect of amount or extent of cover which may from time to time be applicable to any of the other insurances referred to in this clause 10.1.1;

(b)	Approved brokers, insurers and associations

to effect the insurances aforesaid in such currency as the Mortgagee may approve and through the Approved Brokers (other than the said mortgagee's interest insurance which shall be effected through brokers nominated by the Mortgagee) and with such insurance companies and/or underwriters as shall from time to time be approved in writing by the Mortgagee; provided however that the insurances against war risks and protection and indemnity risks may be effected by the entry of the Ship with such war risks and protection and indemnity associations as shall from time to time be approved in writing by the Mortgagee;

(c)	Fleet liens, set-off and cancellation

if any of the insurances referred to in clause 10.1.1(a) form part of a fleet cover, to procure that the Approved Brokers shall undertake to the Mortgagee that they shall neither set off against any claims in respect of the Ship any premiums due in respect of other vessels under such fleet cover or any premiums due for other insurances, nor cancel the insurance for reason of non-payment of premiums for other vessels under such fleet cover or of premiums for such other insurances, and shall undertake to issue a separate policy in respect of the Ship if and when so requested by the Mortgagee;

(d)	Payment of premiums and calls

punctually to pay all premiums, calls, contributions or other sums payable in respect of all such insurances and to produce all relevant receipts or other evidence of payment when so required by the Mortgagee;

(e)	Renewal

at least fourteen (14) days before the relevant policies, contracts or entries expire, to notify the Mortgagee of the names of the brokers and/or the war risks and protection and indemnity associations proposed to be employed by the Owner (during the Non-Charter Period) or the Charterer (during the Charter Period) or any other party for the purposes of the renewal of such insurances and of the amounts in which such insurances are proposed to be renewed and the risks to be covered and, subject to compliance with any requirements of the Mortgagee pursuant to this clause 10.1.1, to procure that appropriate instructions for the renewal of such insurances on the terms so specified are given to the Approved Brokers and/or to the approved war risks and protection and indemnity associations at least ten (10) days before the relevant policies, contracts or entries expire, and that the Approved Brokers and/or the approved war risks and protection and indemnity associations will at least seven (7) days before such expiry (or within such shorter period as the Mortgagee may from time to time agree) confirm in writing to the Mortgagee as and when such renewals have been effected in accordance with the instructions so given;

(f)	Guarantees

to arrange for the execution and delivery of such guarantees or indemnities as may from time to time be required by any protection and indemnity or war risks association;

(g)	Hull policy documents, notices, loss payable clauses and brokers' undertakings to deposit with the Approved Brokers (or procure the deposit of) all slips, cover notes, policies, certificates of entry or other instruments of insurance from time to time issued in connection with such of the insurances referred to in clause 10.1.1(a) as are effected through the Approved Brokers and procure that the interest of the Mortgagee shall be endorsed thereon by incorporation of the relevant Loss Payable Clause and, where the Insurances have been assigned to the Mortgagee, by means of a Notice of Assignment of Insurances (signed by the Owner and (during the Charter Period) the Charterer and by any other assured who shall have assigned its interest in the Insurances to the Mortgagee) and that the Mortgagee shall be furnished with pro forma copies thereof and a letter or letters of undertaking from the Approved Brokers in such form as shall from time to time be required by the Mortgagee;

(h)	Associations' loss payable clauses, undertakings and certificates to procure that any protection and indemnity and/or war risks associations in which the Ship is for the time being entered shall endorse the relevant Loss Payable Clause on the relevant certificate of entry or policy and shall furnish the Mortgagee with a copy of such certificate of entry or policy and a letter or letters of undertaking in such form as may from time to time be required by the Mortgagee;

(i)	Extent of cover and exclusions

to take all necessary action and comply with all requirements which may from time to time be applicable to the Insurances (including, without limitation, the making of all requisite declarations within any prescribed time limits and the payment of any additional premiums or calls) so as to ensure that the Insurances are not made subject to any exclusions or qualifications to which the Mortgagee has not given its prior written consent and are otherwise maintained on terms and conditions from time to time approved in writing by the Mortgagee;

(j)	Correspondence with brokers and associations

to provide to the Mortgagee, at the time of each such communication, copies of all written communications between the Owner (during the Non-Charter Period) or the Charterer (during the Charter Period) and the Approved Brokers and approved war risks and protection and indemnity associations which relate to compliance with requirements from time to time applicable to the Insurances including, without limitation, all requisite declarations and payments of additional premiums or calls referred to in clause 10.1.1(i);

(k)	Independent report

if so requested by the Mortgagee, but at the cost of the Owner (during the Non-Charter Period) or the Charterer (during the Charter Period), to furnish the Mortgagee from time to time with a detailed report signed by an independent firm of marine insurance brokers appointed by the Mortgagee dealing with the insurances maintained on the Ship and stating the opinion of such firm as to the adequacy thereof;

(l)	Collection of claims

to do all things necessary and provide all documents, evidence and information to enable the Mortgagee to collect or recover any moneys which shall at any time become due in respect of the Insurances;

(m)	Employment of Ship

not to employ the Ship or suffer the Ship to be employed otherwise than in conformity with the terms of the Insurances (including any warranties express or implied therein) without first obtaining the consent of the insurers to such employment and complying with such requirements as to extra premium or otherwise as the insurers may prescribe;

(n)	Application of recoveries

to apply all sums receivable under the Insurances which are paid to the Owner and/or the Charterer in accordance with the Loss Payable Clauses in repairing all damage and/or in discharging the liability in respect of which such sums shall have been received;

10.1.2	Ship's name and registration

not to change the name of the Ship and to keep the Ship registered as a Greek Ship at the Port of Piraeus and not do or suffer to be done anything, or omit to do anything the doing or omission of which could or might result in such registration being forfeited or imperilled or closed or which could or might result in the Ship being required to be registered otherwise than as a Greek ship at the port of Piraeus and not to register the Ship or permit its registration under any other flag or at any other port without the prior written consent of the Mortgagee;

10.1.3	Repair

to keep the Ship in a good and efficient state of repair and to procure that all repairs to or replacement of any damaged, worn or lost parts or equipment are effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Ship;

10.1.4	Modification; removal of parts; equipment owned by third parties not without the prior written consent of the Mortgagee to, or suffer any other person to:

(a)	make any modification to the Ship in consequence of which her structure, type or performance characteristics could or might be materially altered or her value materially reduced; or

(b)
remove any material part of the Ship or any equipment the value of which is such that its removal from the Ship would materially reduce the value of the Ship without replacing the same with equivalent parts or equipment which are owned by the Owner free from Encumbrances (save for the Mortgage); or

(c)	install on the Ship any equipment owned by a third party which cannot be removed without causing damage to the structure or fabric of the Ship;

10.1.5	Maintenance of class; compliance with regulations

to maintain the relevant Classification as the class of the Ship and to comply with and ensure that the Ship at all times complies with the provisions of all laws, regulations and requirements (statutory or otherwise) from time to time applicable to vessels registered under the laws and flag of the Hellenic Republic or otherwise applicable to the Ship;

10.1.6	Surveys

to submit the Ship to continuous surveys and such periodical or other surveys as may be required for classification purposes and to supply to the Mortgagee copies of all survey reports issued in respect thereof;

10.1.7	inspection

to ensure that the Mortgagee, by surveyors or other persons appointed by it (at the expense of the Owner) for such purpose, may board the Ship at all reasonable times for the purpose of inspecting her and her records and to afford all proper facilities for such inspections and for this purpose to give the Mortgagee reasonable advance notice of any intended drydocking of the Ship (whether for the purpose of classification, survey or otherwise);

10.1.8	Prevention of and release from arrest

promptly to pay and discharge all debts, damages, liabilities and outgoings whatsoever which have given or may give rise to maritime, statutory or possessory liens on, or claims enforceable against, the Ship, her Earnings or Insurances or any part thereof and, in the event of a writ or libel being filed against the Ship or her Earnings or Insurances or any part thereof, or of any of the same being arrested, attached or levied upon pursuant to legal process or purported legal process or in the event of detention of the Ship in exercise or purported exercise of any such lien or claim as aforesaid, to procure the release of the Ship, her Earnings and Insurances from such arrest, detention attachment or levy or, as the case may be, the discharge of the writ or libel forthwith upon receiving notice thereof by providing bail or procuring the provision of security or otherwise as the circumstances may require;

10.1.9	Employment

not to employ the Ship or permit her employment in any manner, trade or business which is forbidden by international law, or which is unlawful or illicit under the law of any relevant jurisdiction, or in carrying illicit or prohibited goods, or in any manner whatsoever which may render her liable to condemnation in a prize court, or to destruction, seizure, confiscation, penalty or sanctions and, in the event of hostilities in any part of the world (whether war be declared or not), not to employ the Ship or permit her employment in carrying any contraband goods, or to enter or trade to or to continue to trade in any zone which has been declared a war zone by any Government Entity or by the Ship's war risks insurers unless the prior written consent of the Mortgagee is obtained and such special insurance cover as the Mortgagee may require shall have been effected by the Mortgagee (during the Non-Charter Period) or the Charterer (during the Charter Period) and at the expense of the Owner or the Charterer (as the case may be);

10.1.10	Information

to furnish the Mortgagee promptly with all such information as it may from time to time require regarding the Ship, her employment, position and engagements, particulars of all towages and salvages, and copies of all charters and other contracts for her employment, or otherwise howsoever concerning her;

10.1.11	Notification of certain events

to notify the Mortgagee forthwith by facsimile thereafter confirmed by letter of:

(a)	any damage to the Ship requiring repairs the cost of which will or might exceed the Casualty Amount;

(b)	any occurrence in consequence of which the Ship has or may become a Total Loss;

(c)	any requisition of the Ship for hire;

(d)	any requirement or recommendation made by any insurer or the relevant Classification Society or by any competent authority which is not, or cannot be, complied with in accordance with its terms;

(e)	any arrest or detention of the Ship or any exercise or purported exercise of a lien or other claim on the Ship or the Earnings or Insurances or any part thereof;

(f)	any petition or notice of meeting to consider any resolution to wind-up the Owner (or any event analogous thereto under the laws of the place of its incorporation);

(g)	the occurrence of any Default; or

(h)
the occurrence of any Environmental Claim against the Owner, the Charterer, the Ship, any other Relevant Party or any other Relevant Ship or any incident, event or circumstance which may give rise to any such Environmental Claim;

10.1.12	Payment of outgoings and evidence of payments

promptly to pay all tolls, dues and other outgoings whatsoever in respect of the Ship and her Earnings and insurances and to keep proper books of account in respect of its Earnings and the Ship and, as and when the Mortgagee may so require, to make such books available for inspection on behalf of the Mortgagee, and to furnish satisfactory evidence that the wages and allotments and the insurance and pension contributions of the Master and crew are being promptly and regularly paid and that all deductions from crew's wages in respect of any tax liability are being properly accounted for and that the Master has no claim for disbursements other than those incurred by him in the ordinary course of trading on the voyage then in progress;

10.1.13	Repairers' liens

not without the prior written consent of the Mortgagee to put the Ship into the possession of any person for the purpose of work being done upon her in an amount exceeding or likely to exceed the Casualty Amount unless such person shall first have given to the Mortgagee in terms satisfactory to it, a written undertaking not to exercise any lien on the Ship or her Earnings for the cost of such work or otherwise;

10.1.14	Anti-drug abuse

without prejudice to clause 10.1.9, to take all necessary and proper precautions to prevent any infringements of the Anti-Drug Abuse Act of 1986 of the United States of America or any similar legislation applicable to the Ship in any jurisdiction in or to which the Ship shall be employed or located or trade or which may otherwise be applicable to the Ship and/or the Owner and/or (during the Charter Period) the Charterer and, if the Mortgagee shall so require, to enter into a "Carrier Initiative Agreement" with the United States Customs and Border Protection and to procure that such agreement (or any similar agreement hereafter introduced by any Government Entity of the United -States of America) is maintained in full force and effect and performed by the Owner (during the Non-Charter Period) or the Charterer (during the Charter Period);

10.1.15	Survey reports

to deliver to the Mortgagee on the date falling five years after the date of this Deed and on each of the dates falling at twelve (12) months thereafter a report prepared by surveyors or inspectors acceptable to the Mortgagee in relation to the seaworthiness and safe operation of the Ship, to produce evidence to the Mortgagee that any recommendations made in such reports have been complied with, or will be complied with in accordance with their terms, in full and thereafter to procure that such recommendations are so complied with;

10.1.16	Costs

to pay to the Mortgagee on demand all moneys whatsoever which the Mortgagee shall or may expend be put to or become liable for in or about the protection maintenance or enforcement of the security created by this Deed or in or about the exercise by the Mortgagee of any of the powers vested in it under the Corporate Guarantee or hereunder or under any other of the Security Documents and to pay interest thereon at the rate provided for in clause 2.5 of the Corporate Guarantee from the date of demand until the date of actual receipt whether before or after any relevant judgment; and

10.1.17	Statutory compliance

to take all such action as may be necessary under the Greek Code of Private Maritime Law and the Greek Legislative Decrees Numbered 2687/1953 and 3899/1958 or otherwise for the purpose of perfecting registering and maintaining the Mortgage as a good and valid First Preferred Mortgage on the Ship and (without prejudice to the generality of the foregoing):

(a)	to keep on board the Ship the Mortgage Book referred to in Article 15 of the said Legislative Decree Number 3899/1958 and to cause to be recorded therein the particulars relating to the Mortgage as specified in Article 16 of the said Legislative Decree Number 3899/1958;

(b)
to carry on board the Ship a properly certified copy of the Mortgage pursuant to Article 17 of the said Legislative Decree Number 3899/1958 and upon request to exhibit the same to any parties having a legal interest therein or to anyone having business with the Ship which might give rise to any lien on the Ship;

(c)
to place and keep prominently in the chart room and in the Master's cabin on the Ship a framed printed notice in plain type of such size that the paragraph of reading matter shall cover a space not less than six (6) inches wide and nine (9) inches high reading as follows:

"NOTICE OF MORTGAGE

This Vessel is covered by a First Preferred Mortgage in favour of [here insert name of Mortgagee] of [here insert address of Mortgagee] under the authority of Greek Legislative Decree Number 3899/1958. Under the terms of the said Mortgage and of Greek law neither the Shipowners nor any charterer nor the Master of the Vessel nor any other person has any right, power or authority to create, incur or permit to be imposed upon this Vessel any lien whatsoever other than for crew's wages or salvage".

11	Powers of Mortgagee to protect security and remedy defaults

11.1	Protective action

The Mortgagee shall, without prejudice to its other rights, powers and remedies under any of the Security Documents, be entitled (but not bound) at any time, and as often as may be necessary, to take any such action as the Mortgagee may in its discretion think fit for the purpose of protecting or maintaining the security created by this Deed and the other Security Documents, and all Expenses attributable thereto shall be payable by the Owner on demand.

11.2	Remedy of defaults

Without prejudice to the generality of the provisions of clause 11.1:

11.2.1
if the Owner or the Charterer fails to comply with any of the provisions of clause 10.1.1 the Mortgagee shall be entitled (but not bound) to effect and thereafter to maintain all such insurances upon the Ship as the Mortgagee may in its discretion think fit in order to procure the compliance with such provisions or alternatively, to require the Ship (at the Owner's or, during the Charter Period, the Charterer's risk) to remain in, or to proceed to and remain in a port designated by the Mortgagee until such provisions are fully complied with;

11.2.2
if the Owner or the Charterer fails to comply with any of the provisions of clauses 10.1.3, 10.1.5 or 10.1.6, the Mortgagee shall be entitled (but not bound) to arrange for the carrying out of such repairs, changes or surveys as the Mortgagee may deem expedient or necessary in order to procure the compliance with such provisions; and

11.2.3
if the Owner or the Charterer fails to comply with any of the provisions of clause 10.1.8 the Mortgagee shall be entitled (but not bound) to pay and discharge all such debts, damages, liabilities and outgoings as are therein mentioned and/or to take any such measures as the Mortgagee may deem expedient or necessary for the purpose of securing the release of the Ship in order to procure the compliance with such provisions, and the Expenses attributable to the exercise by the Mortgagee of any such powers shall be payable by the Owner to the Mortgagee on demand.

12	Powers of Mortgagee on Event of Default

12.1	Powers

Upon the happening of any Event of Default, the Mortgagee shall become forthwith entitled following a demand made on the Owner pursuant to clause 2.1 of the Corporate Guarantee to declare the Outstanding Indebtedness to be due and payable immediately or in accordance with such notice and whether or not the Mortgagee has made any demand under clause 6.1, whereupon the Outstanding Indebtedness shall become so due and payable and the Mortgagee shall become forthwith entitled, as and when the Mortgagee may see fit, to put into force and exercise in relation to the Mortgaged Property and/or the Charterer's Assigned Property or any part thereof all or any of the rights, powers and remedies possessed by it as mortgagee and/or assignee of the Mortgaged Property and/or the Charterer's Assigned Property (whether at law, by virtue of the Mortgage and this Deed or otherwise) and in particular (without limiting the generality of the foregoing):

12.1.1	to take possession of the Ship;

12.1.2
to require that all policies, contracts, certificates of entry and other records relating to the Insurances (including details of and correspondence concerning outstanding claims) be delivered forthwith to such adjusters and/or brokers and/or other insurers as the Mortgagee may nominate;

12.1.3
to collect, recover, compromise and give a good discharge for, all claims then outstanding or thereafter arising under the Insurances or any of them or in respect of any other part of the Mortgaged Property and/or the Charterer's Assigned Property, and to take over or institute (if necessary using the name of the Owner or, as the case may be, the Charterer) all such proceedings in connection therewith as the Mortgagee in its absolute discretion thinks fit, and, in the case of the Insurances, to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

12.1.4
to discharge, compound, release or compromise claims in respect of the Ship or any other part of the Mortgaged Property and/or the Charterer's Assigned Property which have given or may give rise to any charge or lien or other claim on the Ship or any other part of the Mortgaged Property and/or the Charterer's Assigned Property or which are or may be enforceable by proceedings against the Ship or any other part of the Mortgaged Property and/or the Charterer's Assigned Property;

12.1.5
to sell the Ship or any share or interest therein with or without prior notice to the Owner, and with or without the benefit of any charterparty, and free from any claim by the Owner (whether in admiralty, in equity, at law or by statute) by public auction or private contract, at such place and upon such terms as the Mortgagee in its absolute discretion may determine, with power to postpone any such sale, and without being answerable for any loss occasioned by such sale or resulting from postponement thereof and with power, where the Mortgagee purchases the Ship, to make payment of the sale price by making an equivalent reduction in the amount of the Outstanding Indebtedness in the manner referred to in clause 13.1;

12.1.6
to manage, insure, maintain and repair the Ship, and to employ, sail or lay up the Ship in such manner and for such period as the Mortgagee, in its absolute discretion, deems expedient accounting only for net profits arising from any such employment; and

12.1.7	to recover from the Owner on demand all Expenses incurred or paid by the Mortgagee in connection with the exercise of the powers (or any of them) referred to in this clause 12.1.

12.2	Liability of mortgagee in possession

The Mortgagee shall not be liable as mortgagee in possession in respect of all or any of the Mortgaged Property and/or the Charterer's Assigned Property to account or be liable for any loss upon realisation or for any neglect or default of any nature whatsoever in connection therewith for which a mortgagee in possession may be liable as such.

12.3	Dealings with Mortgagee

Upon any sale of the Ship or any share or interest therein by the Mortgagee pursuant to clause 12.1.5 or pursuant to clause 18.1, the purchaser shall not be bound to see or enquire whether the power of sale of the Mortgagee has arisen in the manner provided in this Deed and the sale shall be deemed to be within their power and the receipt of the Mortgagee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor and the sale shall operate to divest the Owner of all rights, title and interest of any nature whatsoever in the Ship and to bar any such interest of the Owner and all persons claiming through or under the Owner.

13	Application of moneys

13.1	Application

All moneys received by the Mortgagee in respect of:

13.1.1
recovery under the Insurances (other than under any loss of earnings insurance and any such sum or sums as may have been received by the Mortgagee in accordance with the relevant Loss Payable Clause in respect of a major casualty as therein defined and paid over to the Owner as provided in clause 4.1.2(a) or the Charterer as provided in clause 6.2.2(a) or which fall to be otherwise applied under clause 13.4); and

13.1.2	Requisition Compensation,

shall be held by it upon trust in the first place to pay or make good the Expenses and the balance shall be applied in the manner specified in clause 2.10 of the Corporate Guarantee.

13.2	Shortfalls

In the event that the balance referred to in clause 13.1 is insufficient to pay in full the whole of the Outstanding Indebtedness and/or the Charterer's Guarantee Indebtedness, the Mortgagee, as the case may be, shall be entitled to collect the shortfall from the Owner or, as the case may be, the Charterer or any other person liable for the time being therefor.

13.3	Application of Owner's Earnings received by Mortgagee

Any moneys received by the Mortgagee in respect of the Owner's Earnings shall:

13.3.1
if received by the Mortgagee, or in the hands of the Mortgagee, after the occurrence of a Default but prior to the occurrence of an Event of Default, be retained by the Mortgagee and shall be paid over by the Mortgagee, to the Operating Account at such times, in such amounts and for such purposes and/or shall be applied by the Mortgagee, in or towards satisfaction of any sums from time to time accruing due and payable by the Owner under the Security Documents or any of them or by virtue of payment demanded thereunder, in each case as the Mortgagee, may in its absolute discretion determine; and

13.3.2
if received by the Mortgagee, or in the hands of the Mortgagee, after the occurrence of an Event of Default, be applied by the Mortgagee, in the manner specified in clause 13.1 and/or clause 13.3.1, as the Mortgagee, may in its absolute discretion determine.

13.4	Application of Insurances received by Mortgagee

Any moneys received by the Mortgagee in respect of the Insurances (other than in respect of recovery under any loss of earnings insurance or in respect of a Total Loss) pursuant to the Mortgage and/or the assignments by the Owner and the Charterer contained in clauses 4.1 and 6.2 shall:

13.4.1	if received by the Mortgagee, or in the hands of the Mortgagee, after the occurrence of a Default but prior to the occurrence of an Event of Default, be retained by the Mortgagee and shall be paid over by the Mortgagee to the Owner (during the Non-Charter Period) or to the Charterer (during the Charter Period) at such times, in such amounts and for such purposes and/or shall be applied by the Mortgagee in or towards satisfaction of any sums from time accruing due and payable by the Owner and/or the Charterer (as the case may be) under the Security Documents or any of them or by virtue of payment demanded thereunder, in each case as the Mortgagee may in its absolute discretion determine; and

13.4.2
if received by the Mortgagee, or in the hands of the Mortgagee, after the occurrence of an Event of Default, be applied by the Mortgagee in the manner specified in clause 13.1 and/or clause 13.4.1, as the Mortgagee may in its absolute discretion determine.

13.5	Application of Charterer's Earnings received by Mortgagee

Any moneys received by the Mortgagee in respect of the Charterer's Earnings shall:

13.5.1
if received by the Mortgagee, or in the hands of the Mortgagee, after the occurrence of a Default but prior to the occurrence of an Event of Default, be retained by the Mortgagee and shall be paid over by the Mortgagee to the such account as the Charterer may specify at such times, in such amounts and for such purposes and/or shall be applied by the Mortgagee in or towards satisfaction of any sums from time to time accruing due and payable by the Charterer under the Security Documents or any of them or by virtue of payment demanded thereunder, in each case as the Mortgagee may in its absolute discretion determine; and

13.5.2
if received by the Mortgagee, or in the hands of the Mortgagee, after the occurrence of an Event of Default, be applied by the Mortgagee in the manner specified in clause 13.1 and/or clause 13.5.1, as the Mortgagee may in its absolute discretion determine.

14	Remedies cumulative and other provisions

14.1	No implied waivers; remedies cumulative

No failure or delay on the part of the Mortgagee to exercise any right, power or remedy vested in it under the Corporate Guarantee, the Loan Agreement, this Deed, the Mortgage or any of the other Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise by the Mortgagee of any right, power or remedy nor the discontinuance, abandonment or adverse determination of any proceedings taken by the Mortgagee to enforce any right, power or remedy preclude any other or further exercise thereof or proceedings to enforce the same or the exercise of any other right, power or remedy nor shall the giving by the Mortgagee of any consent to any act which by the terms of this Deed requires such consent prejudice the right of the Mortgagee to withhold or give consent to the doing of any other similar act. The remedies provided in the Corporate Guarantee, the Loan Agreement, this Deed, the Mortgage and the other Security Documents are cumulative and are not exclusive of any remedies provided by law.

14.2	Delegation

The Mortgagee shall be entitled, at any time and as often as may be expedient, to delegate all-or any of the powers and discretions vested in it by the Corporate Guarantee, the Mortgage and this Deed (including the power vested in it by virtue of clause 16) or any of the other Security Documents in such manner, upon such terms, and to such persons as the Mortgagee in its absolute discretion may think fit.

14.3	Incidental powers

The Mortgagee shall be entitled to do all acts and things incidental or conducive to the exercise of any of the rights, powers or remedies possessed by it as mortgagee of the Ship (whether at law, under the Mortgage and/or this Deed or otherwise) and in particular (but without prejudice to the generality of the foregoing), upon the Mortgagee becoming entitled to exercise any of its powers under clause 12.1, the Mortgagee shall be entitled to discharge any cargo on board the Ship (whether the same shaft belong to the Owner or any other person) and to enter into such other arrangements in respect of the Ship, her insurances, management, maintenance, repair, classification and employment in all respects as if the Mortgagee were the owner of the Ship, but without being responsible for any loss incurred as a result of the Mortgagee doing or omitting to do any such acts or things as aforesaid.

15	Costs and indemnity

15.1	Costs

The Owner shall pay to the Mortgagee on demand on a full indemnity basis all expenses or liabilities of whatsoever nature (including legal fees, fees of insurance advisers, printing, out-of-pocket expenses, stamp duties, registration fees and other duties or charges) together with any value added tax or similar tax payable in respect thereof, incurred by the Mortgagee in connection with the enforcement of, or preservation of any rights under, the Corporate Guarantee, the Mortgage, this Deed, the Loan Agreement or any of the other Security Documents, or otherwise in respect of the Outstanding Indebtedness and the security therefor or in connection with the preparation, completion, execution or registration of the Corporate Guarantee, the Mortgage, this Deed, the Loan Agreement or any of the other Security Documents.

15.2	Mortgagee's indemnity

The Owner hereby agrees and undertakes to indemnify the Mortgagee against all losses, actions, claims, expenses, demands, obligations and liabilities whatever and whenever arising which may now or hereafter be incurred by the Mortgagee, or by any manager, agent, officer or employee for whose liability, act or omission it may be answerable, in respect of, in relation to, or in connection with anything done or omitted in the exercise or purported exercise of the powers contained in the Mortgage, this Deed, the Loan Agreement or any of the other Security Documents or any of them, or otherwise in connection therewith and herewith or with any part of the Mortgaged Property and/or the Charterer's Assigned Property or otherwise howsoever in relation to, or in connection with, any of the matters dealt with in the Mortgage, this Deed, the Corporate Guarantee or the Loan Agreement or any of the other Security Documents.

16	Attorney

16.1	Power

By way of security, the Owner and the Charterer each hereby irrevocably appoints the Mortgagee to be its attorney generally for and in its name and on its behalf and as its act and deed or otherwise to execute, seal and deliver and otherwise perfect and do all such deeds, assurances, agreements, instruments, acts and things which may be required for the full exercise of all or any of the rights, powers or remedies conferred by the Mortgage, this Deed, the Corporate Guarantee, the Loan Agreement or any of the other Security Documents, or which may be deemed proper in or in connection with all or any of the purposes aforesaid. The power hereby conferred shall be a general power of attorney under the Powers of Attorney Act 1971, and each of the Owner and the Charterer ratifies and confirms, and agrees to ratify and confirm, any deed, assurance, agreement, instrument, act or thing which the Mortgagee may execute or do pursuant thereto. Provided always that such power shall not be exercisable by or on behalf of the Mortgagee until the happening of an Event of Default.

16.2	Exercise of power

The exercise of such power by or on behalf of the Mortgagee shall not put any person dealing with the Mortgagee upon any enquiry as to whether any Event of Default has happened or whether the Mortgagee has made a demand under clause 2.1 of the Corporate Guarantee, nor shall such person be in any way affected by notice that no such Event of Default has happened or whether the Mortgagee has made a demand under clause 2.1 of the Corporate Guarantee, and the exercise by the Mortgagee of such power shall be conclusive evidence of the Mortgagee's right to exercise the same.

16.3	Filings

The Owner and the Charterer each hereby irrevocably appoints the Mortgagee to be its attorney in its name and on its behalf and as its act and deed or otherwise of it, to agree the form of and to execute and do all deeds, instruments, acts and things in order to file, record, register or enrol the Mortgage and/or this Deed in any court, public office or elsewhere which the Mortgagee may in its discretion consider necessary or advisable, now or in the future, to ensure the legality, validity, enforceability or admissibility in evidence thereof and any other assurance, document, act or thing required to be executed by the Owner or the Charterer pursuant to clause 17.

17	Further assurance

The Owner and the Charterer each hereby further undertakes at its own expense from time to time to execute, sign, perfect, do and (if required) register every such further assurance, document, act or thing as in the opinion of the Mortgagee may be necessary or desirable for the purpose of more effectually mortgaging and charging, respectively, the Mortgaged Property and the Charterer's Assigned Property or perfecting the security constituted or intended to be constituted by the Mortgage and this Deed or contemplated by the Corporate Guarantee and/or the Loan Agreement.

18	Sale of Ship

18.1	Termination of Charter

Notwithstanding anything contained in the Charter, if and when the Mortgagee becomes entitled to put into force and exercise all the powers possessed by it as mortgagee of the Ship or otherwise pursuant to the Mortgage or at any time thereafter, the Mortgagee shall be entitled (but not bound) to determine the Charter at any time by notice in writing to the Owner and the Charterer which notice shall operate to determine the Charter forthwith if the Ship is then in port and free of cargo or otherwise upon completion of the voyage (including discharge of cargo if any) upon which the Ship was engaged at the time when the said notice to determine was given. Upon determination of the Charter pursuant to this clause 18.1 hereof all liabilities whatsoever of the Owner thereunder shall be absolutely discharged and extinguished.

18.2.	Preservation of Owner's rights

If the circumstances in which the Mortgagee becomes entitled under clause 18.1 to determine the Charter shall constitute or include grounds on which the Owner was entitled to determine the same, any determination by the Mortgagee shall (as between the Owner and the Charterer) operate as an acceptance by the Owner of the Charterer's repudiation of the Charter and the Owner's right to recover damages in respect of such repudiation shall be fully preserved.

18.3	Owner's breach

Notwithstanding anything herein contained, the Owner shall remain liable to perform all the obligations assumed by it under the Charter and the Mortgagee shall have no obligations whatsoever thereunder or be under any liability whatsoever to the Charterer in event of any failure by the Owner to perform its obligations thereunder or hereunder.

18.4	Sale free of or subject to Charter

Notwithstanding anything herein contained, in the event of a sale of the Ship during the Charter Period pursuant to the power vested in the Mortgagee by virtue of the Security Documents, such sale shall be free of or subject to the Charter at the option of the Mortgagee.

18.5	Sale subject to Charter

If the Ship is sold subject to the Charter (which expression means that the purchaser of the Ship or any other person chartering the Ship from the purchaser shall as from the date on which the

Ship is registered in the name of the purchaser assume all future obligations and acquire all future rights and benefits under the Charter), the Owner and/or the Charterer shall enter into such form of agreement with the purchaser as the Mortgagee may require to the intent that such purchaser or other person shall be substituted in place of the Owner as owner or disponent owner of the Ship for the purposes of the Charter.

18.6	Sale free of Charter

Without prejudice to clause 18.1, if the Ship is sold free of the Charter, the Owner and the Charterer shall enter into such form of agreement or agreements as the Mortgagee may require for determination of the Charter by mutual consent.

19	Payments and Taxes

19.1	Grossing up

If at any time the Charterer is required to make any deduction or withholding in respect of Taxes from any payment due to the Mortgagee for the account of the Mortgagee, the sum due from the Charterer in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Mortgagee receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Charterer shall indemnify the Mortgagee against any losses or costs incurred by it by reason of any failure of the Charterer to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The Charterer shall promptly deliver to the Mortgagee any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

19.2	No set-off or counterclaim

All payments to be made by the Charterer to the Mortgagee under the this Deed shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 19.1, free and clear of any deductions or withholdings, in Dollars on the due date to the account of the Mortgagee referred to in clause 6.1 of the Loan Agreement.

19.3	Currency indemnity

If any sum due from the Charterer to the Mortgagee pursuant to this Deed or any order or judgment given or made in relation hereto has to be converted from the currency (the "first currency") in which the same is payable under this Deed or under such order or judgment into another currency (the "second currency") for the purpose of (a) making or filing a claim or proof against the Charterer, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to the Mortgage or this Deed, the Charterer shall indemnify and hold harmless the Mortgagee from and against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which the Mortgagee may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. Any amount due from the Charterer under this clause 19.3 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Deed and the term "rate of exchange" includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

20	Benefit of this deed

20.1	Benefit of burden

This Deed shall be binding upon, and enure for the benefit of:

20.1.1	the Owner and the Charterer and their respective successors in title; and

20.1.2	the Mortgagee its respective successors in title and its assignees and substitutes.

20.2	No assignment by certain parties

Neither the Owner nor the Charterer may assign or transfer any of its rights or obligations under this Deed.

21	Notices

Every notice, request, demand or other communication under this Deed shall:

21.1.1	be in writing delivered personally or by first-class prepaid letter (airmail if available) or facsimile transmission or other means of telecommunication in permanent written form;

21.1.2
be deemed to have been received in the case of a letter, when delivered personally or three (3) days after it has been put in to the post and, in the case of a facsimile transmission or other means of telecommunication in permanent written form, at the time of despatch (provided that if the date of despatch is not a business day in the country of the addressee or if the time of despatch is after the close of business in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day); and

21.1.3	be sent:

(a)	if to the Owner at:

c/o Aegean Bunkering Services Inc.
42 Hatzikiriakou Street
185 37 Piraeus
Greece

Fax no:	+30 210 458 6243
Attention:	Mrs Theodora Papadogianni

(b)	if to the Charterer at:

c/o Aegean Oil S.A.
42 Hatzikiriakou Street
185 38 Piraeus
Greece

Fax no:	+30 210 458 6246
Attention:	Mr. Konstantinos Poursanidis

(c)	if to the Mortgagee at:

Piraeus Bank A.E
47-49 Akti Miaouli
185 36 Piraeus
Greece

Fax No:	+30 210 429 2601
Attention:	Relationship Manager

or to such other address and/or numbers as is notified by one party to the other parties under this Deed.

22	Counterparts

This Deed may be entered into in the form of two or more counterparts, each executed by one or more of the parties, and, provided all the parties shall so execute this Deed, each of the executed counterparts, when duly exchanged or delivered, shall be deemed to be an original but, taken together, they shall constitute one instrument.

23	Severability of provisions

Each of the provisions in this Deed are severable and distinct from the others, and if at any time one or more such provisions is or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Deed shall not in any way be affected or impaired thereby.

24	Law and jurisdiction

24.1	Law

This Deed and any non-contractual obligations in connection with this Deed are governed by, and shall be construed in accordance with, English law.

24.2	Submission to jurisdiction

For the benefit of the Mortgagee, the parties hereto irrevocably agree that any legal action or proceedings in connection with this Deed (including any non-contractual obligations connected with this Deed) may be brought in the English courts, or in the courts of any other country chosen by the Mortgagee, each of which shall have jurisdiction to settle any disputes arising out of or in connection with the Mortgage and/or this Deed (including any non-contractual obligations connected with this Deed). Each of the Owner and the Charterer irrevocably and unconditionally submits to the jurisdiction of the English courts, and the courts of any country chosen by the Mortgagee and irrevocably designates, appoints and empowers Riches Consulting at present of Old Jarretts Farmhouse, Brantridge Lane, Balcombe, West Sussex RH17 6JR, England to receive, for it and on its behalf, service of process issued out of the English courts in any legal action or proceedings arising out of or in connection with this Deed (including any non-contractual obligations connected with this Deed). The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Mortgagee to take proceedings against the Owner and/or the Charterer in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The parties further agree that only the courts of England and not those of any other State shall have jurisdiction to determine any claim which the Owner or the Charterer may have against the Mortgagee arising out of or in connection with this Deed (including any non-contractual obligations connected with this Deed).

24.3	Contracts (Rights of Third Parties) Act 1999

No term of this Deed is enforceable under the provisions of the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Deed.

IN WITNESS whereof this Deed has been duly executed as a deed the day and year first above written.

Schedule 1
Forms of Loss Payable Clauses

Part A - Charter Period

1	Hull and machinery (marine and war risks)

By a Tripartite General Assignment dated [●] 2010 AEGEAN ACE MARITIME COMPANY of 44 Hatzikiriakou Street, 185 38 Piraeus, Greece (the 'Owner") and AEGEAN OIL S.A. of 42 Hatzikiriakou Street, 185 38 Piraeus, Greece (the "Charterer") have each assigned to PIRAEUS BANK A.E. of 47-49 Akti Miaouli, 185 36 Piraeus, Greece (the "Mortgagee") all the  Owner's and the Charterer's rights, title and interest in and to all policies and contracts of insurance from time to time taken out or entered into by or for the benefit of the Owner and/or the Charterer in respect of the vessel Aegean Ace and accordingly:

(a)
all claims hereunder in respect of an actual or constructive or compromised or arranged total loss, and all claims in respect of a major casualty (that is to say any casualty the claim in respect of which exceeds Two hundred and fifty thousand United States Dollars (US$250,000) (or the equivalent in any other currency) inclusive of any deductible shall be paid in full to the Mortgagee or to its order; and

(b)
all other claims hereunder shall be paid in full to the Charterer or to its order, unless and until the Mortgagee shall have notified insurers hereunder to the contrary, whereupon all such claims shall be paid to the Mortgagee or to its order.

2	War risks

It is noted that PIRAEUS BANK A.E. of 47-49 Akti Miaouli, 185 36 Piraeus, Greece (the "Mortgagee") is interested as first mortgagee in the subject matter of this insurance. Save as hereinafter provided, all claims (whether in respect of actual, constructive, arranged or compromised total loss or otherwise) which, but for this Loss Payable Clause would be payable to AEGEAN ACE MARITIME COMPANY of 44 Hatzikiriakou Street, 185 38 Piraeus, Greece (the "Owner") or AEGEAN OIL S.A. of 42 Hatzikiriakou Street, 185 38 Piraeus, Greece (the "Charterer") shall be payable to the Mortgagee provided always that unless and until notice in writing to the contrary has been received by the Association, claims (other than total loss claims) not exceeding Two hundred and fifty thousand United States Dollars (US$250,000) (or the equivalent in any other currency) in respect of any one claim shall be paid direct to the Owner or the Charterer to its order.

3	Protection and indemnity

Payment of any recovery which AEGEAN ACE MARITIME COMPANY of 44 Hatzikiriakou Street, 185 38 Piraeus, Greece (the "Owner") or AEGEAN OIL S.A. of 42 Hatzikiriakou Street, 185 38 Piraeus, Greece (the "Charterer") is entitled to make out of the funds of the Association in respect of any liability, costs or expenses incurred by the Owner or the Charterer, shall be made to the Owner or the Charterer or to its order, unless and until the Association receives notice to the contrary from PIRAEUS BANK A.E. of 47-49 Akti Miaouli, 185 36 Piraeus, Greece (the "Mortgagee") in which event all recoveries shall thereafter be paid to the Mortgagee or its order; provided that no liability whatsoever shall attach to the Association, its Managers or their agents for failure to comply with the latter obligation until the expiry of two (2) clear business days from the receipt of such notice.

4	Loss of earnings

By a Tripartite General Assignment dated [●] 2010 AEGEAN OIL S.A. of 42 Hatzikiriakou Street, 185 38 Piraeus, Greece (the "Charterer") assigned to PIRAEUS BANK A.E. of 47-49 Akti Miaouli, 185 36 Piraeus, Greece (the "Mortgagee") all the Charterer's rights, title and interest in and to all policies and contracts of insurance from time to time taken out or entered into by or for the benefit of the Charterer in respect of m.t. Aegean Ace and accordingly all claims hereunder shall be paid in full to [here insert details of Charterer's Operating Account] unless and until the Mortgagee shall have notified the insurers hereunder to the contrary, whereupon in either case all such claims shall be paid to the Mortgagee or its order.

Part B - Non-Charter Period

1.	Hull and machinery (marine and war risks)

By a Tripartite General Assignment dated [●] 2010, AEGEAN ACE MARITIME COMPANY of 44 Hatzikiriakou Street, 185 38 Piraeus, Greece (the "Owner") has assigned to PIRAEUS BANK A.E. of 47-49 Akti Miaouli, 185 36 Piraeus, Greece (the "Mortgagee") all the Owners rights, title and interest in and to all policies and contracts of insurance from time to time taken out or entered into by or for the benefit of the Owner in respect of the vessel Aegean Ace and accordingly:

(a)
all claims hereunder in respect of an actual or constructive or compromised or arranged total loss, and all claims in respect of a major casualty (that is to say any casualty the claim in respect of which exceeds Two hundred and fifty thousand United States Dollars (US$250,000) (or the equivalent in any other currency inclusive of any deductible)) shall be paid in full to the Mortgagee or to its order; and

(b)
all other claims hereunder shall be paid in full to the Owner or to its order, unless and until the Mortgagee shall have notified insurers hereunder to the contrary, whereupon all such claims shall be paid to the Mortgagee or to its order.

2	War risks

it is noted that PIRAEUS BANK A.E. of 47-49 Akti Miaouli, 185 36 Piraeus, Greece (the "Mortgagee") is interested as first mortgagee in the subject matter of this insurance. Save as hereinafter provided, all claims (whether in respect of actual, constructive, arranged or compromised total loss or otherwise) which, but for this Loss Payable Clause would be payable to AEGEAN ACE MARITIME COMPANY of 44 Hatzikiriakou Street, 185 38 Piraeus, Greece (the "Owner") shall be payable to the Mortgagee provided always that unless and until notice in writing to the contrary has been received by the Association, claims (other than total loss claims) not exceeding Two hundred and fifty thousand United States Dollars (US$250,000) (or the equivalent in any other currency) in respect of any one claim shall be paid direct to the Owner or to its order.

3	Protection and indemnity

Payment of any recovery which AEGEAN ACE MARITIME COMPANY of 44 Hatzikiriakou Street, 185 38 Piraeus, Greece (the "Owner") is entitled to make out of the funds of the Association in respect of any liability, costs or expenses incurred by the Owner, shall be made to the Owner or to its order, unless and until the Association receives notice to the contrary from PIRAEUS BANK A.E. of 47-49 Akti Miaouli, 185 36 Piraeus, Greece (the "Mortgagee") in which event all recoveries shall thereafter be paid to the Mortgagee or its order; provided that no liability whatsoever shall attach to the Association, its Managers or their agents for failure to comply with the latter obligation until the expiry of two (2) clear business days from the receipt of such notice.

4	Loss of earnings

By a Tripartite General Assignment dated [●] 2010 AEGEAN ACE MARITIME COMPANY of 44 Hatzikiriakou Street, 185 38 Piraeus, Greece (the "Owner") assigned to PIRAEUS BANK A.E. of 47-49 Akti Miaouli, 185 36 Piraeus, Greece (the "Mortgagee") all the Owner's rights, title and interest in and to all policies and contracts of insurance from time to time taken out or entered into by or for the benefit of the Owner in respect of m.t. Aegean Ace and accordingly all claims hereunder shall be paid in full to [here insert details of Operating Account] unless and until the Mortgagee shall have notified the insurers hereunder to the contrary, whereupon in either case all such claims shall be paid to the Mortgagee or its order.

Schedule 2
Forms of Notices of Assignment of Insurances

Part A - Charter Period

Notice of Assignment

(For attachment by way of endorsement to the Policy)

AEGEAN ACE MARITIME COMPANY of 44 Hatzikiriakou Street, 185 38 Piraeus, Greece and AEGEAN OIL S.A. of 42 Hatzikiriakou Street, 185 38 Piraeus, Greece the owners and demise charterers, respectively, of the vessel Aegean Ace HEREBY GIVE NOTICE that by a Tripartite General Assignment dated [●] 2010 and entered into by us with PIRAEUS BANK A.E. there has been assigned by us to PIRAEUS BANK A.E. as mortgagee of the said vessel all insurances in respect thereof, including the insurances constituted by the policy whereon this notice is endorsed.

SIGNED
For and on behalf of
AEGEAN ACE MARITIME COMPANY

Dated: [●]

SIGNED
For and on behalf of
AEGEAN OIL S.A.

Dated: [●]

Part B - Non-Charter Period

Notice of Assignment

(For attachment by way of endorsement to the Policy)

AEGEAN ACE MARITIME COMPANY of 44 Hatzikiriakou Street, 185 38 Piraeus, Greece the owners of the m.t. Aegean Ace HEREBY GIVE NOTICE that by a Tripartite General Assignment dated [•] 2010 and entered into by us with PIRAEUS BANK A.E. and others there has been assigned by us to PIRAEUS BANK A.E. as mortgagee of the said vessel all insurances in respect thereof, including the insurances constituted by the policy whereon this notice is endorsed.

SIGNED
For and on behalf of
AEGEAN ACE MARITIME COMPANY

Dated: [●]

Schedule 3

Form of Notice of Assignment of Owner's Earnings

To:	[●]
[●]
[●]

m.t. Aegean Ace

We refer to the bareboat charter dated [•] (the "Charterparty") made between us, Aegean Ace Maritime Company, and you, Aegean Oil S.A., whereby we agreed to let and you agreed to take on bareboat charter for the period and upon the terms and conditions therein mentioned the vessel Aegean Ace registered in our name under the Greek flag.

NOW WE HEREBY GIVE YOU NOTICE:

1
that, by a Tripartite General Assignment dated [●] 2010 made between us, you and PIRAEUS BANK A.E. of 47-49 Akti Miaouli, 185 36 Piraeus, Greece (the "Assignee"), we have assigned to the Assignee all our rights, title and interest to and in any moneys whatsoever payable to us under the Charterparty including (but without prejudice to the generality of the foregoing) all claims for damages in respect of any breach by you of the Charterparty; and

2
that you are hereby irrevocably authorised and instructed to pay such moneys as aforesaid to our account held with the Assignee with account number [•] or to such other account as the Assignee may from time to time direct.

The authority and instructions hereby contained cannot be revoked or varied by us without the consent of the Assignee.

SIGNED
For and on behalf of
AEGEAN ACE MARITIME COMPANY

Dated: [●]

To:	Aegean Ace Maritime Company and Piraeus Bank A.E.

We acknowledge receipt of the notice set out above and consent to the assignment referred to herein.

For and on behalf of
AEGEAN OIL S.A

Dated: [●]

Schedule 4
Form of Notice of Assignment of Charterer's Earnings

To:	[●]
[●]
[●]

m.t. Aegean Ace

We refer to the [insert description of charter or contract under which the Charterer's Earnings arise] (the "Sub-Charterparty") dated [●] made between us, Aegean Oil SA., and you, [the sub-charterer] whereby we agreed to let you take on charter for the period and upon the terms and conditions herein mentioned the vessel Aegean Ace registered in the name of Aegean Ace Maritime Company of Greece (the "Owner") under the Greek flag.

NOW WE HEREBY GIVE YOU NOTICE:

1
that, by a Tripartite General Assignment dated [•] 2010 made between us, PIRAEUS BANK A.E. of 47-49 Akti Miaouli, 185 36 Piraeus, Greece (the "Assignee") and the Owner, we have assigned to the Assignee all our rights title and interest to and all other rights and benefits whatsoever accruing to us under the Sub-Charterparty including (but without prejudice to the generality of the foregoing) all claims for damages in respect of any breach by you of the SubCharterparty; and

2	that you are hereby irrevocably authorised and instructed to pay such moneys as aforesaid to such account as the Assignee may from time to time direct.

The authority and instructions herein contained cannot be revoked or varied by us without the consent of the Assignee.

SIGNED
For and on behalf of
AEGEAN ACE MARITIME COMPANY

Dated: [●]

To:	Aegean Oil S.A. and Piraeus Bank A.E.

We acknowledge receipt of the notice set out above and consent to the assignment referred to herein.

For and on behalf of
[name of the sub-charterer]

Dated: [●]

EXECUTED as a DEED	)
by	)
for and on behalf of	)
AEGEAN ACE MARITIME COMPANY	)	Attorney-in-fact
in the presence of:	)

Witness:
Name:
Address:
Occupation:

EXECUTED as a DEED	)
by	)
for and on behalf of	)
AEGEAN OIL S.A.	)	Attorney-in-fact
in the presence of:	)

Witness:
Name:
Address:
Occupation:

EXECUTED as a DEED	)
by	)	Authorised Signatory
and by	)
for and on behalf of	)
PIRAEUS BANK A.E.	)
in the presence of:	)	Authorised Signatory

Witness:
Name:
Address:
Occupation:

EXECUTED as a DEED	)
by Y. Koumbiadou	)
for and on behalf of	)	/s/ Y. Koumbiadou
MILOS I MARITIME INC.	)	Attorney-in-fact
as Borrower	)
in the presence of:	)

/s/ Maria Papadopolou
Witness
Name: Maria Papadopolou
Address: Norton Rose LLP Piraeus
Occupation:

EXECUTED as a DEED	)
by Y. Koumbiadou	)
for and on behalf of	)	/s/ Y. Koumbiadou
BALDWIN MANAGEMENT CO.	)	Attorney-in-fact
as Borrower	)
in the presence of:	)

/s/ Maria Papadopolou
Witness
Name: Maria Papadopolou
Address: Norton Rose LLP Piraeus
Occupation:

EXECUTED as a DEED	)
by Y. Koumbiadou	)
for and on behalf of	)	/s/ Y. Koumbiadou
VERA NAVIGATION S.A.	)	Attorney-in-fact
as Borrower	)
in the presence of:	)

/s/ Maria Papadopolou
Witness
Name: Maria Papadopolou
Address: Norton Rose LLP Piraeus
Occupation:

EXECUTED as a DEED	)
by Y. Koumbiadou	)
for and on behalf of	)	/s/ Y. Koumbiadou
AEGEAN BUNKERS AT SEA	)	Attorney-in-fact
as Coporate Guarantor	)
in the presence of:	)

/s/ Maria Papadopolou
Witness
Name: Maria Papadopolou
Address: Norton Rose LLP Piraeus
Occupation:

EXECUTED as a DEED	)
by K. Kyriakou	)
for and on behalf of	)	/s/ K. Kyriakou
AEGEAN ACE MARITIME COMPANY	)	Attorney-in-fact
as Corporate Guarantor	)
in the presence of:	)

/s/ Maria Papadopolou
Witness
Name: Maria Papadopolou
Address: Norton Rose LLP Piraeus
Occupation:

EXECUTED as a DEED	)
by Y. Koumbiadou	)
for and on behalf of	)	/s/ Y. Koumbiadou
AMP MARITIME S.A.	)	Attorney-in-fact
as Corporate Guarantor	)
in the presence of:	)

/s/ Maria Papadopolou
Witness
Name: Maria Papadopolou
Address: Norton Rose LLP Piraeus
Occupation:

EXECUTED as a DEED	)
by Y. Koumbiadou	)
for and on behalf of	)	/s/ Y. Koumbiadou
SILVER SEA SHIPPING S.A.	)	Attorney-in-fact
as Corporate Guarantor	)
in the presence of:	)

/s/ Maria Papadopolou
Witness
Name: Maria Papadopolou
Address: Norton Rose LLP Piraeus
Occupation:

EXECUTED as a DEED	)
by K. Kyriakou	)
for and on behalf of	)	/s/ Y. Koumbiadou
AEGEAN MANAGEMENT SERVICES M.C.	)	Attorney-in-fact
as Coporate Guarantor	)
in the presence of:	)

/s/ Maria Papadopolou
Witness
Name: Maria Papadopolou
Address: Norton Rose LLP Piraeus
Occupation:

EXECUTED as a DEED	)
by Y. Koumbiadou	)
for and on behalf of	)	/s/ Y. Koumbiadou
AEGEAN BUNKERING SERVICES INC.	)	Attorney-in-fact
as Corporate Guarantor and Manager	)
in the presence of:	)

/s/ Maria Papadopolou
Witness
Name: Maria Papadopolou
Address: Norton Rose LLP Piraeus
Occupation:

EXECUTED as a DEED	)
by Y. Koumbiadou	)
for and on behalf of	)	/s/ Y. Koumbiadou
AEGEAN MARINE PETROLEUM NETWORK INC.	)	Attorney-in-fact
as Corporate Guarantor	)
in the presence of:	)

/s/ Maria Papadopolou
Witness
Name: Maria Papadopolou
Address: Norton Rose LLP Piraeus
Occupation:

EXECUTED as a DEED	)
by J. Dallas	)
and by	)	/s/ Maria Yourji
for and on behalf of	)	Attorney-in-fact
PIRAEUS BANK A.E.	)
in the presence of:	)	/s/ Krikor Tzanikian
Attorney-in-fact

/s/ Maria Papadopolou
Witness
Name: Maria Papadopolou
Address: Norton Rose LLP Piraeus
Occupation: